Exhibit 10.19

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

COLLABORATION AND LICENSE AGREEMENT

BY AND BETWEEN

ALECTOR, INC.

AND

GLAXO WELLCOME UK LIMITED

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Table of Contents

ARTICLE I DEFINITIONS		1
ARTICLE II MANAGEMENT OF COLLABORATIVE ACTIVITIES		30
2.1	Joint Steering Committee.	30
2.2	Joint Development Committee.	31
2.3	Joint Manufacturing Committee.	32
2.4	Joint Patent Committee.	32
2.5	Joint Commercialization Committee.	33
2.6	Working Groups.	34
2.7	Membership.	37
2.8	Decision-Making.	37
2.9	Meetings of the JSC, JDC, JMC, JPC, JCC and Working Groups.	39
2.10	Discontinuation of Joint Committees.	39
2.11	Alliance Managers.	39
ARTICLE III LICENSE GRANTS		40
3.1	Alector Grants.	40
3.2	GSK Grants.	40
3.3	Sharing of Data and Know-How and Materials.	41
3.4	Sublicensing.	43
3.5	Alector Covenants.	44
3.6	GSK Covenants.	45
3.7	Acquisition of Competing Product.	45
3.8	Section 365(n) of the Bankruptcy Code.	46
3.9	Retention of Rights.	46
3.10	Joint Patents.	47
ARTICLE IV DEVELOPMENT		47
4.1	General.	47
4.2	GDP; Non-Core GDP; Amendments; Development Responsibilities.	48
4.3	Development Efforts; Manner of Performance; Reports.	53
4.4	Regulatory Submissions and Regulatory Approvals.	57
4.5	Costs of Joint Development.	59
4.6	New Product Decisions.	65
4.7	Patient Samples.	67
4.8	Progranulin Gene Therapy Program.	68
ARTICLE V COMMERCIALIZATION		70
5.1	Commercialization Efforts.	70
5.2	Manner of Performance.	75
5.3	Commercialization Plans.	77
5.4	Medical Affairs Responsibilities.	80

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

5.5	Advertising and Promotional Materials for Cost Profit Sharing Products.	81
5.6	Product Packaging.	82
5.7	Sales and Distribution.	82
5.8	Co-Promotion of Cost Profit Sharing Products in the United States.	83
5.9	Training.	84
5.10	Management of Sales Representatives.	85
5.11	Other Responsibilities.	85
5.12	Adverse Event and Product Complaint Reporting Procedures; Notice of Information Affecting Marketability of the Licensed Product.	86
5.13	Recalls, Market Withdrawals or Corrective Actions.	86
5.14	Medical Inquiries.	87
5.15	Early Access Programs.	87
5.16	Field Based Representatives.	87
5.17	Compliance.	89
ARTICLE VI MANUFACTURE AND SUPPLY		89
6.1	Manufacture.	89
6.2	Manufacturing Transfer.	93
6.3	CMC Development.	93
6.4	Supply and Quality Agreement.	94
ARTICLE VII FINANCIAL PROVISIONS		94
7.1	Upfront Payment.	94
7.2	Milestone Payments.	94
7.3	U.S. Pre-Tax Profit or Loss.	99
7.4	OUS Territory Royalties and Opt Out Product Royalties.	99
7.5	Royalty Reporting and Payment.	103
7.6	Quarterly Reconciliation and Payments.	103
7.7	Blocking Third Party Technology.	105
7.8	Existing Third Party Agreement Payments.	105
7.9	Audits.	106
7.10	Withholding Taxes.	107
7.11	Indirect Taxes.	108
7.12	Tax Matters.	109
7.13	Tax Information.	109
7.14	Currency Exchange.	109
7.15	Late Payments.	110
7.16	Resolution of Financial Disputes.	110
ARTICLE VIII INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS		110
8.1	Ownership of Inventions.	110
8.2	Prosecution and Maintenance of Patents Globally.	111
8.3	Third Party Infringement.	113
8.4	Patent Invalidity Claim.	116

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

8.5	Claimed Infringement.	117
8.6	Patent Term Extensions.	118
8.7	Trademarks.	118
ARTICLE IX CONFIDENTIALITY AND PUBLICITY		119
9.1	Confidential Information.	119
9.2	Recipient Obligations.	121
9.3	Confidential Terms.	121
9.4	Publicity.	121
9.5	Publications.	122
ARTICLE X REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS		123
10.1	Representations of Authority.	123
10.2	Consents.	123
10.3	No Conflict.	124
10.4	Enforceability.	124
10.5	Additional Mutual Representations and Warranties.	124
10.6	Additional Representations and Warranties of Alector.	124
10.7	Existing Third Party Agreements.	127
10.8	No Warranties.	127
10.9	No Debarment.	128
10.10	Compliance with Anti-Corruption Laws.	128
10.11	Insurance.	129
10.12	Data Privacy and Security.	130
10.13	Post-Closing Covenants.	130
ARTICLE XI INDEMNIFICATION		130
11.1	General Indemnification By Alector.	130
11.2	General Indemnification By GSK.	131
11.3	Product Liability Costs.	131
11.4	Claims for General Indemnification.	132
11.5	Conduct of Product Liability Claims.	132
ARTICLE XII TERM AND TERMINATION		133
12.1	Term.	133
12.2	Termination For Material Breach.	133
12.3	Termination for Patent Challenge.	135
12.4	Termination for Insolvency.	135
12.5	Termination by GSK Unilaterally.	136
12.6	Effects of Termination.	136
ARTICLE XIII DECISION-MAKING; DISPUTE RESOLUTION		143
13.1	Referral to Executive Officers.	143
13.2	Decisions to Terminate or Suspend a Study Based on Safety Concerns.	143
13.3	Resolution of Certain Disputes.	144

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

13.4	Arbitration.	149
ARTICLE XIV MISCELLANEOUS		150
14.1	Assignment; Successors.	150
14.2	Alector Change of Control.	151
14.3	Choice of Law.	153
14.4	Notices.	153
14.5	Severability.	154
14.6	Integration.	155
14.7	Waiver and Non-Exclusion of Remedies.	155
14.8	Independent Contractors; No Agency.	155
14.9	Submission to Jurisdiction.	155
14.10	Execution in Counterparts; Facsimile Signatures.	156
14.11	No Consequential or Punitive Damages.	156
14.12	Performance by Affiliates.	156
14.13	Force Majeure.	156
14.14	Further Assurance.	157
14.15	Construction.	157
14.16	HSR Filings and Closing.	157

Exhibits

Exhibit 1.8 Initial Alector Patents

Exhibit 1.47 Existing Third Party Agreements

Exhibit 1.51 Financial Exhibit

Exhibit 1.58 Initial Global Development Plan

Exhibit 4.5.4(b) [***]

Exhibit 5.17.1 Compliance Program

Exhibit 6.1.2(e) Existing Manufacturing Contracts

Exhibit 6.2 Manufacturing Transfer Principles

Exhibit 9.4.1 Press Releases

Exhibit 10.6 Certain Exceptions to Representations

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement (the “Agreement”) is made and entered into as of the 1st day of July, 2021 (the “Execution Date”) by and between Alector, Inc., a Delaware corporation, with offices at 131 Oyster Point Blvd., Suite 600, South San Francisco, CA 94080 (“Alector”) and Glaxo Wellcome UK Limited, a private company limited by shares organized under the laws of England having an office at 980 Great West Road, Brentford, Middlesex TW8 9GS, England, registered under company number 00480080 (“GSK”).

INTRODUCTION

WHEREAS, Alector is developing certain Licensed Antibodies and Licensed Products (as defined below), and Controls (as defined below) certain intellectual property and other rights with respect to such Licensed Antibodies;

WHEREAS, Alector and GSK believe that a collaboration and license arrangement between the Parties regarding the Licensed Antibodies and Licensed Products would be desirable;

WHEREAS, the Parties desire to collaborate on the Development of the Licensed Antibodies and Licensed Products, with GSK taking the lead on Phase III Clinical Studies for Major Indications and Alector taking the lead with respect to other Development activities, in each case in accordance with the terms and conditions set forth in this Agreement;

WHEREAS, the Parties desire to co-commercialize the Licensed Product in the United States and desire GSK to lead the Commercialization of the Licensed Products in the OUS Territory, in each case in accordance with the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein, and other good and valuable consideration, Alector and GSK hereby agree as follows:

ARTICLE I
DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

1.1 “Accounting Standards” means, with respect to a Party or Selling Entity and its Affiliates (a) the United States Generally Accepted Accounting Principles or (b) International Financial Reporting Standards as adopted by the European Union or, following the withdrawal of the United Kingdom from the European Union, as adopted by the United Kingdom, in each case ((a) and (b)), as such Party or Selling Entity uses for its financial reporting obligations, consistently applied.

1.2 “Action” means any claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil, criminal or administrative),

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding of, to, from, by or before any Governmental Authority.

1.3 “Affiliate” means with respect to any Party, any Person controlling, controlled by or under common control with such Party. For purposes of this Section 1.3, “control” means (i) in the case of a Person that is a corporate entity, direct or indirect ownership of more than 50% of the stock or shares having the right to vote for the election of directors of such Person or (ii) in the case of a Person that is an entity, the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

1.4 “AL001” means Alector’s anti-sortilin clinical-stage Antibody designated as AL001 by Alector.

1.5 “AL101” means Alector’s anti-sortilin clinical-stage Antibody designated as AL101 by Alector.

1.6 “Alector Intellectual Property” means Alector Know-How, Alector Patents, Alector’s interest in the Joint Patents, Alector Sole Inventions, and Alector Platform Patents, collectively.

1.7 “Alector Know-How” means any Know-How [***].

1.8 “Alector Patents” means Patents (excluding Joint Patents) that [***]. A list of Alector Patents existing as of the Execution Date and [***] is attached hereto as Exhibit 1.8 (the “Initial Alector Patents”).

1.9 “Alector Product Patent” means [***].

1.10 “Approved Labeling” means, with respect to a Cost Profit Sharing Product: (a) the Regulatory Authority-approved full prescribing information for such Cost Profit Sharing Product; and (b) the Regulatory Authority-approved labels and other written, printed, or graphic materials on any container, wrapper, or any package insert that is used with or for such Cost Profit Sharing Product.

1.11 “Antibody(ies)” means an immunoglobulin (Ig) molecule, or other composition comprising an amino acid based structure, in each case that binds or incorporates one or more moieties capable of binding a target, including any such composition containing a scaffold based on an Ig molecule or a fragment, alternative form or derivative thereof, or any other amino acid containing structures [***], in each case that bind or incorporate one or more moieties capable of binding a target. Notwithstanding the foregoing, Antibodies shall exclude synthetic chemical compositions with [***].

1.12 “Biosimilar Product” means, on a country-by-country basis, a biologic product that has a substantially similar active substance as a Licensed Antibody and (a) whose licensing, approval,

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

or marketing authorization relies [***] (b) is determined (i) by the FDA to be biosimilar or interchangeable with a Licensed Product as set forth at 42 USC 262(k), (ii) by a Regulatory Authority in the EU to be a generic medicinal product of a Licensed Product as set forth in EU Directive 2001/83/EC (as amended, including by EU Directive 2004/27/EC), or (iii) by a Regulatory Authority outside of the United States and the EU in a manner equivalent to the foregoing clause (i) or (ii), whether referred to as a biosimilar, follow-on biologic or generic biological product or otherwise, in such jurisdiction. [***].

1.13 “Blocking Third Party Technology” means [***].

1.14 “Business Day” means a day on which banking institutions in San Francisco, California and London, United Kingdom are open for business, but in any event excluding the nine (9) consecutive calendar days beginning on December 24th and continuing through January 1st of each calendar year during the Term.

1.15 “Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.

1.16 “Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.

1.17 “Clinical Investigation Laws” means Laws relating to human clinical investigations, including 21 C.F.R. Parts 50, 54, 56 and 312, and then-current Good Clinical Practice, each as in effect and as amended from time to time.

1.18 “Clinical Studies” means collectively any Phase I Clinical Studies, Phase II Clinical Studies, Phase III Clinical Studies and Phase IV/Post-Approval Clinical Studies, and any other study in which human subjects are dosed with a drug, whether approved or investigational, in each case of a Licensed Product within the Field.

1.19 “CMC Development” means the following Development activities: test method development and stability testing, process development, process validation, process scale-up, formulation development, delivery system development, quality assurance and quality control development, and other related activities, in each case pertaining to Development of a process to Manufacture Licensed Antibodies or Licensed Products.

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.20 “Collaboration Activities” means activities in the Development, Manufacture or Commercialization of (a) an Existing Antibody or Existing Product or (b) any other Licensed Antibody or Licensed Product for which there has been an approved New Product Decision in accordance with Section 4.6, in each case (a) and (b) performed in the course of conducting the GDP under this Agreement.

1.21 “Collaboration Intellectual Property” means any and all (i) Data and Know-How that is made, generated or obtained by or on behalf of either Party (or both Parties) or their Affiliates, or the Subcontractors and other Third Party contractors of any of them (to the extent the applicable Data and Know-How is Controlled by the applicable Party or its Affiliate) in the course of performing Collaboration Activities, including, for the avoidance of doubt, inventions described in clause (ii), and (ii) Patents in and to inventions made in whole or part by either Party (or both Parties) or their Affiliates, or the Subcontractors and other Third Party contractors of any of them (to the extent the applicable invention or Patents are Controlled by the applicable Party or its Affiliate) in the course of performing Collaboration Activities (such Patents, “Collaboration Patents”).

1.22 “Combination Product” means a Licensed Product that is comprised of or contains one (1) or more Licensed Antibodies as an active ingredient together with one (1) or more Other Active Ingredients, either co-formulated or packaged together and sold as a single unit for a single price.

1.23 “Commercialization” or “Commercialize” means activities directed to obtaining pricing and reimbursement approvals, marketing, promoting, distributing, importing, selling or offering for sale a product and interacting with Regulatory Authorities regarding any of the foregoing other than for obtaining Regulatory Approval. Commercialization shall not include any activities related to Development or Manufacturing.

1.24 “Commercially Reasonable Efforts” means [***].

1.25 “Competing Product” means [***].

1.26 “Control” or “Controlled” means, with respect to a Party, the possession (whether by license or ownership, or by control over an Affiliate having possession by license or ownership) by such Party of (a) with respect to any intellectual property right or other intangible property, the ability to grant to the other Party access or a license or sublicense as provided herein without violating the terms of any agreement with any Third Party and (b) with respect to any tangible material or other item, the legal authority or right to physical possession of such tangible material or item, with the right to provide such tangible material or item to the other Party on the terms set forth herein.

1.27 “Core Dossier” means the Data intended for use in obtaining Regulatory Approval of a Licensed Product in the [***]. For clarity, Data included in the Core Dossier may be used in support of obtaining Regulatory Approval of a Licensed Product [***].

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.28 “Cost Profit Sharing Product” means any (i) Existing Antibody or Existing Product or (ii) any other Licensed Antibody or Licensed Product for which there has been an approved New Product Decision in accordance with Section 4.6, in each case other than an Opt Out Product.

1.29 “Cover,” “Covering” or “Covered” means, with respect to a Licensed Product or with respect to technology, that, in the absence of a license granted under or ownership of a Valid Claim, the making, use, offering for sale, sale, or importation of such Licensed Product or the practice of such technology would or is reasonably likely to infringe such Valid Claim (as if issued with respect to any Valid Claim that is not issued).

1.30 “Data” means any and all research data, results, pharmacology data, medicinal chemistry data, preclinical data, clinical data (including investigator reports (both preliminary and final), statistical analysis, expert opinions and reports, safety and other electronic databases), in any and all forms, including files, reports, raw data, source data (including patient medical records and original patient report forms, but excluding patient-specific data to the extent required by applicable Laws) and the like, in each case directed to, or used in the Development, Manufacture or Commercialization of any Licensed Antibody or Licensed Product hereunder.

1.31 “Data Security and Privacy Laws” shall mean all applicable Laws related to data protection and privacy, including, to the extent applicable, the EU Data Protection Laws, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, and any supranational, federal, state, or national legislation relating to Personally Identifiable Information or privacy that is applicable to a Party relating to the processing of Personally Identifiable Information.

1.32 “Development” or “Develop” means non-clinical and clinical research and drug development activities, including toxicology, pharmacology and other discovery efforts, test method development and stability testing, assay development, cell line development, process development and improvement, process validation, process scale-up, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, Clinical Studies (including pre--approval studies and Post-Approval Required Studies, but excluding Post-Approval Optional Studies and Investigator Sponsored Clinical Studies), regulatory affairs, and Regulatory Approval and Clinical Study regulatory activities (excluding regulatory activities directed to obtaining pricing and reimbursement approvals) and all other activities, including any post-marketing commitments, necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval and, to the extent not included in the foregoing, any other activities set out in the Global Development Plan.

1.33 “Development Budget” means the budget for conducting Development of Cost Profit Sharing Products (including Manufacturing activities performed in connection therewith) in support of the Core Dossier pursuant to the GDP (a) during a given Calendar Year (in reasonable detail and broken down by Calendar Quarter), (b) a good faith forecasted budget, in reasonable detail, for the [***] (broken down by Calendar Year), and (c) a good faith forecasted budget for

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

such Development through approval in [***] for each Indication then included in the GDP, or, if later, until the end of the time period covered by the approved GDP all as developed by the JDC and approved by the JSC in accordance with Section 4.2.3, which budget shall be updated and amended concurrently with the GDP in accordance with Section 4.2.5.

1.34 “Development Costs” means FTE Costs and Out-of-Pocket Costs incurred [***]

1.35 “Development FTE” means an FTE performing Development activities under the GDP.

1.36 “Divest” means, with respect to a product, (a) the sale, exclusive license or other transfer by the applicable Party and its Affiliates of all of their Development and Commercialization rights with respect to such product to a Third Party without the retention or reservation of any Commercialization interest or participation rights (other than [***]) or [***].

1.37 “Drug Regulation Laws” means Laws regulating the distribution of biologics, drugs and pharmaceutical products, including the FFDCA, the Prescription Drug Marketing Act of 1987, the federal Controlled Substances Act, 21 U.S.C. § 801 et. seq., and policies issued by the FDA, as well as similar Laws in the OUS Territory, each as in effect and as amended from time to time.

1.38 “Early Access Program” or “EAP” means any program to provide patients with a Licensed Product prior to Regulatory Approval and prior to First Commercial Sale [***]. Early Access Programs include Treatment INDs / Protocols, named patient programs and compassionate use programs and similar programs in other countries. For clarity, an EAP with respect to a Licensed Product may continue to be performed following Regulatory Approval of such Licensed Product and costs may continue to be incurred in accordance with the performance of such EAP after Regulatory Approval.

1.39 “Effective Date” means the first Business Day following the HSR Clearance Date.

1.40 “EMA” means the European Medicines Agency or any successor agency thereto and, with respect to any Regulatory Approval in the European Union, includes the European Commission.

1.41 “EMA Territory” means, with respect to an MAA filed under the centralized EMA filing procedure, the European Union.

1.42 “European Union” or “EU” means the countries of the European Union, as it is constituted on the Effective Date and as it may be altered from time to time after the Effective Date.

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.43 “EU Data Protection Law” (a) the GDPR; (b) the Privacy and Electronic Communications Directive 2002/58/EC; (c) the UK Data Protection Act 2018 (“UK DPA”), the UK General Data Protection Regulation as defined by the UK DPA as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019, and the Privacy and Electronic Communications Regulations 2003; (d) any equivalent legislation in any jurisdiction in which either Party is established; and (e) any relevant law, statute, declaration, decree, directive, legislative enactment, order, ordinance, regulation, rule or other binding instrument which implements any of the above or which otherwise relates to data protection, privacy or the use of personal data, in each case as applicable and in force from time to time, and as amended, consolidated, re-enacted or replaced from time to time.

1.44 “Executive Officers” means [***]. In the event that the position of any of the Executive Officers identified in this Section 1.44 no longer exists due to a corporate reorganization, corporate restructuring or the like that results in the elimination of the identified position, the applicable Executive Officer shall be replaced with another executive officer with responsibilities and seniority comparable to the eliminated Executive Officer.

1.45 “Existing Antibody” means AL001 or AL101.

1.46 “Existing Product” means any product containing an Existing Antibody as formulated by Alector for use in its Clinical Studies of an Existing Antibody prior to the Effective Date.

1.47 “Existing Third Party Agreements” means the agreements listed on Exhibit 1.47.

1.48 “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.49 “FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.50 “Field” means any use or purpose, including the treatment, palliation, diagnosis or prevention of any human disease.

1.51 “Financial Exhibit” means Exhibit 1.51 attached hereto, as the same may be amended from time to time by the Parties.

1.52 “First Commercial Sale” means, with respect to a Licensed Product in a country, the first commercial sale of such Licensed Product in the Field in such country for sale to, or use or consumption by, an end user following Regulatory Approval of such Licensed Product. Sales for Clinical Study purposes, Early Access Programs or similar uses shall not constitute a First Commercial Sale. In addition, sales of a Licensed Product by and between a Party and its Affiliates

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

and Sublicensees, or between the Parties (or their respective Affiliates or Sublicensees), shall not constitute a First Commercial Sale.

1.53 “Force Majeure Event” shall mean any acts or events beyond a Party’s reasonable control, including strikes or other labor disturbances, lockouts, insurrections, riots, quarantines, epidemics, pandemics and other communicable disease outbreaks (including COVID-19 and any variants thereof), government actions, acts of God, embargoes, wars, acts of war (whether war be declared or not), acts of terrorism, fires, earthquakes, floods or storms, or impossibility to obtain materials, components, drug substance, drug product, utilities, equipment, supplies, fuel or other required materials.

1.54 “FTE” means the equivalent of the work of one (1) employee full time for one (1) Calendar Year (consisting of at least a total of [***] ([***]) hours per Calendar Year) of work directly performing activities for a Licensed Antibody or Licensed Product. Any person who devotes less than [***] ([***]) hours per Calendar Year (or such other number as may be agreed by the JDC or JCC, as applicable) shall be treated as an FTE on a pro rata basis based upon the actual number of hours worked divided by [***] ([***]). Overtime, and work on weekends, holidays, and the like will not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution. The Parties shall utilize fractions of FTEs, as applicable.

1.55 “FTE Costs” means, as applicable with respect to any period, the FTE Rate multiplied by the number of FTEs performing Development activities and Commercialization activities under this Agreement, respectively, during such period. FTEs billable by a Party for one individual during a given Calendar Quarter will be expressed as the fraction of that individual’s time which has been coded to the activities for that period as captured in the Party’s effort tracking system for such period. For example, assuming a [***] hour work year, and a FTE:

• If effort is tracked on an hourly basis, a quarterly report would multiply the number of hours worked in the quarter by an hourly FTE rate of [***] ([***]). For an employee working [***] on a collaboration activity in a quarter, the calculation would be [***].

• If effort is tracked on a monthly basis, a quarterly report would multiply the number of person months worked in the quarter by a quarterly FTE rate of [***] ([***]). For an employee working [***] research person months on a GDP activity in a quarter, the calculation would be [***].

1.56 “FTE Rate” means, unless otherwise agreed by the unanimous decision of the Finance Working Group or mutually by the Parties in writing, commencing on the Effective Date the following rates:

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Category	FTE Rate
[***]	[***]

[***]

1.57 “GDPR” shall mean Regulation 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data.

1.58 “Global Development Plan” or “GDP” means the plan for the Parties’ worldwide Development activities with respect to the conduct of GLP toxicology studies or other studies to support IND filing of a Cost Profit Sharing Product and any Clinical Studies of a Cost Profit Sharing Product in the Field in support of the Core Dossier, including the Development Budget, as amended from time to time in accordance with the terms of this Agreement. The initial GDP is attached hereto as Exhibit 1.58 (“Initial GDP”).

1.59 “Good Clinical Practice” means (a) the then-current good clinical standards, practices and procedures promulgated or endorsed by the FDA or other Governmental Authority, as set forth in the guidelines adopted by the ICH, titled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” (or any successor document), (b) the Declaration of Helsinki (2013) as last amended at the 64th World Medical Association in October 2013 and any further amendments or clarifications thereto and (c) related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA or other Regulatory Authority applicable to the Territory, to the extent such standards are not less stringent than United States good clinical standards, in each case (a) – (c) as may be amended and applicable from time to time.

1.60 “Good Laboratory Practice” means the then-current good laboratory standards, practices and procedures promulgated or endorsed by the FDA as set forth in 21 C.F.R. Part 58 (or any successor statute or regulation), including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA, or other Regulatory Authority applicable to the Territory, to the extent such standards are not less stringent than United States good laboratory standards, in each case, as may be amended and applicable from time to time.

1.61 “Good Manufacturing Practice” means all applicable Good Manufacturing Practices, including: (a) the applicable part of quality assurance to ensure that products are consistently produced and controlled in accordance with the quality standards appropriate for their intended use, as defined in European Commission Directive 2003/94/EC laying down the principles and guidelines of good manufacturing practice; (b) the principles detailed in the U.S. Current Good

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Manufacturing Practices, 21 C.F.R. Sections 210, 211, 601, 610 and 820; (c) the Rules Governing Medicinal Products in the European Community, Volume IV Good Manufacturing Practice for Medicinal Products; (d) the principles detailed in the ICH Q7A guidelines; and (e) the equivalent Laws in any relevant country, in each case, as may be amended and applicable from time to time.

1.62 “Governmental Authority” means any United States federal, state or local or any foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any governmental arbitrator or arbitral body.

1.63 “Government Health Care Programs” means the Medicare program (Title XVIII of the Social Security Act), the Medicaid program (Title XIX of the Social Security Act), TRICARE (10 U.S.C. § 1071 et seq.), and the Federal Employee Health Benefits Program, in each case in the United States, and other foreign, federal, state and local governmental health care plans and programs in the OUS Territory.

1.64 “Government Order” means any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Authority.

1.65 “GSK Intellectual Property” means GSK Know-How, GSK Patents, GSK’s interest in the Joint Patents, and GSK Sole Inventions, collectively.

1.66 “GSK Know-How” means any Know-How [***].

1.67 “GSK Manufacturing Know-How” means any [***].

1.68 “GSK Patents” means Patents (excluding Joint Patents) that [***].

1.69 “Health Care Laws” means Laws relating: (a) to Government Health Care Programs, including the federal Medicare statute (Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh, including the amendments implemented by the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 and the Medicare Improvements for Patients and Providers Act of 2008), the federal Medicaid statute (Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v), the Veterans Health Care Act of 1992 and the federal TRICARE statute (10 U.S.C. § 1071 et seq.) and federal Laws pertaining to the Federal Employee Health Benefit Program, (b) Private Health Care Plans, (c) privacy and confidentiality of patient health information and human biological materials, including, in the United States, HIPAA (the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, and any regulations promulgated thereunder), (d) fraud and abuse, self-referral, anti-kickback, and false claims laws, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a- 7b(b)), the federal Physician Self-Referral (Stark) Law (42 U.S.C. § 1395nn), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the criminal False Claims

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Act (42 U.S.C. § 1320a-7b(a)), as amended, the federal Exclusion statute (42 U.S.C. § 1320a-7), the federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), Beneficiary Inducement Statute (42 U.S.C. § 1320a-7 a(a)(5)), the Patient Protection and Affordable Care Act (Pub. L. 111-148) as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111-152) and the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h); (e) price reporting, government contracting, and the processing of any applicable rebate, chargeback or adjustment, including the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8), VA Federal Supply Schedule (38 U.S.C. § 8126), Medicare average sales price reporting (, 42 U.S.C. § 1395w-3a), the Public Health Service Act, (42 U.S.C. § 201 et. seq.); or under any state, provincial or territorial pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government program, in the case of each of the foregoing clauses, as amended and together with the regulations pursuant to such Laws, and (f) as similar Laws in the OUS Territory, each as in effect and as amended from time to time.

1.70 “ICH” means the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.

1.71 “Indication” means [***].

1.72 “Indication Category” means either all Major and Related Indications or all Non-AD/PD Minor Indications.

1.73 “IND” means an Investigational New Drug Application filed with FDA or a similar application filed with an applicable Regulatory Authority outside of the United States such as a clinical trial application or a clinical trial exemption, or any other equivalent or related regulatory submission, license or authorization.

1.74 “Initiation” means, with respect to a Clinical Study, the [***] for such trial.

1.75 “Investigator Sponsored Clinical Study” means a human clinical study of a Licensed Product that is sponsored and conducted by a Third Party, pursuant to an IND owned by such Third Party, under an agreement with a Party or its Affiliate pursuant to which such Party or such Affiliate provides clinical supplies of the Licensed Product or funding for such clinical study.

1.76 “Joint Patents” means Patents that Cover Joint Inventions.

1.77 “Know-How” means (a) any information, whether proprietary or not and whether patentable or not, including [***] (b) any information in Materials.

1.78 “Knowledge” means, with respect to a Party, [***].

1.79 “Last Agreed Budget” means, at a given time, the most recent Development Budget at such time agreed by both Parties, themselves, through the representatives of both Parties on the JSC or the Executive Officers pursuant to Section 13.1, or established by the Finance Working

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Group pursuant to Section 4.5.4(e) (and for clarity, not determined pursuant to Sections 13.3.1(a)(c) or 13.4).

1.80 “Launch Window” means, for any Cost Profit Sharing Product, the period commencing (a) [***] and ending (b) [***].

1.81 “Law” means any United States federal, state or local or foreign or multinational law, statute, Guideline, OIG advisory opinion, standard, ordinance, code, rule, regulation, resolution or promulgation, or any Government Order, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

1.82 “Licensed Antibody” means (a) AL001, (b) AL101, (c) [***] and (d) [***]. For purposes of the foregoing, [***].

1.83 “Licensed Product” means any product that contains any Licensed Antibody, in any dosage form, formulation, or method of delivery.

1.84 “MAA” means a Biologics License Application as defined in the FFDCA, or any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure.

1.85 “Major European Country” means any of the France, Germany, Italy, Spain, or the United Kingdom.

1.86 “Major Indication” means any Indication with a patient prevalence of more than [***] in the United States.

1.87 “Manufacturing” or “Manufacture” means all activities directed to the synthesis, making, production, processing, purifying, formulating, filling, finishing, packaging, serialization, labeling, shipping, and holding of any product, or any component or intermediate thereof, including process development, process qualification and validation, scale-up, qualification, validation, pre-clinical, clinical and commercial production and analytic development, product characterization, stability testing, quality assurance, and quality control. “Manufacturing” shall have a correlative meaning.

1.88 “Manufacturing Costs” means Out-of-Pocket Costs and FTE Costs incurred [***].

1.89 “Materials” means chemical or biological substances, including any biological or chemical compounds, drug products, Patient Samples, articles of Manufacture, or other materials, regardless of the route of transfer, that are supplied (or are to be supplied) by a Party or its nominee to the other Party or its nominee for use in the conduct of activities under this Agreement, including activities set forth in the Global Development Plan.

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.90 “Material Subcontract” means any Subcontract which the subcontracting Party (or Affiliate) anticipates at time of execution will entail total payments to the Subcontractor in excess of [***]with respect to subcontracted activities under this Agreement, but excluding [***].

1.91 “Medical Affairs” means, with respect to a product, any and all activities performed by or on behalf of a Party’s or its Affiliates’ medical affairs departments interacting with physicians or other healthcare professionals who may utilize or conduct research related to a drug or biological product, including: [***].

1.92 “Medical Affairs Content” means all written, printed, graphic, electronic, audio or video matter, in each case, intended for use or used by a Party or its Affiliates, Sublicensees or subcontractors in connection with the conduct of Medical Affairs activities related to the Licensed Products in the United States.

1.93 “Medical Affairs Materials” means the Medical Affairs Content, Regulatory Filings relating to Medical Affairs Content, training program and related materials contemplated by paragraph 5.4.4, and prepared scientific and medical information responses for use in responding to medical questions or inquiries from members of the medical profession contemplated by Section 5.14.

1.94 “Minor Indication” means any Indication other than a Major Indication. [***]

1.95 [***]

1.96 “Net Sales” means [***].

1.97 “Non-Core GDP” means the plan for GSK’s worldwide Development activities with respect to the conduct of GLP toxicology studies or other studies to support IND filing and any Clinical Studies, in each case for (a) a Cost Profit Sharing Product in the Field that are not in support of the Core Dossier (i.e., that are specific to a country outside of [***]) or (b) an Opt Out Product, as amended from time to time in accordance with the terms of this Agreement.

1.98 “Other Active Ingredient” means [***].

1.99 “OUS Territory” means worldwide, excluding the United States.

1.100 “Out-of-Pocket Costs” means [***].

1.101 “Parties” means Alector and GSK.

1.102 “Party” means either Alector or GSK.

1.103 “Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either from

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b), and (c)), and (e) any similar rights, [***].

1.104 “Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government, or any agency or political subdivisions thereof.

1.105 “Personal Data” shall have the same meaning as in the EU Data Protection Laws.

1.106 “Personally Identifiable Information” means any information that identifies or can be used to identify a natural person, including any information defined as “personally identifiable information,” “personal information,” “protected health information,” or “nonpublic personal information” under applicable Laws, including, solely with respect to individuals afforded protections under the EU Data Protection Laws, Personal Data.

1.107 “Phase I Clinical Study” means any study in humans the principal purpose of which is preliminary determination of safety in healthy individuals or patients as described under 21 C.F.R. §312.21(a) with respect to the United States, or, with respect to a jurisdiction other than the United States, a similar clinical study.

1.108 “Phase II Clinical Study” means a preliminary efficacy and safety or dose ranging human clinical study of a Licensed Product in the target patient population, as described under 21 C.F.R. §312.21(b) with respect to the United States, or, with respect to a jurisdiction other than the United States, a similar clinical study.

1.109 “Phase III Clinical Study” means a human clinical study designed as a pivotal study to confirm with statistical significance the efficacy and safety of a Licensed Product with respect to a given Indication, which study is performed for purposes of filing an MAA or similar application to obtain Regulatory Approval for such Licensed Product for such Indication in any country, including a clinical study as described under 21 C.F.R. §312.21(c) with respect to the United States, or, with respect to a jurisdiction other than the United States, a similar clinical study. [***].

1.110 “Phase IV/Post-Approval Clinical Study” means any Post-Approval Optional Study or Post-Approval Required Study.

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.111 “Post-Approval Optional Study” means any a human clinical study initiated after receipt of Regulatory Approval for a Licensed Product with respect to any Indication for which Regulatory Approval in a country has been received, including an epidemiological study, modeling and pharmacoeconomic study, Investigator Sponsored Clinical Study or post-marketing surveillance study of a Licensed Product, in each case that is not intended for use as a basis for obtaining Regulatory Approval (e.g., for a further indication, label expansion or otherwise) with respect to such Licensed Product and is not a Post-Approval Required Study.

1.112 “Post-Approval Required Study” means a human clinical or nonclinical study or registry initiated after receipt of Regulatory Approval for a Licensed Product with respect to any Indication for which Regulatory Approval in a country has been received and that is either recommended or required by a Regulatory Authority in such country, or agreed with a Regulatory Authority to be conducted, in each case, as a condition of receiving or maintaining such Regulatory Approval for such country.

1.113 “Private Health Care Plans” means non-governmental Third Party health care payors and plans, including insurance companies, health maintenance organizations and other managed care organizations, Blue Cross and Blue Shield plans and self-funded employers.

1.114 “Prior CDA” means [***].

1.115 “Product Liability Costs” means Out-of-Pocket Costs and FTE Costs incurred directly in connection with Third Party Product Liability Actions resulting from the Development, Manufacture or Commercialization of the Licensed Product pursuant to this Agreement.

1.116 “Product Patent” means any [***].

1.117 “Product Related Materials” means Promotional Materials, Product Training Materials, Medical Affairs Training Materials, and Medical Affairs Materials.

1.118 “Product Trademark(s)” means any trademark(s) and service mark(s) as may be approved in accordance with Section 8.7.2 for use in connection with the distribution, marketing, promotion and sale of a Licensed Product in the Field anywhere in the world, or accompanying logos, trade dress or indicia of origin.

1.119 “Progranulin” means [***].

1.120 “Regulatory Approval” means any approval of the applicable Regulatory Authority necessary for the marketing and sale of a Licensed Product in the Field in a country, including the expansion or modification of the label for additional Indications or uses, excluding pricing or reimbursement approvals.

1.121 “Regulatory Authority” means any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

marketing and sale of a pharmaceutical product in a country, including FDA in the United States and EMA in the EU.

1.122 “Regulatory Exclusivity” means, with respect to a Licensed Product in a country, any exclusive marketing right, data protection, or other exclusive right, other than a Patent, conferred by any Governmental Authority with respect to such Licensed Product in such country, including any new drug exclusivity, new indication or use exclusivity, pediatric exclusivity, or orphan drug exclusivity.

1.123 “Regulatory Filing” means any filing or application with any Regulatory Authority with respect to a Licensed Antibody or Licensed Product, or its use or potential use in humans, including any documents submitted to any Regulatory Authority and all supporting Data and documentation related thereto, including INDs and MAAs, and all correspondence with any Regulatory Authority with respect to any Licensed Antibody or Licensed Product (including minutes of any meetings, telephone conferences or discussions with any Regulatory Authority).

1.124 “Relevant Internal Policies” means, with respect to a Party, [***].

1.125 “Royalty Term” shall mean, on a Licensed Product-by-Licensed Product and country-by-country basis, the period starting on the First Commercial Sale of the Licensed Product and ending on the latest to occur of: (a) [***] ([***]) [***] from First Commercial Sale of such Licensed Product in such country, provided however such period shall continue on a Co-Funded Indication-by- Co-Funded Indication basis until [***] ([***]) [***] after the First Commercial Sale of such Licensed Product for such Co-Funded Indication in such country; (b) the expiration of the last-to-expire Valid Claim of an Alector Patent, Joint Patent, Collaboration Patent or GSK PTE Patent Covering the Licensed Product in such country (as further described in the next sentence, the “Royalty Term Patents”); and (c) [***]. [***] For such purposes, a “Co-Funded Indication” means [***].

1.126 “Segregate” means, with respect to a product or program, [***].

1.127 “SORT1” means [***].

1.128 “Standard Contractual Clauses” means the Standard Contractual Clauses (Controller to Controller) as set out in Commission Decision of 27 December 2004 amending Decision 2001/497/EC as amended, updated or replaced from time to time (or such other standard data protection clauses as may be adopted or approved by the UK Government or European Commission);

1.129 “Subcontractor” means a Third Party that is performing activities under this Agreement on behalf of a Party pursuant to a written agreement (such agreement, a “Subcontract”).

1.130 “Sublicensee” means a Person, other than an Affiliate or a distributor, that is granted

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(directly or indirectly) rights to Develop or Commercialize a Licensed Antibody or Licensed Product [***].

1.131 “Territory” means the United States and the OUS Territory.

1.132 “Third Party” means any Person other than a Party or any of its Affiliates.

1.133 “United States” or “U.S.” means the United States of America and its territories and possessions.

1.134 “U.S. Commercialization Budget” means the [***] [***] rolling budget for conducting Commercialization of the Cost Profit Sharing Products in the United States pursuant to the U.S. Commercialization Plan during a given Calendar Year and the [***] Calendar Years, as developed by the JCC and approved by the JSC in accordance with Section 5.3.3, which budget shall be updated and amended concurrently with the U.S. Commercialization Plan in accordance with Section 5.3.5(b).

1.135 “U.S. Commercialization Plan” means the commercialization plan with respect to the Commercialization of the Cost Profit Sharing Products in the Field in the United States during a given Calendar Year and the [***] [***], as developed by the JCC in accordance with Section 5.3.2, including the U.S. Commercialization Budget and annual Net Sales forecasts for the United States, as amended from time to time in accordance with the procedures set forth in this Agreement.

1.136 “Valid Claim” means a claim (i) of any issued, unexpired patent that has not been withdrawn, lapsed, abandoned, revoked, cancelled, disclaimed or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise or (ii) of any patent application that has not been cancelled, withdrawn, abandoned (without the possibility of refiling) or finally rejected by the applicable patent authority or court without the possibility of appeal but, if a claim of a pending patent application has not issued [***] after the earliest filing date from which such claim takes priority, then such claim will cease to constitute a Valid Claim for the purposes of this Agreement unless and until such claim issues.

1.137 Additional Definitions. Each of the following definitions is set forth in the Section of this Agreement indicated below:

Definition	Section
“1974 Convention”	14.3
[***]	[***]
“Acquirer”	14.2.1
[***]	[***]

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“ADA Approval Milestone”	4.2.6(d)
“ADA Approval Percentage”	4.2.6(d)
“ADA Cost Percentage”	4.2.6(b)
“ADA Data Use”	4.2.6(a)
“ADA Data Use Date”	4.2.6(a)
“ADA Phase III Milestone”	4.2.6(c)
“Additional Know-How Transfer Plans”	3.3.2
[***]	[***]
[***]	[***]
“Agreement Wind-Down Period”	12.6.12
“Alector Change of Control”	14.2.5
[***]	[***]
“Alector Indemnified Parties”	11.2
“Alector Independent Know-How”	4.6.1(a)
“Alector Independent Patents”	4.6.1(b)
“Alector Independent Technology”	4.6.1(c)
“Alector Opt Out Date”	4.5.5
“Alector Opt Out”	4.5.5
[***]	[***]
[***]	[***]
“Alector Sole Inventions”	8.1.1
“Alector Wholly-Owned Affiliates”	3.4.2
“Alector’s Co-Promote Right”	5.8.1
“Alliance Manager”	2.11
[***]	[***]
[***]	[***]
“Anticipated Excess Costs”	4.5.4(c)(i)
“Anti-Corruption Laws”	10.10.1(a)
“Approval Milestone”	7.2.2
“Approved CMO”	6.1.3(b)
“Bankruptcy Code”	3.8
“Biosimilar Application”	8.3.3
[***]	[***]
[***]	[***]
“Breaching Party”	12.2.1
[***]	[***]
“Buy Out Payment”	7.8
“CAPA”	4.4.5
“Claim”	11.4.1
“Clinical Study Milestone”	7.2.1
“Clinical/Regulatory Working Group”	2.6.2

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

[***]	[***]
[***]	[***]
“Co-Funded Indication”	1.124
[***]	[***]
“Collaboration Losses”	Exhibit 1.51
“Collaboration Patents”	1.21
“Commercial Milestone”	7.2.3
“Committed Opt Out Cost Share Studies”	4.5.5(b)(iii)
[***]	[***]
[***]	[***]
“Confidential Information”	9.1
“Convicted Entity”	10.9.1(d)
“Convicted Individual”	10.9.1(d)
“Cooperating Party”	9.4.2
“Co-Promoting Party”	5.8.1
[***]	[***]
[***]	[***]
[***]	[***]
“Currency Gains and Losses”	7.14.2
“Debarred Entity”	10.9.1(b)
“Debarred Individual”	10.9.1(a)
[***]	[***]
“Development Reconciliation Procedures”	4.5.3
“Dispute”	13.4.1
[***]	[***]
[***]	[***]
“DMF”	4.4.4
“DOJ”	14.16
[***]	[***]
“Entity”	7.12.1
[***]	[***]
“Excluded Entity”	10.9.1(c)
“Excluded Individual”	10.9.1(c)
“Existing Manufacturing Contracts”	6.1.2(e)
“Existing Third Party Agreement Payments”	7.8
“Expert Dispute”	13.3.1(a)
“Expert Resolution Notice”	13.3.1(a)
“Expert”	13.3.2(b)
“Field Based Representative”	5.16.1
[***]	[***]
“Finance Working Group”	2.6.1

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“Financial Report”	7.6.2
[***]	[***]
“FTC”	14.16
“Gene Therapy Addendum”	4.8.1(a)
“Gene Therapy GDP”	4.8.1(a)
“Gene Therapy Opt-In Notice”	4.8.1
“Gene Therapy Opt-In Notice Date”	4.8.1
“Gene Therapy Proposal”	4.8.1
“Global Publication Strategy”	9.5.1
“Global Regulatory Strategy”	2.6.2
“Global Strategic Launch Plan”	5.3.1
“GSK Indemnified Parties”	11.1
“GSK Independent Know-How”	4.6.1(d)
“GSK Independent Patents”	4.6.1(e)
“GSK Independent Technology”	4.6.1(f)
[***]	[***]
[***]	[***]
“GSK Sole Inventions”	8.1.1
“GSK Wholly-Owned Affiliates”	3.4.1
[***]	[***]
[***]	[***]
“HSR Act”	14.16
“HSR Clearance Date”	14.16
“ICC Arbitration Rules”	13.3.2(b)
“ICC”	13.3.2(b)
“Incremental Royalty”	7.4.2(b)(ii)
“Incumbent Board”	14.2.5
“Indemnified Party”	11.4.1
“Indemnifying Party”	11.4.1
“Independent ADA”	4.2.6(a)
“Independent Technology”	4.6.1(g)
“Indirect Taxes”	7.11
“Infringement Claim”	8.5
[***]	[***]
“Initial Alector Know-How Transfer Plan”	3.3.1
“Initial Alector Patents”	1.8
“Initial GDP”	1.58
“Initial Manufacturing Period”	6.1.2(b)
[***]	[***]
[***]	[***]
“JCC”	2.5.1

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“JCOWG”	2.6.4
“JDC”	2.2.1
“JMC”	2.3
“Joint Committee”	2.7
“Joint Inventions”	8.1.2
“JPC”	2.4
“JSC”	2.1.1
“Launched Products”	12.6.12
“Lead Party”	5.1.3(e)
[***]	[***]
“Losses”	11.1
“Major and Related Indications”	5.1.3(c)(i)
“Manufacturing Party”	6.4
“Manufacturing Subcontract”	6.1.3
“Manufacturing Subcontractor”	6.1.3(d)
“Manufacturing Transfer Plan”	6.2
“Manufacturing Transfer”	6.2
[***]	[***]
“Material Manufacturing Subcontract”	6.1.3(b)
[***]	[***]
[***]	[***]
“MLR Working Group”	5.4.3
[***]	[***]
“New Product Decision”	4.6.1(h)
“Non-AD/PD Minor Indications”	5.1.3(c)(ii)
“Non-Breaching Party”	12.2.1
[***]	[***]
“Non-Manufacturing Party”	6.4
“Offending Activities”	5.1.3(d)
[***]	[***]
[***]	[***]
“On-Going Clinical Study”	12.6.11
“Opt Out Commercialization Plan”	5.3.4
“Opt Out Notice Date”	4.5.5
“Opt Out Product”	4.5.5
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
“Oversight/Quality Working Group”	4.3.6

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

[***]	[***]
“Patient Samples”	4.7.1
“Payee”	7.10.2
“Payor”	7.10.2
[***]	[***]
“Pharmacovigilance Agreement”	5.12.1
“Phase III and Later Development Costs”	7.4.2(b)(i)
[***]	[***]
[***]	[***]
“PHSA”	8.3.3
“PRC Working Group”	5.5.1
“Preferred Development Subcontractor List”	4.3.2(a)
“Product Materials”	Exhibit 1.51
“Product Trademark Costs”	8.7.2
“Progranulin Gene Therapy”	4.8.2
“Promotional Materials”	5.5.1
“Proposed Publications”	9.5.2
“Prosecution”	8.2.1
“Publishing Party”	9.5.2
[***]	[***]
“Reconciliation Procedures”	7.6.1
[***]	[***]
“Requesting Party”	9.4.2
“Reversion Royalty Term”	12.6.6
“Reverted Know-How”	12.6.4
“Reverted Licensed Antibodies”	12.6.5(a)
“Reverted Products”	12.6.5(a)
“Reviewing Party”	9.5.2
“Royalty Term Patents”	1.124
“Safety Review Working Group”	2.6.3
“Sales Representative”	5.16.1
[***]	[***]
[***]	[***]
“Selling Entity”	1.96
“Severed Clause”	14.5
“Shared Product Liability Costs”	11.3
[***]	[***]
“Sole Inventions”	8.1.1
“Subcontract”	1.129
“Sublicense”	3.4.3
“Supply and Quality Agreement”	6.4

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

[***]	[***]
[***]	[***]
“Tax Action”	7.10.3
“Tax”	7.10.5
“Taxes”	7.10.5
“Termination Notice”	12.2.1
[***]	[***]
“Third Party Product Liability Action”	11.5.1
“Tracking Records”	4.7.5
“True-Up Payment”	7.2.5(b)
“UK DPA”	1.43
[***]	[***]
“Working Group”	2.6

ARTICLE II
MANAGEMENT OF COLLABORATIVE ACTIVITIES

2.1 Joint Steering Committee.

2.1.1 Formation; Purposes and Principles. Within [***] [***] after the Effective Date, Alector and GSK shall establish a joint steering committee (the “JSC”), comprised of senior executives, to provide high-level oversight and certain decision-making regarding the activities of the Parties under this Agreement. The JSC will not be involved in day-to-day implementation of activities under this Agreement. The purposes of the JSC shall be (i) to review and oversee the overall global Development, Manufacture and U.S. Commercialization of the Cost Profit Sharing Products in the Field pursuant to this Agreement and (ii) to oversee the JDC, JMC, JPC, JCC and Finance Working Group and resolve matters on which the JDC, JMC, JPC, JCC or Finance Working Group are unable to reach unanimous agreement, except as otherwise provided herein. In conducting its activities, the JSC shall operate and make its decisions consistent with the terms of this Agreement.

2.1.2 Responsibilities. The JSC shall have responsibility for the following activities:

(a) review and approve substantive amendments and updates to the GDP presented by the JDC, including the Development Budget;

(b) review and approve the Global Regulatory Strategy (and substantive amendments and updates thereto) included in the GDP;

(c) review and approve the Manufacturing Transfer Plan, including amendments thereto presented to the JSC by the JMC;

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(d) review and approve the Initial Alector Know-How Transfer Plan, including amendments thereto presented to the JSC by the JDC;

(e) review and approve the initial U.S. Commercialization Plan, [***] in each case presented to the JSC by the JCC;

(f) review and discuss the initial Global Strategic Launch Plan and any substantive amendments and updates thereto;

(g) review and approve the Global Publication Strategy (and substantive amendments and updates thereto);

(h) review and approve the Compliance Program and any modification or update thereof [***];

(i) [***]; and

(j) perform such other functions as are assigned to it in this Agreement or as appropriate to further the purposes of this Agreement as agreed in writing by the Parties, including periodic evaluations of performance against goals.

2.2 Joint Development Committee.

2.2.1 Formation; Purposes. Within [***] [***] after the Effective Date, Alector and GSK shall establish a joint development committee (the “JDC”), which shall report to the JSC and have responsibility for (i)  providing oversight to various Working Groups that report to the JDC, (ii) monitoring and facilitating the overall progress of Development activities under this Agreement with respect to Licensed Products in the Field, including oversight of the various budgets and activities, (iii) overseeing the implementation of all Development operational aspects of the collaboration established by this Agreement, and (iv) forming additional Working Group(s) from time to time and delegating to such Working Group(s) such operational responsibilities as the JDC may determine necessary or desirable. In conducting its activities, including in the allocation of activities to the Parties under the GDP, the JDC shall operate and make its decisions consistent with the terms of this Agreement.

2.2.2 Specific Responsibilities. In particular, the JDC shall:

(a) in conjunction with the JPC, oversee and coordinate the sharing and transfer of Know-How and Materials pursuant to Sections 3.3.1 and 3.3.3;

(b) oversee the implementation of the GDP [***];

(c) review and update the GDP, including the Development Budget set forth therein and the allocation of Development responsibilities between the Parties (including [***]),

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

on an annual basis and, from time to time, present to the JSC for review and approval proposed substantive amendments to the GDP, including the Development Budget, in accordance with Section 4.2.5;

(d) review and discuss the Non-Core GDP on an annual basis;

(e) review and discuss material activities conducted under the Non-Core GDP;

(f) oversee the implementation of the Global Regulatory Strategy for the Regulatory Approval of the Cost Profit Sharing Products once it has been approved by the JSC;

(g) perform the responsibilities of the Clinical/Regulatory Working Group as set forth in Section 2.6.2 if the Clinical/Regulatory Working Group does not exist;

(h) [***];

(i) perform the responsibilities of the Safety Review Working Group as set forth in Section 2.6.3 if the Safety Review Working Group does not exist;

(j) review and approve any New Product Decision;

(k) [***];

(l) [***];

(m) review, approve and update the Global Publication Strategy on at least a [***] basis and present to the JSC for approval, proposed substantive amendments to the Global Publication Strategy in accordance with Section 9.5.1;

(n) review and evaluate results from Clinical Studies; and

(o) perform such other functions as are assigned to it in this Agreement or as are appropriate to further the purposes of this Agreement as agreed in writing by the Parties.

2.3 Joint Manufacturing Committee.

Within [***] [***] after the Effective Date, Alector and GSK shall establish a joint manufacturing committee (the “JMC”), which shall report to the JSC and shall have responsibility for overseeing the implementation of all Manufacturing aspects of the collaboration established by this Agreement, [***]. Until formal establishment of the JMC, appropriate representatives from the Parties’ (or their Affiliates’) manufacturing and quality functions shall perform the functions of the JMC. In conducting its activities, the JMC shall operate and make its decisions consistent with the terms of this Agreement.

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2.4 Joint Patent Committee.

Within [***] [***] after the Effective Date, Alector and GSK shall establish a joint patent committee (the “JPC”), which shall have responsibility for (i) coordinating and facilitating communications and the Parties’ conduct of activities under this Agreement regarding [***] as contemplated under Sections 8.1, 8.2, 8.3, 8.4, and 8.6; (ii) coordinating on a consistent strategy for the prosecution of [***]; (iii) [***]; and (iv) coordinating with the other committees regarding the foregoing matters and such other patent-related matters as may arise from time to time. Until formal establishment of the JPC, appropriate representatives from the Parties’ (or their Affiliates’) intellectual property functions shall perform such functions.

2.5 Joint Commercialization Committee.

2.5.1 Formation; Purposes. No later than [***] [***] prior to the anticipated First Commercial Sale of a Licensed Product, Alector and GSK shall establish a joint commercialization committee (the “JCC”), which shall report to the JSC and have responsibility for (i) overseeing the Commercialization of Cost Profit Sharing Products in the U.S., (ii) providing a forum for exchanging information regarding the Commercialization of Licensed Products [***], and (iii) forming Working Group(s) from time to time and delegating to such Working Group(s) such operational responsibilities as the JCC may from time to time determine necessary or desirable. The JCC shall include [***] from both Alector and GSK to advise the JCC on compliance with relevant Laws and policies. In conducting its activities, the JCC shall operate and make its decisions consistent with the terms of this Agreement.

2.5.2 Specific Responsibilities. In particular, the JCC shall:

(a) review and present to the JSC for approval the U.S. Commercialization Plan, including the U.S. Commercialization Budget, in accordance with Sections 5.3.2 and 5.3.3;

(b) review and update the U.S. Commercialization Plan, including the U.S. Commercialization Budget set forth therein and the allocation of responsibilities between the Parties, on an annual basis (or at such other frequency as the Parties agree) and, from time to time, present to the JSC for review and approval proposed updates and substantive amendments to the U.S. Commercialization Plan, including the U.S. Commercialization Budget, in accordance with Section 5.3.5(b);

(c) oversee the implementation of the U.S. Commercialization Plan within the U.S. Commercialization Budget once it has been approved by the JSC;

(d) provide a forum for discussion and exchange of information with respect to the Commercialization of Licensed Products [***];

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(e) review and discussion of the Compliance Program, as described in Exhibit 5.17.1;

(f) review and approve the Product Trademarks from a shortlist of marks proposed by GSK;

(g) share planning and budgeting information with the JDC and coordinate with the JDC [***], as applicable, to the JSC;

(h) [***]; and

(i) perform such other functions as are assigned to it in this Agreement or as are appropriate to further the purposes of this Agreement as agreed in writing by the Parties.

2.6 Working Groups.

From time to time, the JSC, JDC and JCC may establish various working groups (each, a “Working Group”) to oversee particular projects or activities, including those Working Groups described below in this Section 2.6, and each such Working Group shall be constituted and shall operate as the JSC, JDC or JCC determines.

2.6.1 Finance Working Group. Within [***] [***] after the Effective Date, Alector and GSK shall establish a joint Finance Working Group (the “Finance Working Group”), which shall report to the JDC with respect to the Development of the Licensed Products, to the JCC with respect to the Commercialization of the Licensed Products and to the JSC with respect to the Pre-Tax Profit or Loss and royalty statements in accordance with the Reconciliation Procedures and the Financial Exhibit, and operate in coordination with the various committees and Working Groups. The Finance Working Group shall include individuals from each Party with reasonable expertise in the areas of accounting, cost allocation, budgeting and financial reporting. The Finance Working Group shall be responsible for:

(a) coordinating and conducting the accounting, reporting, reconciliation and other related activities set forth in this Agreement and the Financial Exhibit,

(b) advising and provide support to the JSC and the other committees with respect to financial, accounting, budgeting, reporting and other issues that may arise in connection with the various plans and corresponding budgets for activities thereunder;

(c) reviewing Development Costs, including relevant FTE Costs, Out-of-Pocket Costs and Supply Costs, incurred by the Parties and their Affiliates hereunder;

(d) recommending for approval by the JSC any changes to reporting procedures;

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(e) coordinating [***];

(f) performing and reviewing [***];

(g) coordinating audits pursuant to Section 7.9, by Third Party audit firms, and discussing and attempting to resolve discrepancies or issues arising from such audits;

(h) facilitating review of financial aspects of press releases pursuant to Section 9.4.2;

(i) performing such other functions as are specifically designated to the Finance Working Group in this Agreement or the Financial Exhibit, or as the Parties otherwise agree are appropriate to further the purposes of this Agreement;

(j) working with the JSC and the committees to assist in financial, budgeting and planning matters, and providing periodic updates to the JSC, JDC, JMC and JCC on financial matters relating to this Agreement, and perform such other financial matters as are delegated to it under this Agreement or by the JSC, JDC, JMC and JCC; and

(k) making such decisions and determinations as are assigned to it under this Agreement.

2.6.2 Clinical/Regulatory Working Group. Within [***] [***] after the Effective Date, Alector and GSK will establish a joint clinical/regulatory Working Group (the “Clinical/Regulatory Working Group”) which shall report to the JDC and that will consist of appropriately selected delegates from both Parties and have responsibility for (i) establishing a global regulatory strategy for the Cost Profit Sharing Products and ensure consistency across the Regulatory Filings for Cost Profit Sharing Products and responses to Regulatory Authorities in connection with Licensed Products, to the extent possible (such strategy, the “Global Regulatory Strategy”); (ii) providing a forum for the Parties to review and discuss regulatory matters as provided in Section 4.4; (iii) [***], and (iv) review and approve the protocol for each Clinical Study with respect to Cost Profit Sharing Products. Until formal establishment of a Clinical/Regulatory Working Group, appropriate representatives from the Parties’ (or their Affiliates’) clinical/regulatory groups shall perform the functions of the Clinical/Regulatory Working Group.

2.6.3 Safety Review Working Group. Within [***] after the Effective Date, Alector and GSK will establish a joint Safety Review Working Group (the “Safety Review Working Group”) that shall report to the JDC and that will consist of appropriately selected delegates from both Parties. The Safety Review Working Group shall discuss and implement processes and procedures, including under the Pharmacovigilance Agreement, for sharing information needed to support each Party’s (or their Affiliates’) respective regulatory responsibilities and which may be necessary for compliance with the applicable regulatory pharmacovigilance requirements. Any such procedures shall not be construed to restrict either Party’s ability to take any action that it

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

deems appropriate or required of it under the applicable regulatory requirements, but when permitted by applicable Laws the Parties shall consult with each other before taking such action. Notwithstanding the foregoing, substantive discussions relating to safety (including safety signals and pharmacovigilance matters) shall be discussed at the [***]. [***].

2.6.4 Joint Compliance Oversight Working Group. Within [***] [***] after the Effective Date, Alector and GSK shall establish a joint compliance oversight working group (the “JCOWG”), which shall report to the JSC and shall have responsibility for establishing and overseeing the implementation of the Compliance Program, [***]. The JCOWG shall have the right to establish as Working Groups reporting to it, one or more MLR Working Groups [***].

2.7 Membership.

Each of the JSC, JDC, JMC, JPC and JCC shall be composed of an equal number of representatives appointed by each of Alector and GSK. The JSC shall be comprised of [***] ([***]) representatives of each Party. The JDC, JMC, and JCC shall each be comprised of at least [***] ([***]) but no more than [***] ([***]) representatives of each Party, as determined by the JSC. The JPC shall be initially comprised of [***] ([***]) representatives of each Party, except as otherwise determined by the JSC. Each Party shall have the right to appoint any number of representatives to the various Working Groups. Each Party may replace JSC, JDC, JMC, JPC, JCC and any Working Group representatives at any time upon written notice to the other Party, provided that such replacement is of comparable authority and scope of functional responsibility within that Party’s organization as the person he or she is replacing. Each Party’s representatives to each Joint Committee shall be individuals suitable in seniority and experience and amongst such representatives shall be at least one representative from each Party with relevant decision-making authority to make decisions within the scope of the applicable Joint Committee’s responsibilities, provided that it is understood that such individual may need to seek appropriate authority from the relevant Party with respect to certain matters. The JSC, JDC, JMC, JPC, JCC and the various Working Groups (each, a “Joint Committee”) shall be co-chaired by one designated representative of each Party. The co-chairpersons of each Joint Committee shall not have any greater authority than any other representative on the committee or Working Group. The co-chairpersons shall be responsible for (i) calling meetings; (ii) preparing (with the assistance of the Alliance Managers) and circulating an agenda in advance of each meeting, provided that the co-chairpersons shall include any agenda items proposed by either Party on such agenda; (iii) ensuring that all decision-making is carried out in accordance with the voting and dispute resolution mechanisms set forth in this Agreement (for clarity in accordance with ARTICLE VIII with respect to the JPC); and (iv) preparing and issuing minutes of each meeting within [***] [***] thereafter. For the avoidance of doubt, each Party may designate the same individual as a representative on more than one Joint Committee, and each Party may designate contractors or employees of its Affiliates as its representatives (including co-chairperson) on the Joint Committee.

2.8 Decision-Making.

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2.8.1 Voting. Each Joint Committee shall operate by unanimous agreement; provided, however, that the JPC shall operate in accordance with the provisions of ARTICLE VIII, rather than by unanimous agreement. With respect to decisions of each Joint Committee, the representatives of each Party shall have collectively one vote on behalf of such Party. Except as otherwise expressly set forth in this Agreement, use of the phrases “determine,” “establish,” “delegate,” “approve,” “develop,” “update,” “submit,” “prepare,” “resolve,” or “determine whether to approve” (including any conjugates thereof) by the Joint Committees, will mean that the decision making provisions of this Section 2.8 apply to such matter, including the escalation and tie‑breaking provisions herein. For the avoidance of doubt, matters that are specified to be “recommended”, “advised”, “overseen”, “managed,” “reviewed,” “discussed,” “monitored,” “provided a forum,” “performed,” “facilitated,” “coordinated,” “cooperated,” or “shared” (including any conjugates thereof) do not require any agreement or decision by either Party and are not subject to the voting and decision-making procedures set forth in this Section 2.8.

2.8.2 Joint Committee Escalation. Should the members of any Working Group (other than the JPC) maintain their disagreement for more than [***] ([***]) [***] on any matter that is within its authority under this Agreement for which unanimous agreement is required and has been sought and Alector or GSK requests a resolution, the matter shall be referred to the Joint Committee to which such Working Group reports for discussion and resolution. Should the members of the JDC, JMC or JCC maintain any disagreement for more than [***] ([***]) [***] on any matter that is within its authority under this Agreement for which unanimous agreement has been sought and Alector or GSK requests a resolution, the matter shall be referred to the JSC for resolution. Should the members of the JSC maintain their disagreement for more than [***] ([***]) [***], either with respect to any matter referred to it by the JDC, JMC or JCC, or with respect to a matter initially arising within the JSC, such matter shall be resolved pursuant to Sections 13.1 and 13.3, subject to Section 2.8.3.

2.8.3 Limitations on Joint Committee Authority. Neither Party shall have the right to exercise its deciding vote with respect to a decision within the authority of a Joint Committee as contemplated under Sections 2.10 or 13.3.1 to do any of the following: (a) finally determine any interpretation of this Agreement or the Parties’ rights or obligations hereunder, (b) conflict with any terms and conditions of this Agreement, (c) be in contravention of applicable Law in any respect; or (d) to otherwise expand or reduce the other Party’s rights or obligations under this Agreement or materially increase the other Party’s or its Affiliates’ or Sublicensees’ costs or expenses under this Agreement (including, for example, by committing additional financial or other resources of the other Party to any Clinical Study as compared to the then last GDP approved by the other Party (either itself or through its representatives on the JSC or Executive Officers pursuant to Section 13.1)). For the avoidance of doubt, disputes arising between the Parties in connection with or relating to this Agreement, or any document or instrument delivered in connection herewith, in each case, that are outside of the decision-making authority of the Joint Committees and not within a Party’s sole decision-making authority hereunder, shall be resolved pursuant to Section 13.4. Each Party shall retain the rights, powers and discretion granted to it

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

under this Agreement and no such rights, powers or discretion shall be delegated to or vested in a Joint Committee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. No Joint Committee shall have the power to, and no deciding vote of a Party on a matter referred to such Person shall, amend, modify or waive compliance with this Agreement, which compliance may only be amended or modified as provided in Section 14.7 or compliance with which may only be waived as provided in Section 14.7. [***].

2.9 Meetings of the JSC, JDC, JMC, JPC, JCC and Working Groups.

The JSC shall hold meetings at such times as the JSC shall determine, and the JDC, JMC, JPC and JCC shall hold meetings at such times as the applicable committee determines (or as directed by the JSC), but in no event shall such meetings of the JSC, JDC, JMC, JPC and JCC be held less frequently than [***] every Calendar Year during the Term for so long as each such committee exists. Each Working Group shall hold meetings at such times as the Working Group agrees, or as the JDC, JMC, JPC, JCC or the JSC directs. Each of the Joint Committees may meet in person or by audio or video conference as the Parties may mutually agree. With respect to in-person meetings of a Joint Committee, the representatives shall meet alternately at a location(s) designated by Alector and GSK. Each Party shall be responsible for its own costs and expenses in attending Joint Committee meetings and, for clarity, such costs and expenses shall not be included in Allowable Expenses for purposes of calculating Pre-Tax Profit or Loss in accordance with the Financial Exhibit, Development Costs or Manufacturing Costs. Other representatives of the Parties, their Affiliates and Third Parties involved in the Development, Manufacture or Commercialization of the Licensed Products may attend such meetings of a Joint Committee as nonvoting observers. Any Joint Committee may upon agreement meet on an ad hoc basis between regularly scheduled meetings in order to address and resolve time-sensitive issues within their purview that may arise from time to time. No action taken at a meeting of a Joint Committee shall be effective unless a representative of each Party is present or participating. Neither Party shall unreasonably withhold attendance of at least [***] representative of such Party at any meeting of a Joint Committee for which reasonable advance notice was provided.

2.10 [***]

2.11 Alliance Managers.

Each Party shall designate a single alliance manager for all of the activities contemplated under this Agreement (“Alliance Manager”). Such Alliance Managers will be responsible for the day-to-day worldwide coordination of the collaboration contemplated by this Agreement and will serve to facilitate communication between the Parties. Such Alliance Managers shall have experience and knowledge appropriate for managers with such project management responsibilities. The Alliance Managers shall attend the JSC meetings (or designate an appropriate representative to attend JSC meetings on such Alliance Manager’s behalf). The Alliance Managers shall not be counted as members of any Joint Committee (and shall not vote on matters discussed at any Joint

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Committee meeting). Each Party may change its designated Alliance Manager from time to time upon notice to the other Party.

ARTICLE III
LICENSE GRANTS

3.1 Alector Grants.

3.1.1 Development License. Subject to the terms and conditions of this Agreement (including Section 4.6), Alector hereby grants to GSK an exclusive (subject to Alector’s reserved rights under Section 3.9.1), worldwide, sublicenseable (in accordance with Section 3.4) license under the Alector Intellectual Property to Develop the Licensed Antibodies and Licensed Products in the Field in the Territory.

3.1.2 Manufacturing License. Subject to the terms and conditions of this Agreement, Alector hereby grants to GSK an exclusive (subject to Alector’s reserved rights under Section 3.9.1), worldwide, sublicenseable (in accordance with Section 3.4) license under the Alector Intellectual Property to Manufacture the Licensed Antibodies and Licensed Products in the Field in the Territory.

3.1.3 Commercialization License.

(a) United States. Subject to the terms and conditions of this Agreement, Alector hereby grants to GSK (i) an exclusive (subject to Alector’s reserved rights under Section 3.9.1), worldwide, sublicenseable (in accordance with Section 3.4) license under the Alector Intellectual Property to Commercialize the Cost Profit Sharing Products in the Field in the United States and (ii) an exclusive license under the Alector Intellectual Property to Commercialize the Opt Out Products in the United States.

(b) OUS Territory. Subject to the terms and conditions of this Agreement, Alector hereby grants to GSK an exclusive license (subject to Alector’s reserved rights under Section 3.9.1) under the Alector Intellectual Property to Commercialize the Licensed Products in the Field in the OUS Territory; provided that Alector shall retain the right to perform such activities (if any) to the extent allocated to Alector under the Global Strategic Launch Plan or requested by GSK or its Affiliate.

3.2 GSK Grants.

3.2.1 Development License. Subject to the terms and conditions of this Agreement (including Section 4.6), GSK hereby grants to Alector a non-exclusive license under the GSK Intellectual Property to Develop the Cost Profit Sharing Products in the Field in the Territory.

3.2.2 [***]

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

3.3 Sharing of Data and Know-How and Materials.

3.3.1 Initial Transfer. As soon as reasonably practicable after the Effective Date, and in any event within [***] ([***]) [***] after the formation of the JDC, the Parties shall discuss in good faith and agree upon, and, following such agreement, shall perform their respective obligations set out in, a technology and data transfer plan (the “Initial Alector Know-How Transfer Plan”) governing the contents and mechanics of the transfer to GSK of the Alector Know-How and Materials existing as of the date of such transfer [***]. The Initial Alector Know-How Transfer Plan shall be prepared by the JDC for approval by the JSC within [***] ([***]) [***] after the formation of the JDC, and may be amended from time to time as prepared by the JDC and approved by the JSC. Notwithstanding the foregoing, for no additional consideration (including no reimbursement for any costs or expenses incurred by or on behalf of Alector), Alector shall provide the following items to GSK in a format (excel, word, powerpoint, etc.) and a method agreed to by the Parties (to the extent not specified below):

(a) within [***] ([***]) [***] following the Effective Date, download access to the complete contents of the diligence data room hosted by Alector for GSK’s review of the Licensed Antibodies and Licensed Products;

(b) within [***] ([***]) [***] after the formation of the JDC, copies of the following (including all eCTD sequences and source documents (if any) comprising or containing any of the following) to the extent not already provided: [***].

in each case (a) and (b) that are: (i) Alector Know-How or Materials with respect to the Existing Antibodies or Existing Products, (ii) [***] (iii) [***]. Following the date of the foregoing transfer, upon GSK’s reasonable request, Alector shall in good faith make its relevant scientific and technical personnel reasonably available to GSK to answer questions or provide information or instruction concerning the Alector Know-How and Materials in order to better enable GSK’s personnel to utilize the Alector Know-How and Materials in the Development and Commercialization of the Licensed Antibodies and Licensed Products in accordance with the GDP.

3.3.2 Additional Transfers. Pursuant to one or more technology and data transfer plans established by the JDC (“Additional Know-How Transfer Plans”), and in any event within a reasonable period of time following any reasonable and specific request from the other Party, each Party will transfer to the other Party copies [***], in each case (a)-(c) that (i) [***], in each case with respect to the Existing Antibodies or Existing Products or Licensed Antibodies or Licensed Products for which there has been an approved New Product Decision in accordance with Section 4.6, (ii) are in such Party’s (or its Affiliates’) possession and Control as of the relevant time, (iii) [***] other Party to perform the Development activities allocated to such Party under ARTICLE IV of this Agreement and within the scope of the licenses granted under Section ARTICLE III [***], and (iv) have not previously been provided to such other Party.

3.3.3 Sharing of Collaboration Data and Know-How. Without prejudice to Section 3.3.2, each Party shall (and shall cause its Affiliates to) reasonably cooperate with the other Party to

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

promptly share [***], within the Collaboration Intellectual Property (other than with respect to Patient Samples, for which sharing and access shall be subject to the terms of Section 4.7 and provided that access to the GSK Manufacturing Know-How by a Third Party shall be limited to if and to the extent approved by GSK pursuant to Section 6.1.3(b)), and the JDC and JPC may establish reasonable policies to effectuate such exchange of Data and Know-How within the Collaboration Intellectual Property.

3.3.4 General Tools. Notwithstanding the above in this Section 3.3 neither Party shall be obligated to provide or make available to the other Party discovery or research tools, materials or information (including screening assays, cloning tools, animal models, cell lines and the like) Controlled by such Party or its Affiliates that are generally applicable to the discovery or research of products for the treatment of diseases or conditions, except as mutually agreed by the Parties.

3.4 Sublicensing.

3.4.1 GSK Right to Sublicense. In addition and without prejudice to any right to grant Subcontracts pursuant to Sections 4.3.2, 5.2.1 and 6.1.3, GSK shall have the right to grant sublicenses to its Affiliates [***]. In the event that GSK grants any sublicense pursuant to this Section 3.4.1, GSK shall remain responsible for its obligations under this Agreement and shall be responsible for the performance of the relevant sublicensee during the Term, as if performed by GSK. In addition, GSK shall ensure that each of its sublicensees complies with all relevant provisions of this Agreement.

3.4.2 Alector Right to Sublicense. In addition and without prejudice to any right to grant Subcontracts pursuant to Sections 4.3.2, 5.2.1 and 6.1.3, Alector shall have the right to grant sublicenses to its Affiliates that are wholly-owned direct or indirect subsidiaries of Alector (“Alector Wholly-Owned Affiliates”) of any and all rights granted to Alector under this Agreement by GSK (or to license rights retained by Alector), including any and all rights licensed to Alector pursuant to Section 3.2. Alector shall have the right to grant sublicenses to its Affiliates that are not Alector Wholly-Owned Affiliates and Third Parties of any and all rights granted to Alector under this Agreement by GSK (or to license rights retained by Alector) with respect to Licensed Antibodies and Licensed Products in the Field pursuant to Section 3.2 [***], provided further that the right to sublicense or Subcontract any Manufacturing hereunder shall be subject to Section 6.1.3. In the event that Alector grants any sublicense pursuant to this Section 3.4.2, Alector shall remain responsible for its obligations under this Agreement during the Term and shall be responsible for the performance of the relevant sublicensee as if performed by Alector. In addition, Alector shall ensure that each of its sublicensees complies with all relevant provisions of this Agreement.

3.4.3 Sublicense Requirements. Each sublicense granted by a Party to a Third Party pursuant to Sections 3.4.1 or 3.4.2 (a “Sublicense”) shall (i) be in writing; (ii) be subject and subordinate to, and consistent with, the terms and conditions of this Agreement; (iii) require the applicable Sublicensee to comply with all applicable terms of this Agreement (except for the

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

payment obligations, for which the sublicensing Party shall remain responsible); (iv) require that the Sublicensee grant the other Party a right of reference to the same extent of the right of reference granted to such other Party pursuant to Section 4.4.4 (unless plainly unnecessary because the nature of the applicable Sublicense does not relate to relevant subject matter); and (v) prohibit further sublicensing, except on terms consistent with this Section 3.4.3. No Sublicense shall diminish, reduce or eliminate any obligation of either Party under this Agreement. Upon reasonable request, the sublicensing Party shall provide the other Party with a copy of each Sublicense, provided that the sublicensing Party may redact any information from such Sublicense to the extent that such redactions do not reasonably impair the other Party’s ability to ensure compliance with this Agreement.

3.4.4 Existing Third Party Agreements. As of the Execution Date, Alector represents that neither Alector nor any of its Affiliates has entered into any material agreements with any Third Party relating to the Development, Manufacture or Commercialization of any Licensed Antibodies or Licensed Products, except those set forth in Exhibit 1.47.

3.5 Alector Covenants.

Subject to Section 3.7, during the period beginning on the Execution Date and ending [***], except pursuant to the terms of this Agreement, neither Alector nor any of its Affiliates shall [***].

3.6 GSK Covenants.

Subject to Section 3.7, during the period beginning on the Execution Date and ending on [***], except pursuant to the terms of this Agreement, neither GSK nor any of its Affiliates shall [***].

3.7 [***]

3.8 Section 365(n) of the Bankruptcy Code.

All rights and licenses granted under or pursuant to any section of this Agreement, including Sections 3.1 and 3.2 hereof, are rights to “intellectual property” (as defined in Section 101(35A) of Title 11 of the United States Code, as amended (such Title 11, the “Bankruptcy Code”)). Alector and GSK hereby acknowledge, on behalf of themselves and their respective Affiliates, that (i) copies of research data, (ii) laboratory samples, (iii) product samples and inventory, (iv) formulas, (v) laboratory notes and notebooks, (vi) all Data and results related to Clinical Studies, (vii) Regulatory Filings and Regulatory Approvals, (viii) rights of reference in respect of Regulatory Filings and Regulatory Approvals, (ix) pre-clinical research data and results, and (x) marketing, advertising and promotional materials, constitute “embodiments” of intellectual property pursuant to Section 365(n) of the Bankruptcy Code. Each of Alector and GSK agree not to, and to cause their respective Affiliates not to, interfere with the other Party’s or its Affiliate’s exercise of rights and licenses to intellectual property licensed hereunder and embodiments thereof in accordance with this Agreement and agree to use Commercially Reasonable Efforts to assist the

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

other Party or its Affiliate to obtain such intellectual property and embodiments thereof in the possession or control of Third Parties as reasonably necessary for the other Party or its Affiliate to exercise such rights and licenses in accordance with this Agreement.

3.9 Retention of Rights.

3.9.1 By Alector. Except as expressly provided herein, Alector grants no other right or license, including any rights or licenses to the Alector Intellectual Property or any other intellectual property rights, whether by implication, estoppel or otherwise and GSK shall not use or otherwise exploit (or authorize the use or exploitation of) any Alector Intellectual Property (other than Joint Inventions and Joint Patents) except as provided in Section 3.1. Notwithstanding any provision to the contrary in this Agreement, Alector shall retain the right to (a) use and otherwise exploit the Alector Intellectual Property, including the right to grant and authorize licenses under such Alector Intellectual Property, for the purposes of conducting activities for which it is responsible as set forth in this Agreement and permitted under this Agreement, and (b) use and otherwise exploit the Alector Intellectual Property, including the right to grant and authorize licenses thereunder, for the following purposes: [***].

3.9.2 By GSK. Except as expressly provided herein, GSK grants no other right or license, including any rights or licenses to the GSK Intellectual Property any other intellectual property rights not otherwise expressly granted herein, whether by implication, estoppel or otherwise and Alector shall not use or otherwise exploit (or authorize the use or exploitation of) any GSK Intellectual Property (other than Joint Inventions and Joint Patents) except as provided in Section 3.2.

3.9.3 Other Binding Moieties. Notwithstanding anything to the contrary in this Agreement, the Alector Intellectual Property and GSK Intellectual Property shall not include (a) any Know-How with respect to the binding portion(s) of an Antibody or other compound that is not directed to SORT1, or (b) any Patent to the extent Covering the binding portion(s) of an Antibody or other compound that is not directed to SORT1, in each case (a) and (b), unless such Antibody or compound was clinically Developed or Commercialized by the applicable licensor Party in the performance of activities under this Agreement. For purposes of the foregoing, “directed to SORT1” means [***].

3.10 Joint Patents.

[***]

ARTICLE IV
DEVELOPMENT

4.1 General.

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

4.1.1 JDC Oversight. The JDC shall coordinate the Development of Cost Profit Sharing Products, provide a forum for communicating with respect to Development of other Licensed Products in the Territory, and perform such other functions with respect to Development of Licensed Products as are provided for herein. The JDC will, subject to the JSC’s oversight, direct the clinical and regulatory program for the Cost Profit Sharing Products.

4.2 GDP; Non-Core GDP; Amendments; Development Responsibilities.

4.2.1 Global Development Plan and Non-Core Global Development Plan.

(a) Core Development Activities. The conduct of all GLP toxicology studies or other IND enabling studies, and Clinical Studies in support of the Core Dossier, of Cost Profit Sharing Products shall be governed by the GDP, and the Parties agree to conduct all such activities in accordance with the GDP. The Initial GDP is attached hereto as Exhibit 1.58 (which also includes overall total budget figures for the initial Development Budget as described in Section 4.2.3, and budget forecasts for subsequent periods as described in Section 4.2.5(b)). The GDP shall allocate responsibility for each Development activity set forth in the GDP to a Party. The GDP shall include general study design parameters, specific staffing requirements and the funding budget for each stage of clinical development for each Indication in the GDP, and shall be consistent with the terms of this Agreement. Guidelines for additional data and/or criteria, if any, to be generated for assessment prior to commencement of any specific Clinical Study shall be included in the GDP. The terms of and activities set forth in the GDP shall at all times be designed to be in compliance with all applicable Laws and Good Clinical Practice and to be conducted in accordance with professional and ethical standards customary in the pharmaceutical industry, taking into account, in accordance with Section 4.3.7, the Relevant Internal Policies.

(b) Non-Core Development Activities. The conduct of all GLP toxicology studies or other IND enabling studies and Clinical Studies that are (i) for any Cost Profit Sharing Products that are not in support of the Core Dossier or (ii) otherwise for Opt Out Products shall be governed by and set forth in the Non-Core GDP, and GSK agrees to conduct all such activities at its sole expense in accordance with the Non-Core GDP. The Non-Core GDP shall be developed by GSK, submitted to the JDC for review and discussion prior to commencement of such activities and shall be consistent with the terms of this Agreement and the Global Regulatory Strategy. The terms of and activities set forth in the Non-Core GDP shall at all times be designed to be in compliance with all applicable Laws and to be conducted in accordance with professional and ethical standards customary in the pharmaceutical industry, taking into account where required by Law, GSK’s health care compliance policies and applicable SOPs. Alector’s representatives on the JDC shall be kept reasonably informed with regard to the development of such Non-Core GDP by GSK, provided that such consultation shall not delay GSK from developing such Non-Core GDP in accordance with its internal schedule for such development. The Non-Core GDP shall be in such format reasonably developed by GSK in accordance with its ordinary business practices for such activities, provided that in no event shall GSK be required to provide copies of its internal governance documents.

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

4.2.2 Development Principles. It is the intent of the Parties that Development of Licensed Products in the Field will be conducted in accordance with the following principles except to the extent (if any) otherwise expressly provided in the then-current GDP established in accordance with Section 4.2.1 or 4.2.5 (as applicable), and the JDC (or the JSC, or the Executive Officers, as applicable) shall take into account and attempt to implement the following principles in its decision-making, including preparation, review and approval of any updates to and amendments of the GDP:

(a) Regardless of the specific division of responsibility between the Parties for particular activities at any particular time, the JDC shall serve as a conduit for sharing information, knowledge and expertise relating the Development of the Licensed Antibodies and Licensed Products.

(b) Clinical development of Cost Profit Sharing Products should be performed according to a single, integrated global program.

(c) Except with respect to Opt Out Products following Alector Opt Out, the GDP should at all times include a meaningful role for both Parties. In allocating responsibilities between the Parties, the JDC (or the JSC, or the Executive Officers, if applicable) shall take into consideration each Party’s expertise, capabilities, staffing and available resources to take on such activities.

(d) After receipt of a Regulatory Approval of a Licensed Product for an Indication [***].

4.2.3 Development Budget. The Development Budget included in the GDP shall be a rolling budget setting forth the budgeted amounts for Development Costs with respect to activities allocated to the Parties in support of the Core Dossier under the GDP. The Development Budget shall include for each Party a budget for Development Costs for the Development activities allocated to such Party: (a) during a given Calendar Year ([***]); (b) a good faith forecasted budget, in reasonable detail, for the [***] Calendar Years (broken down by Calendar Year), and (c) [***]. The Development Budget shall also include a breakout of costs by FTE and Out-of-Pocket Costs as determined by the Finance Working Group. The budget amounts indicated in the Initial GDP will constitute the initial Development Budget. Promptly after the Effective Date the Finance Working Group, in consultation with project management from each Party, will allocate the amounts in initial Development Budget to each Party based on the activities that each Party conducts under the GDP. Concurrently with the annual update of the GDP in accordance with Section 4.2.5, the JDC shall also prepare, and the JSC shall review and approve, an annual Development Budget covering the next Calendar Year and forecasted estimates through receipt of Regulatory Approval in [***]for each Indication then included in the GDP.

4.2.4 Allocation of Development Activities.

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(a) The GDP shall allocate responsibility between the Parties for the conduct of Clinical Studies and the various other Development activities addressed in the GDP. Unless otherwise approved by the JDC, with respect to Development of Licensed Products in the Field, (a) Alector shall be responsible for (i) all GLP toxicology studies and other studies intended to support an IND filing, (ii) Phase I Clinical Studies, (iii) all Development activities for Minor Indications and (iv) all Development activities for Major Indications other than any Phase III Clinical Study for a Major Indication or Post-Approval Required Study for a Major Indication, in each case (ii) - (iv), for Cost Profit Sharing Products in support of the Core Dossier, and (b) GSK shall be responsible for (X) any Phase III Clinical Study or Post-Approval Required Study for Major Indications for Cost Profit Sharing Products in support of the Core Dossier, (Y) all Development activities necessary to obtain Regulatory Approval for Major Indications and Minor Indications in the OUS Territory for Cost Profit Sharing Products that are not in support of the Core Dossier (i.e., Development activities that are specific to a country outside of [***]), and (Z) all Development activities for Opt Out Products.

(b) Neither Party nor its Affiliates shall conduct any GLP toxicology studies or other IND enabling studies intended to support an IND filing for any Licensed Product, or any Clinical Study for any Licensed Product, in each case other than a Cost Profit Sharing Product under the GDP or Non-Core GDP or an Opt-Out Product. Any such GLP toxicology study or other IND enabling study intended to support an IND filing or Clinical Study of a Licensed Antibody or Licensed Product shall be subject to the governance and oversight by both Parties as set forth in ARTICLE II and this ARTICLE IV.

4.2.5 Updating and Amending the GDP.

(a) The JDC shall review the GDP not less frequently than annually and shall develop detailed and specific GDP updates, which shall include the Development Budget for the subsequent Calendar Year and forecasted estimates for the succeeding Calendar Years for at least the period thereafter until Regulatory Approval of Cost Profit Sharing Products for each Indication in the GDP in [***]. The JDC shall submit all such updates to the JSC for review and approval, such that JSC preliminary approval would occur no later than [***] of each Calendar Year. Upon the JSC’s preliminary approval, such updates shall be submitted to each Party for its internal budgeting process with a target for final approval by the JSC no later than [***] of each Calendar Year, at which time any updates shall be appended to the GDP. The JDC may also develop and submit to the JSC from time to time other proposed substantive amendments to the GDP. The JDC shall also review each Party’s (and its Affiliates’) performance under the then-current GDP (including the Development Budget) on a [***] basis, and shall develop detailed and specific updates and substantive amendments to the Development Budget that reflect such performance. The JSC shall review proposed amendments presented by the JDC and may approve such proposed amendments or any other proposed amendments that the JSC may consider from time to time in its discretion and, upon such approval by the JSC, the GDP shall be amended accordingly. Amendments and updates to the GDP, including the Development Budget, shall not

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

be effective without the approval of the JSC (or a decision or determination pursuant to Section 13.1 or Section 13.3, if applicable). In the event that the JSC does not approve an updated GDP, including the Development Budget, prior to the start of the next Calendar Year, either Party may initiate procedures to resolve the issue pursuant to Sections 13.1 and 13.3, and the then-current GDP, and the forecasted amounts set forth for the applicable Calendar Year of the Development Budget shall continue to apply until the GDP is agreed by the JSC or decided or determined pursuant to Section 13.1 or Section 13.3.

(b) The Initial GDP includes a high-level forecast of anticipated budget amounts and associated timelines for Development of Licensed Products. In reviewing and approving annual updates or amendments to the Development Budget, the JSC (or the Executive Officers pursuant to Section 13.1 or the Parties, if applicable) shall consider the budget amounts and timelines reflected in the Initial GDP. The Development Budget shall provide for at least the amounts reflected for the relevant year in Initial GDP (or, if different, the amounts forecast for the relevant year in the Last Agreed Budget, taking into account any amounts actually spent for the years covered by such Development Budget that have already occurred), on approximately the timelines reflected in the Initial GDP, unless the Parties otherwise agree that spending such amounts on such timelines is not commercially reasonable for Development of a Cost Profit Sharing Product (viewing the Cost Profit Sharing Product on a stand-alone basis and not taking into account, for example, either Party’s own portfolio management considerations).

4.2.6 Independent Development Activities. [***]

(a) Independent Performance of Activities. Alector may, upon notice to GSK, initiate and conduct the Development activities in such [***] (each, an “Independent ADA”); provided, however, that if GSK determines reasonably and in good faith that any of the proposed Development activities are reasonably likely to adversely affect the Development or Commercialization of the applicable Licensed Product in the Field, then Alector shall not undertake such Independent ADA unless and until the JDC or JSC determines that such Independent ADA should be permitted. For clarity, a Licensed Product that is the subject of an Independent ADA shall continue to be a “Licensed Product” for all purposes of this Agreement (except as otherwise set forth in this Section 4.2.6). Alector shall provide informal reports of its progress with regard to the Independent ADAs at each meeting of the JDC and shall provide formal written reports of the results and budgeted costs of the Independent ADAs to the JDC at least [***] during the first [***] [***] in which any Clinical Study within an Independent ADA is being performed, and otherwise in the same manner and frequency as the Parties provide reports to the JDC with respect to activities covered by the GDP. If [***] (such use “ADA Data Use” and [***], the “ADA Data Use Date”), then such Party shall promptly, in any event within [***] [***], notify the other Party.

(b) Costs of Independent Development Activities. Subject to Section 4.2.6 below, Alector shall bear all costs associated with the Independent ADA it undertakes and such costs shall not be taken into account as Development Costs for purposes of Section 4.5, and costs

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

associated with the Independent ADA shall not be taken into account as Development Costs for purposes of determining Excess Costs pursuant to Section 4.5.4. If ADA Data Use occurs, then GSK shall reimburse Alector an amount equal to the applicable ADA Cost Percentage of the costs incurred prior to the ADA Data Use Date by Alector and its Affiliates for such Independent ADA. Such costs will be determined using the same manner of calculating Development Costs under the GDP. As used herein, the “ADA Cost Percentage” means (X) with respect to the first Independent ADA, [***] for Development Costs other than Manufacturing Costs which would have been shared equally and [***] for Manufacturing Costs which would have been shared equally and (Y) for each subsequent Independent ADA, [***] for Development Costs other than Manufacturing Costs which would have been shared equally and [***] for Manufacturing Costs which would have been shared equally.

(c) ADA Phase III Milestones. Notwithstanding Section 7.2.1, if Alector undertakes Independent ADAs, GSK shall not be obligated to make any payments for Clinical Study Milestones pursuant to Sections 7.2.1 on the basis of Clinical Study Milestones achieved in connection with such Independent ADAs (“ADA Phase III Milestones”) [***] and such Clinical Study Milestones shall not be considered achieved with respect to such Independent ADAs until fully paid as set forth in this Section 4.2.6(c).

(i) First Independent ADA. For the achievement of any ADA Phase III Milestone in connection with the first Independent ADA the milestone payment amount under Sections 7.2.1 owed for the achievement of such ADA Phase III Milestone in connection with such Independent ADA shall become due and payable to Alector upon the ADA Data Use Date for such Independent ADA.

(ii) Second and Later Independent ADA. For the achievement of any ADA Phase III Milestone in connection with the second or later Independent ADA, [***] ([***]) [***].

(iii) [***]

(d) ADA Approval Milestones. Notwithstanding Section 7.2.2 and Section 7.2.3, for any Regulatory Approval achieved using Data generated from Independent ADAs in a substantive manner as the basis therefor or achievement of any First Commercial Sale on the basis of any such Regulatory Approval (“ADA Approval Milestone”), an amount equal to the ADA Approval Percentage of the corresponding amount for achievement of the Approval Milestone under Sections 7.2.2 or the Commercial Milestone under Section 7.2.3, as the case may be, shall become due and payable to Alector upon achievement of such Approval Milestone or Commercial Milestone, as the case may be. As used herein, the “ADA Approval Percentage” means (A) [***] with respect to an ADA Approval Milestone for the first Independent ADA, and (B) [***] with respect to an ADA Approval Milestone for each subsequent Independent ADA.

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

4.2.7 Development of Licensed Products for Minor Indications and Major Indications. Notwithstanding anything in this Agreement to the contrary (including Section 4.2.6), unless the Parties otherwise mutually agree, or there has been an Alector Opt Out for all Licensed Antibodies, neither Party (nor its Affiliates or Sublicensees) shall [***].

4.3 Development Efforts; Manner of Performance; Reports.

4.3.1 Development Efforts. The Parties shall use Commercially Reasonable Efforts to Develop and to seek and obtain Regulatory Approval for [***]. Each Party and its Affiliates shall conduct its Development activities in good scientific manner and in compliance with applicable Law, including laws regarding environmental, safety and industrial hygiene, and Good Laboratory Practice, Good Clinical Practice, Informed Consent and Institutional Review Board regulations, current standards for pharmacovigilance practice, and all applicable requirements relating to the protection of human subjects. Notwithstanding anything to the contrary contained herein, a Party or its Affiliates shall not be obligated to undertake or continue any Development activities with respect to the Licensed Antibodies or Licensed Products if such Party (or Affiliates) reasonably determines that performance of such Development activity would violate applicable Law or such Party determines (which determination in the case of GSK is made by the GSK Global Safety Board) with respect to a conduct of a Clinical Study, that such Clinical Study would pose an unacceptable safety risk for subjects participating in such Clinical Study (taking into account the potential benefits).

4.3.2 Right to Subcontract Development Activities.

(a) Required Subcontract Terms. Each Party or its Affiliate may subcontract the performance of any Development activities undertaken in accordance with this Agreement to one or more Subcontractors pursuant to Subcontract which shall be consistent with the terms and conditions of this Agreement, shall contain confidentiality provisions no less restrictive than those set forth in ARTICLE IX, and shall contain a certification that such Third Party subcontractor has not been debarred, and is not subject to debarment, pursuant to Section 306 of the United States Federal Food, Drug and Cosmetics Act, and is not the subject of a conviction described in such section. The JDC shall oversee the performance of Subcontractors under Material Subcontracts in the same manner and to the same extent as its oversight of the Parties hereunder. Notwithstanding the foregoing, the subcontracting Party (or Party whose Affiliate enters into a Subcontract) shall remain liable under this Agreement for the performance of all its obligations under this Agreement and shall be responsible for and liable for compliance by its Subcontractors with the applicable provisions of this Agreement.

(b) Obligation to Discuss. Notwithstanding the foregoing, if either Party (or its Affiliate) desires to subcontract any of its assigned Development activities, such Party shall first discuss it with the other Party and take into account and reasonably consider amending the GDP to reallocate such activities to the other Party or alternatively, subcontracting such activities to the other Party (at a cost to be agreed between the Parties), taking into account (balanced with

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

other factors) the capabilities of the other Party and potential impact on costs, as a potential alternative to subcontracting such activities to a Third Party. In the event that any Development activity allocated to one Party under the GDP is subcontracted to the other Party (as opposed to being allocated to the other Party under the GDP), then if the subcontracting remains ultimately responsible under this Agreement for the conduct of such activities, the other Party shall conduct such activities under the management of, and as directed by, the subcontracting Party, consistent with the terms of this Agreement and all applicable Laws.

(c) [***] Material Subcontracts. If, following the discussion required under Section 4.3.2(b), a Party (or its Affiliate) still desires to subcontract the performance of a Development activity hereunder to one or more Third Parties, it may proceed to do so, subject to compliance with this Section 4.3.2(c). Prior to entering into any Material Subcontract, [***].

(d) Manufacturing Activities. Notwithstanding the foregoing, any subcontracting of Manufacturing activities in connection with Development shall be subject to Section 6.1.3.

(e) Coordination with Co-Exclusive Rights. It is understood that the co-exclusive licenses granted by Alector to GSK under Section 3.1 above shall not be construed to limit Alector’s and its Affiliates’ right to engage Subcontractors in accordance with this Section 4.3.2 (or under Section 5.2.1, or to engage Manufacturing Subcontractors in accordance with Section 6.1.3).

4.3.3 Day-to-Day Responsibility. Each Party shall be responsible for day-to-day implementation of the Development activities for which it (or its Affiliate) has or otherwise is assigned responsibility under this Agreement or the GDP and shall keep the other Party reasonably informed as to the progress of such activities.

4.3.4 Development Reports. At each meeting of the JDC, each Party will report on the Development activities such Party and its Affiliates has performed or caused to be performed since the last meeting of the JDC as allocated to such Party under the GDP, evaluate the work performed in relation to the goals of the GDP and provide such other information as may be reasonably requested by the JDC with respect to such Development activities. If a Party fails to adequately provide such report at a meeting of the JDC, the other Party may request, and such Party will provide to such other Party, a written progress report that includes information regarding accrual, site initiation, progress on protocol writing, meeting requests and briefing documents, in the case of clinical or regulatory activities, and in other cases such information as is reasonably necessary to convey a reasonably comprehensive understanding of the status of the applicable Development activity.

4.3.5 Compliance Audits. With respect to any facility or site at which a Party, its Affiliates or its Subcontractor conducts Development activities pursuant to this Agreement or the GDP, the other Party shall have the right, at its expense, upon [***] [***] written notice to the

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

such Party (and if applicable, such Affiliate or as described below, Subcontractor), and during normal business hours, to inspect such site and facility and any records relating thereto [***] [***], or more often with cause, to verify the other Party’s compliance with the terms of this Agreement relating to all applicable Laws, including Good Laboratory Practices, Good Clinical Practices and current standards for pharmacovigilance practice. Such inspection shall be subject to the confidentiality provisions set forth in ARTICLE IX and rights to conduct such inspection as set forth in the applicable Subcontract. Each Party shall use Commercially Reasonably Efforts to include in any contract or other written arrangement with its Subcontractors, a clause permitting the other Party to exercise its rights under this Section 4.3.5.

4.3.6 Quality Assurance Audits. GSK will be responsible for establishing audit plans for each Clinical Study assigned to GSK in the GDP according to GSK’s internal SOP. Alector’s quality assurance department will be responsible for establishing audit plans for each Clinical Study assigned to Alector in the GDP according to Alector’s internal SOP. The JDC shall form a joint Oversight/Quality Working Group (the “Oversight/Quality Working Group”) and such Oversight/Quality Working Group may review and provide comments on the audit plans established by GSK and Alector’s quality assurance personnel. GSK and Alector’s quality assurance personnel will each consider in good faith all such comments submitted by the Oversight/Quality Working Group, but GSK and Alector’s quality assurance personnel shall each have final decision-making authority with respect to the audit plans it develops.

4.3.7 Development Standards, Relevant Internal Policies. Each Party will perform, and ensure that their Affiliates, Sublicensees, and subcontractors perform, its Development activities as contemplated under this Agreement in a good scientific manner and in compliance with its Relevant Internal Policies, applicable Law, including (if applicable) laws regarding the environment, safety and industrial hygiene, and GMP, GLP, GCP, informed consent, current standards for pharmacovigilance practice, and all applicable requirements relating to the protection of human subjects. Each Party and its Affiliates will maintain written or electronic records of the Development activities conducted under the GDP, including without limitation data and results resulting therefrom, in sufficient detail, in a good scientific manner (in accordance with GLP, GCP, and GMP, as applicable), and appropriate for regulatory and patent purposes, and that (a) are complete and accurate in all material respects and properly reflect all Development work performed and results achieved, in each case, by or on behalf of such Party and its Affiliates under this Agreement and (b) record the technical and scientific details for such Development work performed and results achieved, and the source records and primary data for such results shall not include or be commingled with records of activities outside the scope of this Agreement, which records will be retained for at least [***] ([***]) [***] following expiration or termination of this Agreement, or for such longer period as may be required by Applicable Law or such Party’s Relevant Internal Policies. [***].

4.4 Regulatory Submissions and Regulatory Approvals.

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

4.4.1 Regulatory Responsibilities. The Party conducting the applicable Clinical Study under the GDP shall be responsible for Regulatory Filings and interactions with the applicable Regulatory Authorities with respect to such Clinical Study.

4.4.2 Ownership of Regulatory Filings and Regulatory Approvals. Subject to Section 4.4.1, all Regulatory Filings submitted to a Regulatory Authority, including all applications, for Regulatory Approvals for the Cost Profit Sharing Products in the Field in the United States shall be in the name of and owned by Alector for Licensed Products containing AL001 (other than with respect to an Opt Out Product) and in the name of GSK for Licensed Products containing AL101 (or any Opt Out Product). Subject to Section 4.4.1, all Regulatory Filings submitted to a Regulatory Authority, including all applications, for Regulatory Approvals for the Cost Profit Sharing Products in the Field in the OUS Territory and otherwise for Opt Out Products in the Field shall be in the name of and owned by GSK. To the extent a Party or its Affiliate is performing Development activities, in each case in accordance with this Agreement, the other Party shall cooperate fully, including by making such Regulatory Filings and submissions available, and undertaking such regulatory interactions as the Party performing (or whose Affiliate is performing) such Development activities may reasonably request for such purposes. Upon (a) the determination by GSK to Initiate a Phase III Clinical Study of a Cost Profit Sharing Product for a Major Indication, (b) the date a Licensed Product becomes an Opt Out Product or (c) the date which a Party (or its successor-in-interest) is required to permanently cease Commercialization activities with respect to a Licensed Product pursuant to this Agreement (including Section 5.1.3(d)), the Parties, through the Clinical/Regulatory Working Group, shall cooperate to transfer the appropriate Regulatory Filings for such Licensed Product as soon as reasonably practicable or at a time determined by the Clinical/Regulatory Working Group.

4.4.3 Regulatory Cooperation. Subject to applicable Law, each Party shall have the right [***] pertaining to Development of the Cost Profit Sharing Products in the Field or Regulatory Approval of a Cost Profit Sharing Products [***]. Each Party shall, to the extent possible, provide the other Party with reasonable advance notice of all such meetings and other contact and advance copies of all related documents and other relevant information relating to such meetings or other contact. Each Party shall provide the Clinical/Regulatory Working Group with advance drafts of any material documents or other material correspondence pertaining to Regulatory Approvals, including any proposed labeling, that such Party plans to submit to any Regulatory Authority and keep the Clinical/Regulatory Working Group informed of all material regulatory interactions with Regulatory Authorities that pertain to the Cost Profit Sharing Products in each case in [***]. The Clinical/Regulatory Working Group may provide comments regarding such documents and other correspondence prior to their submission, which comments the submitting Party shall consider in good faith. Each Party shall provide the other Party (through the Clinical/Regulatory Working Group) with copies of all material submissions it makes to, and all material correspondence it receives from, a Regulatory Authority pertaining to a Regulatory Approval that pertains to the Cost Profit Sharing Products. Notices, copies of submissions and correspondence, and other materials to be given in advance as provided in this Section 4.4.3 shall be provided at least [***]

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

[***] in advance unless circumstances necessitate a shorter time period, and in any event not less than a reasonable time in advance under the circumstances.

4.4.4 Rights of Reference and Access to Data. Each Party shall have the right to cross-reference the other Party’s or its Affiliate’s drug master file (“DMF”) and/or IND, if any, and any other Regulatory Filings anywhere in the world related to Cost Profit Sharing Products (and, for clarity, GSK shall also have the right to cross-reference such filings with respect to any Opt Out Products it is Developing and/or Commercializing), [***]. Each Party hereby grants to the other Party a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b) in the United States, or an equivalent exclusive right of access/reference in the United States or in any other country or region of the OUS Territory, to any Data, including such Party’s or its Affiliate’s clinical dossiers, Controlled by such Party or such Affiliate that relates to a Cost Profit Sharing Products for use by the other Party to Develop and Commercialize the Cost Profit Sharing Products (and with respect to GSK, any Licensed Product) in the Field pursuant to this Agreement. Each Party or such Affiliate shall provide a signed statement to this effect, if requested by the other Party, in accordance with 21 C.F.R. § 314.50(g)(3) or the equivalent as required in the United States or any country or region of the OUS Territory or otherwise provide appropriate notification of such right of the other Party to the applicable Regulatory Authority.

4.4.5 Regulatory Audits. The Parties shall cooperate in good faith with respect to Regulatory Authority inspections of any site or facility where Clinical Studies or Manufacturing of Cost Profit Sharing Products in the Field are conducted by or on behalf a Party pursuant to this Agreement, whether such site or facility is such Party’s or its Affiliate’s or Subcontractor’s (each an “Audited Site”). Each Party shall be given a reasonable opportunity, at its own cost, (taking into account the timing and notice provided by the applicable Regulatory Authority) to assist in the preparation of the other Party’s Audited Sites for inspection, where appropriate, and to attend any inspection by any Regulatory Authority of the other Party’s Audited Sites, and the summary, or wrap-up, meeting with a Regulatory Authority at the conclusion of such inspection. If such attendance would result in the disclosure to the other Party of Confidential Information unrelated to the subject matter of this Agreement, the Parties shall enter into a confidentiality agreement covering such unrelated subject matter. In the event that any Audited Site is found to be non-compliant with one or more Good Laboratory Practice, Good Clinical Practice, Good Manufacturing Practice or current standards for pharmacovigilance practice, the non-compliant Party shall submit to the other Party a proposed recovery plan or Corrective and Preventative Actions (“CAPA”) within [***] [***] after such non-compliant Party, its Affiliate or its Subcontractor receives notification of such non-compliance from the relevant Regulatory Authority and such non-compliant Party shall use Commercially Reasonable Efforts to implement such recovery plan or CAPA promptly after submission. Notwithstanding the foregoing, the rights of each Party under this Section 4.4.5 are subject to the terms of the applicable Subcontract, provided that each Party agrees to use Commercially Reasonable Efforts to include in the applicable Subcontract with its Subcontractors, a clause permitting the other Party to exercise its rights under this Section 4.4.5.

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

4.4.6 Pricing and Reimbursement Approvals. Subject to Section 5.7, GSK or its Affiliate shall be responsible for and have the exclusive right to seek and attempt to obtain pricing and reimbursement approvals for the Cost Profit Sharing Products in the Field in the U.S. and in the OUS Territory and otherwise for Opt Out Products in the Field, provided that GSK shall keep Alector reasonably informed with regard to the price of the Cost Profit Sharing Products in [***]and shall discuss with, and consider in good faith the comments of, the JCC with respect to the price of Cost Profit Sharing Products in the U.S.

4.5 Costs of Joint Development.

4.5.1 Cost Sharing.

(a) Subject to Section 4.5.5, Development Costs incurred during the Term by the Parties for Cost Profit Sharing Products shall be borne as follows:

(i) Development Costs (other than Manufacturing Costs) for the conduct of the first Phase II Clinical Study for each of [***] specified in the Initial GDP: 100% by Alector and 0% by GSK;

(ii) Manufacturing Costs: 50% by GSK and 50% by Alector; and

(iii) all other Development Costs (other than Manufacturing Costs) not included within the foregoing clause (i) and (ii) (including for clarity all Development Costs (other than Manufacturing Costs) incurred in support of the Core Dossier): 60% by GSK and 40% by Alector.

For the avoidance of double-counting, the Parties acknowledge and agree that Development Costs shall not be included in Allowable Expenses for purposes of calculating Pre-Tax Profit or Loss in accordance with the Financial Exhibit (and, likewise, that any amounts included in Allowable Expenses shall not be included in Development Costs). Payments under Existing Third Party Agreements incurred after the Effective Date that are attributable and allocable to the Development activities for which the Parties share (or reimburse) Development Costs under this Agreement shall be included as Development Costs shared (or reimbursed, as applicable) by the Parties.

4.5.2 Clinical Studies Involving Other Products of a Party. Notwithstanding Section 4.5.1 above, in the case of Clinical Studies and other Development activities under the GDP involving another product of a Party (including any product of its Affiliate) (i.e., other than a “Cost Profit Sharing Product”) as a comparator or combination therapy, then the Party whose other product is involved shall supply such other product for purposes of such trial or activity at the manufacturing cost thereof (calculated in the same manner as Supply Cost for a Cost Profit Sharing Product) and the portion of the costs of such Clinical Study to be including in Development Costs of such Clinical Study shall be reasonably determined by the Finance Working Group, based on

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

the relative benefit to the Licensed Product and the other product(s) of a Party involved in such Clinical Study.

4.5.3 Development Costs Reports. Development Costs shall initially be borne by the Party incurring the cost or expense, subject to reimbursement as provided in Section 4.5.4. Each Party shall calculate and maintain records of Development Costs incurred by it and its Affiliates in accordance with procedures to be established by the Finance Working Group, and quarterly reconciliation, reasonable cost forecasting, and other finance and accounting matters related to Development Costs will be determined by the Finance Working Group (the “Development Reconciliation Procedures”). Such procedures will provide the ability to comply with financial reporting requirements of each Party. The Development Reconciliation Procedures shall provide that a preliminary estimate of the Development Cost, in a format established by the Finance Working Group, shall be provided by each of Alector and GSK by the [***] [***] of the [***] [***] of each Calendar Quarter for purposes of financial statement close process. Within [***] [***] after the end of each Calendar Quarter, each Party shall submit to the Finance Working Group and the JDC a report, in such reasonable detail and format as is established by the Finance Working Group, which format shall be consistent with the categories calculated by the reporting Party in accordance with its Accounting Standards and sufficiently detailed to permit the other Party to obtain a reasonable understanding of, of all Development Costs incurred by such Party during such Calendar Quarter. Within [***] [***] following the receipt of such report, each Party shall have the right to request reasonable additional information related to the other Party’s and its Affiliates’ Development Costs during such Calendar Quarter in order to confirm that such other Party’s spending is in conformance with the approved Development Budget and to finalize a written report, as described in Section 4.5.4(g). The Finance Working Group shall establish reasonable procedures for the Parties to share estimated Development Costs for each Calendar Quarter prior to the end of such Calendar Quarter, to enable each Party to appropriately accrue its share of Development Costs for financial reporting purposes.

4.5.4 Excess Costs; Reimbursement of Development Costs.

(a) Notification of Excess Costs. Each Party shall notify the other Party without undue delay upon becoming aware that the anticipated Development Costs to be incurred by such Party for a Cost Profit Sharing Product for a given Calendar Quarter or Calendar Year might be in excess of the Last Agreed Budget for such Cost Profit Sharing Product for such Calendar Quarter or Calendar Year period. Following such notification, the Finance Working Group shall discuss the causes of any such increase and evaluate potential mitigation measures to prevent a further increase of Development Costs as applicable.

(b) Permitted Overage. To the extent the FTE Costs and Out-of-Pocket Costs within Development Costs incurred by or on behalf of a Party in a Calendar Year do not exceed [***] of the aggregate annual amounts budgeted for such FTE Costs and Out-of-Pocket Development Costs, respectively, to be incurred by or on behalf of the concerned Party for all of its activities for Cost Profit Sharing Products in such Calendar Year as set forth in the Last Agreed

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Budget (the “Permitted Overage”), such costs or expenses within the Permitted Overage shall be included in the calculation of the applicable Development Costs for the purposes of calculating the Development Cost sharing pursuant to Section 4.5.1. Notwithstanding the foregoing, to the extent that [***]. However, if [***]. [***].

(c) JSC Discussion. If the Finance Working Group concludes that:

(i) the anticipated amount of the applicable Development Costs is likely to exceed the Permitted Overage (such amount the “Anticipated Excess Costs”); and

(ii) there are no mitigation measures to prevent such Anticipated Excess Costs that the Parties agree to implement, the JSC shall discuss in good faith a corresponding amendment of the concerned Development Budget to reflect the Anticipated Excess Costs.

(d) Responsibility for Excess Costs. In the event that the Development Costs incurred by or on behalf of a Party in a Calendar Year exceed the Permitted Overage for such Calendar Year (such excess Development Costs incurred, the “Excess Costs”), then, except as set forth Section 4.5.4(e) and 4.5.4(f), the applicable Party incurring such Excess Costs shall be solely responsible for bearing such Excess Costs in excess of the applicable Permitted Overage and such Excess Costs shall not be included in the calculation of the applicable Development Costs for purposes of calculating the Development Cost sharing pursuant to Section 4.5.1.

(e) Carry Forward. If any Excess Costs are excluded from sharing by the Parties for a particular Calendar Year pursuant to the foregoing in Section 4.5.4(d), such Excess Costs shall be carried forward to subsequent Calendar Years and, to the extent the total Development Costs, as applicable, incurred by such Party and its Affiliates for the subsequent Calendar Year are less than [***] of the aggregate Development Costs allocated to such Party under the Last Agreed Budget for such Calendar Year, such carried forward amounts shall be included in Development Costs, as applicable, to be shared by the Parties for such Calendar Year period (i.e., so that the total Development Costs incurred by such Party and its Affiliates that are shared pursuant to this paragraph do not exceed [***] of the Development Costs allocated to such Party under the Last Agreed Budget for the applicable Calendar Year). Additionally, to the extent the Development Costs for a given Calendar Year are less than the Development Costs included in the Development Budget for such Calendar Year, because Development activities planned for such Calendar Year have been delayed to a subsequent Calendar Year, the Finance Working Group shall adjust the Development Budget for subsequent Calendar Years to reflect such delay (but without increasing the total cumulative Development Costs under the Development Budget).

(f) Excess Costs Automatically Included as Development Cost. Notwithstanding the foregoing, to the extent that Excess Costs incurred by a Party are directly attributable to [***], then such Excess Costs shall not be borne solely by the Party incurring such

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Excess Costs and shall be included in the calculation of the applicable Development Costs for purposes of calculating the Development Cost sharing pursuant to Section 4.5.1.

(g) Reimbursement of Development Costs. The Development Reconciliation Procedures shall provide for the Finance Working Group to develop a written report setting forth in reasonable detail the calculation of any net amount owed by Alector to GSK or by GSK to Alector, as the case may be, as necessary to accomplish the sharing of Development Costs set forth in Section 4.5.1 and this Section 4.5.4, and to prepare such report promptly following delivery of the report described in Section 4.5.3 and in a reasonable time (defined in Section 7.6.5) in advance of payment. The Party that is due reimbursement of Development Costs shall invoice the other Party within [***] ([***]) [***] of receipt of the finalized report described in Section 7.6.5 from the Finance Working Group. Such payments by one Party to reimburse the other Party’s expenditures for Development Costs shall be payable [***] ([***]) [***] following receipt of the foregoing invoice. In establishing the Development Reconciliation Procedures, the Finance Working Group shall work to coordinate and harmonize all Reconciliation Procedures to permit for reconciliation, and associated payments, with respect to Development Costs as well as Pre-Tax Profit or Loss in the United States and royalties in the OUS Territory and on Opt Out Products in the United States.

4.5.5 Alector Opt Out.

(a) Exercise. On a Licensed Antibody-by-Licensed Antibody basis, Alector may, upon [***] [***] advance written notice to GSK, opt out of sharing Development Costs and Pre-Tax Profits or Loss for such Licensed Antibody and all Cost Profit Sharing Products containing such Licensed Antibody for all Indications (each such opt out with respect to a Licensed Antibody, an “Alector Opt Out”, the date such notice is provided, the “Opt Out Notice Date” and the date of expiration of such [***] [***] period with respect to such Alector Opt Out, the “Alector Opt Out Date”), provided that Alector may not exercise the Alector Opt Out with respect to a Licensed Antibody during the Launch Window for a Cost Profit Sharing Product containing such Licensed Antibody. As used herein, “Opt Out Product” means any Licensed Product containing a Licensed Antibody for which the Alector Opt Out has been exercised.

(b) Consequence of Alector Opt Out. Following the Alector Opt Out Date with respect to an Opt Out Product:

(i) For any Clinical Studies for which Alector solely bears the cost under Section 4.5.1(a)(i) and still remain to be conducted under the then-current GDP, Alector shall [***];

(ii) Alector shall not be obligated to share in costs incurred after the Alector Opt Out Date with respect to the Development of Licensed Products for the Opt Out Product, or with respect to any Clinical Study directed to the Opt Out Product that is [***];

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(iii) Except for Clinical Studies for the Opt Out Product where Alector remains responsible for Development Costs pursuant to the preceding Sections 4.5.5(b)(i) and 4.5.5(b)(ii) (the “Committed Opt Out Cost Share Studies”), GSK shall reimburse Alector for all costs incurred by Alector in the Development of the Opt Out Products, including for Manufacturing activities in support thereof and the Supply Cost for any Opt Out Product provided by Alector to GSK;

(iv) Alector shall not be entitled to receive, nor obligated to pay, a share of any Pre-Tax Profit or Loss with respect to such Opt Out Product pursuant to Section 7.3 and shall, instead receive royalties on Net Sales of such Opt Out Product pursuant to Section 7.4.2;

(v) Except where such Alector Opt Out is [***];

(vi) except with respect to the Committed Opt Out Cost Share Studies: [***];

(vii) GSK shall [***];

(viii) the licenses granted in Section 3.1 with respect to Licensed Products shall become exclusive with respect to the Opt Out Products (except as set forth in Sections 4.5.5(b)(i) or 4.5.5(b)(ii)); and

(ix) the licenses granted in Section 3.2 with respect to such Licensed Products shall terminate with respect to the Opt Out Products (except as set forth in Sections 4.5.5(b)(i) or 4.5.5(b)(ii)).

4.6 New Product Decisions.

4.6.1 Definitions. As used herein:

(a) “Alector Independent Know-How” means Know-How that [***].

(b) “Alector Independent Patents” means Patents that [***].

(c) “Alector Independent Technology” means Alector Independent Know-How and Alector Independent Patents.

(d) “GSK Independent Know-How” means Know-How that [***].

(e) “GSK Independent Patents” means Patents that [***].

(f) “GSK Independent Technology” means GSK Independent Know-How or GSK Independent Patents.

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(g) “Independent Technology” means the Alector Independent Technology or the GSK Independent Technology.

(h) “New Product Decision” means a decision by the JDC with respect to the following matters: (i) a GDP providing for the conduct of Clinical Studies, GLP toxicology studies or other studies intended to support an IND filing, with respect to any Licensed Antibody other than an Existing Antibody, or any Licensed Product other than an Existing Product, including a Licensed Product consisting of a different formulation of an Existing Product, (ii) perform Manufacturing activities in support of the activities described in the foregoing clause (i), or (iii) the Commercialization (or Manufacture for Commercialization) of any Licensed Antibody other than an Existing Antibody, or any Licensed Product other than an Existing Product.

4.6.2 Advancement of Licensed Antibody or Licensed Product other than an Existing Antibody or Existing Product.

(a) Neither Party shall [***], unless such Party proposes a New Product Decision with respect to such Licensed Antibody or Licensed Product to the JDC for approval and the Parties unanimously approve such New Product Decision (themselves or their representatives on the JDC or their Executive Officers pursuant to Section 13.1).

(b) Each Party will have [***] [***] (or longer, if mutually agreed in writing by the Parties) to object in writing to a given proposed New Product Decision after such New Product Decision has been proposed to the JDC, as applicable, on any basis, including that [***].

(c) In the event that a Party objects in writing to a given proposed New Product Decision as provided in Section 4.6.2(b), no later than [***] [***] after such New Product Decision has occurred with respect to a given Licensed Antibody or Licensed Product, such matter shall be discussed by the JDC, and such matter may be escalated for resolution as provided in Sections 2.8 and 13.1 if needed, to determine whether to approve such New Product Decision.

(d) For clarity, if neither Party opposes a New Product Decision, then each Party’s Independent Technology that falls within the definition of Alector Intellectual Property or GSK Intellectual Property, as applicable will be included within the definition of Alector Intellectual Property or GSK Intellectual Property, as applicable, without further action of the other Party or the applicable committee.

4.7 Patient Samples.

4.7.1 The Party conducting any Clinical Study shall retain and archive all patient samples (including any human biological material (and any derivative or progeny thereof), any portion of an organ, any tissue, skin, bone, muscle, connective tissue, blood, cerebrospinal fluid, cells, gametes, or sub-cellular structures such as DNA, or any derivative of such biological material such as stem cells or cell lines; and any human biological product, including, but not limited to, hair,

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

nail clippings, teeth, urine, faeces, breast milk, and sweat) collected and retained in connection with Clinical Studies involving a Licensed Antibody or Licensed Product that are performed under this Agreement and co-funded by the Parties (including those Clinical Studies conducted pursuant to Section 4.5.1(a)(i)) (together with appropriate compilations of Information with respect to such samples, “Patient Samples”). [***].

4.7.2 Each Party agrees that any Patient Samples it collects in performance of activities under this Agreement will be obtained and will be stored, transferred, used and disposed of in accordance with all relevant Laws and any generally accepted and customary ethical guidelines regarding the collection, use, transport and disposal of human tissue.

4.7.3 Each Party agrees that it will seek all the relevant ethics committee approvals to enable the use of the Patient Samples obtained by or on behalf of such Party from patients or human subject volunteers or other donors in the Development of Licensed Antibodies or Licensed Products.

4.7.4 Each Party agrees that the use of Patient Samples by or on behalf of such Party in the activities under this Agreement will fall within the terms of the informed consent given by the donors of the samples or the clinical trial participants providing such samples. When a Party obtains samples from another entity that collected the samples outside the scope of activities conducted under the GDP, such Party shall obtain contractual confirmation that the entity complied with relevant requirements for informed consent, ethics committee/IRB approval and data privacy prior to such Party using such samples under this Agreement. Additionally, with respect to Patient Samples collected by a Party under this Agreement, each Party agrees, through the informed consent process, to seek to inform donors that (i) the research is being undertaken by a commercial entity, (ii) if applicable, the research involves the analysis of DNA and /or medical information, (iii) the Patient Samples may be transferred to a Third Party for testing, subsequent research use and storage purposes conducted for and on behalf of a commercial organization and its Third Party collaborators, and (iv) a commercial organization will have ownership of the results of the research performed on the Patient Samples and there will be no benefit whatsoever or any form of compensation for the donor in respect of the use of the Patient Samples by the commercial organization.

4.7.5 Each Party shall record each Patient Sample used or provided by it under this Agreement in a suitable Patient Sample level tracking system (the “Tracking Records”). Such Party shall maintain the Tracking Records at all points of the Patient Sample life cycle and including reporting on the status of each sample.

4.7.6 No human embryonic or fetal derived material (including cell lines) may be used in connection with a Party’s activities under this Agreement without the express prior written approval of the other Party.

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

4.7.7 In the event that a Party determines in its reasonable opinion that any informed consents for any clinical studies of a Licensed Product conducted by the other Party prior to the Effective Date or as part of the activities under the Agreement are insufficient to allow the transfer of Patient Samples or Personally Identifiable Information from such study to such Party or its Affiliates, then the other Party will use reasonable efforts to collaborate with such Party to agree upon an appropriate course of action to remedy such informed consent deficiencies and the other Party will take reasonable steps to carry out such agreed course of action to remedy such deficiencies, including to the extent agreed by such other Party, seeking a waiver or other approval from the applicable internal review boards for such study or, if agreed by the other Party, reconsenting patients.

4.8 Progranulin Gene Therapy Program.

4.8.1 In the event Alector determines to [***] (a “Gene Therapy Proposal”), along with a [***]. Within [***] ([***]) [***] after receipt of such Gene Therapy Proposal, GSK shall have the right to elect upon written notice, [***] to include such Progranulin Gene Therapy in the definition of Licensed Products under this Agreement as further described below. Such election notice (including such payment) shall be referred to as the “Gene Therapy Opt-In Notice,” and the date of such notice [***] shall be referred to as the “Gene Therapy Opt-In Notice Date.” Following the Gene Therapy Opt-In Notice Date, the following shall apply:

(a) The Parties shall negotiate and agree on an addendum to this Agreement (“Gene Therapy Addendum”) setting forth the [***] (such plan and budget, the “Gene Therapy GDP”). If the Parties are [***]. The terms of any such addendum shall in any case, unless otherwise mutually agreed, provide for:

(i) the same allocation of responsibility, decision-making and cost sharing for the Development and Commercialization of such Progranulin Gene Therapy as other Licensed Products under this Agreement;

(ii) the same royalties, milestones and profit sharing for such Progranulin Gene Therapy as other Licensed Products under this Agreement, provided that [***]; and

(iii) an [***].

(b) The plan and budget submitted by Alector in the Gene Therapy Proposal shall be deemed to be the Gene Therapy GDP as of the Gene Therapy Opt-In Notice Date until the Gene Therapy Addendum is [***] and Alector shall have the right to continue the Development of the Progranulin Gene Therapy pursuant to such plan and budget and the Parties shall share the Development Costs thereof in accordance with this Agreement (as if such Progranulin Gene Therapy was a Licensed Product and the Gene Therapy GDP (including budget therein) was the GDP and Development Budget). It is understood that the plan and budget in the Gene Therapy

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Addendum (once agreed or established pursuant to Section 13.3.2) shall be the Gene Therapy GDP, but may subsequently be modified by the JDC to the same extent and in the same manner as the GDP may be modified.

4.8.2 For purposes of this Section 4.8, “Progranulin Gene Therapy” means [***].

4.8.3 For clarity, it is understood and agreed that the opt-in right described in this Section 4.8 is a one-time right, exercisable only with respect to the first Progranulin Gene Therapy Proposal to be provided under this Section 4.8. Accordingly, if GSK does not provide a Gene Therapy Opt-In Notice as described above with respect to the first Gene Therapy Proposal provided by Alector hereunder, or withdraws its Gene Therapy Notice in accordance with Section 4.8.1(a) above, this Section 4.8 shall terminate and be of no force or effect, and thereafter Alector may Develop (including conduct IND enabling studies), Manufacture, Commercialize and otherwise exploit one or more Progranulin Gene Therapies independent of this Agreement without restriction or obligation to GSK, in the same manner and to the same extent as if this Section 4.8 did not exist. Unless and until GSK elects to include the Progranulin Gene Therapy as a Licensed Product in accordance with Section 4.8.1, (a) all Know-How and Patent rights made, generated or obtained by or on behalf of Alector or its Affiliates in performing activities with respect to a Progranulin Gene Therapy shall not be deemed Collaboration Intellectual Property, Collaboration Patents or Alector Intellectual Property and (b) GSK shall not have any right or license under any Know-How pertaining to a Progranulin Gene Therapy disclosed to GSK in connection with a Gene Therapy Proposal or under this Section 4.8.

ARTICLE V
COMMERCIALIZATION

5.1 Commercialization Efforts.

5.1.1 JCC Oversight. The JCC shall oversee Commercialization of Cost Profit Sharing Products in the Field in the United States, provide a forum for communicating with respect to other Commercialization activities with respect to Licensed Products in the Territory, and perform such other functions with respect to Commercialization of Licensed Products as are provided for in Section 2.5.

5.1.2 Commercialization Principles. It is the intent of the Parties that Commercialization of Licensed Products will be conducted in accordance with the following principles, except to the extent (if any) otherwise expressly provided in the U.S. Commercialization Plan established in accordance with Section 5.3.1, 5.3.2, 5.3.5(a), or 5.3.5(b) (as applicable) in accordance with the Compliance Plan. The JCC shall take into account and implement the following principles in reviewing and providing input into the Global Strategic Launch Plan and in its decision-making, including in the preparation, review and approval of updates to the U.S. Commercialization Plan, and otherwise when allocating Commercialization responsibilities between the Parties in accordance with this Agreement:

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(a) The JCC shall serve as a conduit for sharing information, knowledge and expertise relating to the Commercialization of the Licensed Product. The principles of information-sharing with respect to Commercialization of the Cost Profit Sharing Products in the United States shall be reciprocal between the Parties, [***].

(b) In connection with Alector’s role as Lead Party for Commercialization of Cost Profit Sharing Product for Non-AD/PD Minor Indications in the United States, Alector will [***].

(c) The U.S. Commercialization Plan shall include a meaningful role for both Parties for Cost Profit Sharing Products, as described in Section 5.1.3 and 5.8 below. In allocating responsibilities between the Parties, the JCC (or the JSC, or the Executive Officers, if applicable) shall take into consideration each Party’s expertise, capabilities, staffing and available resources to take on such activities, [***] but in each case the allocation of activities shall at all times abide by the terms of this ARTICLE V.

(d) The U.S. Commercialization Plan shall be established in a manner to optimize coordination and cooperation between the Parties with respect to Commercialization of the Cost Profit Sharing Products in the United States, while maintaining overall efficiency.

(e) The Commercialization of Cost Profit Sharing Products in the U.S. and the U.S. Commercialization Plan shall be subject to, and in accordance with, the Compliance Program.

5.1.3 Overall Commercialization Responsibilities; Lead Parties.

(a) Sales Booking of Cost Profit Sharing Products. GSK shall book all sales of Cost Profit Sharing Products [***].

(b) Commercialization Activities for Cost Profit Sharing Products in the OUS Territory. GSK shall be responsible for all Commercialization activities with respect to Cost Profit Sharing Products in the OUS Territory.

(c) United States. Subject to Section 5.1.3(a) above, responsibility for Commercialization activities in the United States for Cost Profit Sharing Products shall be allocated as follows:

(i) Major Indications: Subject to Sections 5.1.3(d), 5.7 and 5.8 below, GSK shall be the Lead Party for conducting Commercialization activities with respect to Cost Profit Sharing Products in the United States for all Major Indications and for all Indications for Parkinson’s Disease and Alzheimer’s Disease (i.e., both Major Indications and Minor Indications for Parkinson’s Disease and Alzheimer’s Disease) (the “Major and Related Indications”).

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(ii) Minor Indications: Similarly, subject to Sections 5.1.3(d), 5.7 and 5.8 below, Alector shall be the Lead Party for conducting Commercialization activities with respect to Cost Profit Sharing Products in the United States for all Minor Indications other than the Major and Related Indications (the “Non-AD/PD Minor Indications”).

(d) Remedial Actions. The JCC shall review and discuss each Party’s (and its Affiliates’) performance of its obligations as Lead Party or Co-Promoting Party and if the JCC determines that a Party or its Affiliate has [***]. [***], then the non-breaching Party will provide written notice to the other Party and the JCOWG of the occurrence of any such event described above. Such notice (the “Non-Compliance Notice”) will, in each case, expressly reference this Section 5.1.3(d), and reasonably describe the [***] (such activities, “Offending Activities”), and will provide reasonable substantiation thereof.

(i) The JCOWG shall meet on the [***] following receipt of such notice and the Parties will reasonably cooperate, via the JCOWG, to expeditiously (and in any event with in [***] [***]) evaluate the [***];

(ii) If the Offending Activities are either substantiated by the JCOWG or the JCOWG is unable to reach consensus, the [***];

(iii) If the Offending Activities are [***], then, within [***] ([***]) [***], the breaching Party shall provide a [***]. If the non-breaching Party does not agree to [***].

(iv) If the breaching Party does not [***].

(e) Lead Party Activities. The designation as “Lead Party” means the applicable Party shall be responsible for the implementation of strategic and operational activities to Commercialize Cost Profit Sharing Product, as such activities pertain to the applicable Indication Category, including: [***].

(f) Distribution. Subject to the foregoing, and Section 5.7 below, GSK shall be responsible for distribution, warehousing, shipping, demand estimation, customer support, return management and processing, for all Indications of Cost Profit Sharing Products in the United States.

(g) Opt Out Products. GSK and its Affiliates shall book all sales and be responsible for all Commercialization activities worldwide with respect to Opt Out Products, as further described in Section 5.1.4(c) below. Following the exercise by Alector of the Alector Opt Out, GSK shall replace Alector as the Lead Party with respect to Non-AD/PD Minor Indications for such Opt Out Product in the United States beginning no sooner than [***] ([***]) [***] after the applicable Opt Out Notice Date, which period of time may be adjusted upon agreement by the

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Parties, and the Parties shall cooperate fully to complete transition of such activities to GSK in a smooth and efficient manner as soon as reasonably practicable.

5.1.4 Activities and Participation.

(a) Each Party shall use [***] to execute and to perform, or cause to be performed, [***]. Notwithstanding anything to the contrary contained herein, a Party or its Affiliate shall not be obligated to undertake or continue any Commercialization activities with respect to the Licensed Antibodies or Licensed Products if such Party (or Affiliate) reasonably determines that performance of such Commercialization activity would violate applicable Law or if such Commercialization activities with respect to the applicable Licensed Antibody or Licensed Product would pose an unacceptable safety risk to patients.

(b) With respect to the OUS Territory, unless otherwise agreed by GSK and Alector, GSK will implement and will have sole authority and responsibility for the Commercialization of Cost Profit Sharing Products in the Field in the OUS Territory, [***].

(c) In the event Alector exercises an Alector Opt Out with respect to one or more Opt Out Products, unless otherwise agreed by GSK and Alector, GSK will implement and will have sole authority and responsibility for the Commercialization of the Opt Out Products in the Field in the United States and the OUS Territory, in each case in accordance with the Opt Out Commercialization Plan, the Global Strategic Launch Plan and the terms of this Agreement. GSK shall [***] Commercialize such Opt Out Products for each Indication after Regulatory Approval is obtained for such Indication [***].

(d) Each Party and its Affiliates shall perform all Commercialization activities with respect to Licensed Products, in the United States and in the OUS Territory, in compliance with applicable Law, including all Health Care Laws and current standards for pharmacovigilance practice and, in accordance with the Compliance Program.

5.2 Manner of Performance.

5.2.1 Right to Subcontract Commercialization Activities.

(a) Required Subcontract Terms. Subject to Section 5.2.1(b), each Party and its Affiliates may [***]. The JCC shall oversee the performance of Subcontractors under Material Subcontracts with respect to the Commercialization of Cost Profit Sharing Products in the United States in the same manner and to the same extent as its oversight of the Parties hereunder. Notwithstanding the foregoing, the subcontracting Party (or Party whose Affiliate enters into a Subcontract) shall remain liable under this Agreement for the performance of all its obligations under this Agreement and shall be responsible for and liable for compliance by its Subcontractors with the applicable provisions of this Agreement.

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b) Alector may engage a Third Party subcontractor to provide Sales Representatives to conduct Detailing and Medical Affairs activities solely in accordance with the terms set forth in this Section 5.2.1(b). Alector shall not [***] without the prior written consent of GSK. Prior to executing an agreement with a Third Party subcontractor that will perform Detailing and/or Medical Affairs activities on behalf of Alector hereunder, Alector will (a) provide GSK with an opportunity to review and comment on the material terms, (b) ensure that such agreement includes all of the requirements and obligations of this Section 5.2.1 and the Compliance Program, including compliance, use of materials, training obligations, and ability to terminate upon Alector Opt Out, and (c) require the Third Party subcontractor to comply with the Compliance Program. Upon execution of any such contract with such Third Party subcontractor, Alector will provide GSK with a copy of such agreement.

(c) Obligation to Discuss. Notwithstanding the foregoing, if either Party (or its Affiliate) desires to subcontract any of its assigned Commercialization activities with respect to the Commercialization of Cost Profit Sharing Products in the United States, such Party shall first discuss it with the other Party and take into account and reasonably consider amending the U.S. Commercialization Plan to reallocate such activities to the other Party or alternatively, subcontracting such activities to the other Party (at a cost to be agreed between the Parties), taking into account (balanced with other factors, including the principles prescribed in Section 5.1.2 above) the capabilities of the other Party and potential impact on costs, as a potential alternative to subcontracting such activities to a Third Party. In the event that any Commercialization activity allocated to either Party under the U.S. Commercialization Plan is subcontracted to the other Party (as opposed to being allocated to the other Party under the U.S. Commercialization Plan), then if the subcontracting Party remains ultimately responsible under this Agreement for the conduct of such activities, the other Party shall conduct such activities under the management of, and as directed by, the subcontracting Party, consistent with the terms of this Agreement and all applicable Laws.

5.2.2 Day-to-Day Responsibility. Each Party shall be responsible for day-to-day implementation of the Commercialization activities with respect to the Cost Profit Sharing Products for which it has or otherwise is assigned responsibility under this Agreement or the U.S. Commercialization Plan and shall keep the other Party reasonably informed as to the progress of such activities. Each of the Parties may appoint a single U.S. Commercialization alliance manager to be responsible for the day-to-day coordination of such Commercialization activities in the United States contemplated by this Agreement and the U.S. Commercialization Plan.

5.2.3 Commercialization Standards. Without prejudice to the Compliance Program, [***]. The Parties may review and discuss each Party’s (and its Affiliates’) performance against such standards at each meeting of the JCC. If the JCC determines that a Party or its Affiliate has failed to comply with such standards and such failure could adversely affect the Development or Commercialization of any Licensed Product in the Field, or if the JCC does not agree and one

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Party believes such is the case, the JCC shall (or such Party may) so notify the JSC and the JSC shall [***].

5.2.4 Commercialization Reports.

(a) Cost Profit Sharing Products in the United States. At each meeting of the JCC, each Party will report on the Commercialization activities such Party and its Affiliates have performed or caused to be performed with respect to Cost Profit Sharing Products in the United States since the last meeting of the JCC, evaluate the work performed in relation to the goals of the U.S. Commercialization Plan and provide such other information as may be required by the U.S. Commercialization Plan or reasonably requested by the JCC with respect to such Commercialization activities. If a Party fails to adequately provide such report at a meeting of the JCC, [***]. The JCC shall evaluate each Party’s and its Affiliates’ performance during each Calendar Quarter in which Commercialization activities with respect to the Cost Profit Sharing Products in the Field are performed in the United States against the U.S. Commercialization Plan and provide a report of such progress to the JSC at least [***] [***], unless agreed otherwise by the Parties.

(b) OUS Territory and Opt Out Products. At each meeting of the JCC, GSK shall (i) [***] (ii) provide [***] with respect to Opt Out Products since the last meeting of the JCC.

5.3 Commercialization Plans.

5.3.1 Global Strategic Launch Plan. GSK shall develop and periodically update, and submit to the JSC for review and discussion, a written document describing the global product strategy for Commercialization of the Cost Profit Sharing Products in the Field in the U.S. and OUS Territory (the “Global Strategic Launch Plan”). The Global Strategic Launch Plan will include [***]; provided however that the Global Strategic Launch Plan will not include any U.S. strategic implementation matters for Non-AD/PD Minor Indications in the United States without Alector’s agreement. GSK will consider in good faith any comments of Alector or the JSC with respect to the Global Strategic Launch Plan, but such Global Strategic Launch Plan shall be approved solely by GSK. The Commercialization of the Cost Profit Sharing Products in the Field in the United States shall be governed by the U.S. Commercialization Plan, which shall be generally consistent with the strategies set out in the Global Strategic Launch Plan. The initial Global Strategic Launch Plan shall be developed and submitted to the JSC for review within the [***] [***] period prior to anticipated First Commercial Sale in the Territory, and shall be completed and approved by GSK, after consideration in good faith of any comments of Alector or the JSC, no later than [***] [***] prior to anticipated First Commercial Sale of a Cost Profit Sharing Product in the Territory.

5.3.2 U.S. Commercialization Plan. The Parties shall cooperate to develop, the JCC shall review, and the JSC shall review and approve, a U.S. Commercialization Plan for Cost Profit Sharing Products that sets forth the Commercialization activities to be undertaken with respect to Cost Profit Sharing Products in the Field in the United States The U.S. Commercialization Plan

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

shall at all times be consistent with the Global Strategic Launch Plan and Section 5.1.3 above. The joint Commercialization of the Cost Profit Sharing Products in the Field in the United States shall be governed by the U.S. Commercialization Plan, which shall allocate such Commercialization activities between the Parties in accordance with the terms of this Agreement, including the principles set forth in Section 5.1.2 and the provisions of Sections 5.1.3 (and if applicable, Section 5.8 below). Unless otherwise determined by the JCC, the U.S. Commercialization Plan shall be a [***] [***] rolling plan, updated annually as provided in Section 5.3.5(b). The initial U.S. Commercialization Plan shall be submitted to the JCC for review no later than [***] prior to anticipated First Commercial Sale in the United States, and submitted to the JSC for approval no later than [***] [***] prior to anticipated First Commercial Sale in the United States. The U.S. Commercialization Plan shall include [***]. The terms of and activities set forth in the U.S. Commercialization Plan shall at all times be designed to be in compliance with all applicable Laws and the Compliance Program.

5.3.3 U.S. Commercialization Budget. The U.S. Commercialization Budget included in the U.S. Commercialization Plan shall be a rolling [***] [***] budget setting forth the budgeted amounts for costs with respect to activities allocated to the Parties under the U.S. Commercialization Plan during the then-current Calendar Year and the successive [***] Calendar Years thereafter, and shall include for both Parties a budget for FTE Costs and Out-of-Pocket Costs, broken down by Calendar Quarter for the then-current Calendar Year. The U.S. Commercialization Budget shall also include [***] as determined by the JCC in conjunction with the Finance Working Group. Concurrently with the annual preparation of the U.S. Commercialization Plan in accordance with Section 5.3.5(b), the JCC shall also prepare, and the JSC shall review to approve, an updated U.S. Commercialization Budget covering the next Calendar Year and the succeeding [***] [***].

5.3.4 If Alector exercises an Alector Opt Out for one or more Opt Out Products, GSK shall develop a plan for the Commercialization of such Opt Out Products in the Field in the Territory (the “Opt Out Commercialization Plan”). The Commercialization of Opt Out Products in the Field in the Territory shall be governed by the Opt Out Commercialization Plan. GSK will have responsibility for determining strategy and overall guidelines regarding the marketing, market access, Medical Affairs, and sales for Opt Out Products in the Field in the Territory, and development of Promotional Materials and Packaging for the Opt Out Products.

5.3.5 Amendments and Updates.

(a) Global Strategic Launch Plan. GSK shall develop, and submit to the JSC for review and discussion, an annual update to the Global Strategic Launch Plan. Such update shall be developed and submitted to the JSC no later than [***] of the prior Calendar Year. After consideration in good faith of any comments of Alector or the JSC, such updated Global Strategic Launch Plan shall be completed and approved by GSK and shall take effect on the first day of the Calendar Year to which such Global Strategic Launch Plan applies. [***]. Upon approval by GSK (after consideration in good faith of any comments of Alector or the JSC), the Global

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Strategic Launch Plan shall be amended accordingly. For clarity, pursuant to Section 5.3.1, the Global Strategic Launch Plan shall not be amended to include any U.S. strategic implementation matters for Non-AD/PD Minor Indications in the U.S. without Alector’s agreement. [***].

(b) U.S. Commercialization Plan. The Parties shall cooperate to develop, and submit to the JCC for review, an updated [***] [***] rolling plan for Commercializing the Cost Profit Sharing Products in the United States for each Calendar Year (and the [***] [***]), which shall include an updated U.S. Commercialization Budget for such [***] [***] period. The JCC shall submit each such U.S. Commercialization Plan to the JSC for review and approval in time to permit the JSC’s preliminary approval to occur no later than [***] of the prior Calendar Year. Upon the JSC’s preliminary approval, such plan shall be submitted to each Party for its internal budgeting process with a target for final approval by the JSC no later than [***] of the prior Calendar Year, and after final approval by the JSC, such U.S. Commercialization Plan shall take effect on the first day of the Calendar Year to which such U.S. Commercialization Plan applies. The JCC shall review each Party’s (and its Affiliates’) performance under the U.S. Commercialization Plan (including the U.S. Commercialization Budget) on a [***] basis, and shall develop detailed and specific updates and substantive amendments to the U.S. Commercialization Plan that reflect such performance. The JCC shall also reasonably consider any proposed updates and amendments to the U.S. Commercialization Plan presented by either Party. The JSC shall review such proposed amendments presented by the JCC and may approve such proposed amendments or any other proposed amendments that the JSC may consider from time to time in its discretion and, upon such approval by the JSC, the U.S. Commercialization Plan shall be amended accordingly. Amendments and updates to the U.S. Commercialization Plan, including the U.S. Commercialization Budget, shall not be effective without the approval of the JSC or the Executive Officers pursuant to Section 13.1, or determination pursuant to Section 13.3, as applicable. In the event that the JSC does not approve an updated U.S. Commercialization Plan, including the U.S. Commercialization Budget, prior to the start of the next Calendar Year, either Party may initiate procedures to resolve the issue pursuant to Sections 13.1 and 13.3, and the then-current U.S. Commercialization Plan, together with the budgeted amounts set forth in the [***] [***] rolling U.S. Commercialization Budget, shall continue to apply until the U.S. Commercialization Plan is agreed by the JSC or determined pursuant to Section 13.1 or Section 13.3.

(c) Opt Out Commercialization Plan. GSK shall review with the JCC and JSC annually, the then-current version of the Opt Out Product Commercialization Plan, no later than [***] of the prior Calendar Year.

5.4 Medical Affairs Responsibilities.

5.4.1 OUS Territory. During the Term, GSK, either itself or by and through its Affiliates, Sublicensees or subcontractors, will be solely responsible for all Medical Affairs activities with respect to the Licensed Products throughout the OUS Territory and Opt Out Products in the U.S., at GSK’s sole cost and expense, in accordance with the Global Strategic Launch Plan and Exhibit

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

5.17.1.

5.4.2 United States. The Party to which a particular Medical Affairs activity is allocated under a U.S. Commercialization Plan will lead the performance thereof, and, [***] and in compliance with the Compliance Program. If a particular Medical Affairs activity is allocated to both Parties to perform jointly under the U.S. Commercialization Plan, then both Parties will conduct such activity in collaboration with each other. Each Party will use reasonable efforts in the U.S. to co-brand all sponsorships, booths, and similar activities to the extent related to the Cost Profit Sharing Products and such cobranding is permitted under applicable Law. Each Party will conduct all Medical Affairs activities in the U.S. in accordance with the U.S. Commercialization Plan, the Compliance Program, and as otherwise agreed by the JCC (and set forth in writing (which may include minutes of the applicable JCC meeting) and approved by the JSC as needed).

5.4.3 Medical Affairs Materials.  In accordance with Section 2.6.4, the JCOWG will establish an appropriate working group for the medical, legal and regulatory review of all Medical Affairs Materials (the “MLR Working Group”). The MLR Working Group will have representatives from both Parties with appropriate expertise to carry out the responsibilities of the MLR Working Group. The Lead Party for an Indication Category [***] in accordance with the U.S. Commercialization Plan and the Compliance Program. All such Medical Affairs Materials will be submitted to the MLR Working Group for review and approval, and such MLR Working Group will serve as the review and approval committee for all Medical Affairs Materials to be used by either Party in the U.S. following the GSK Medical Affairs procedural processes for approval of such materials. The Lead Party for the applicable Indication Category will be [***] to applicable Regulatory Authorities for comments or approval as required. [***]. Neither Party shall use any materials other than the Medical Affairs Materials that have undergone the review and approval process set forth in this Section 5.4.3 for use in connection with the conduct of Medical Affairs activities related to the Licensed Products under this Agreement. In addition, neither Party will be required to use any Medical Affairs Materials that its own internal compliance team has not also approved. The Lead Party shall be responsible for providing and shipping to the other Party all Medical Affairs Materials in quantities necessary for such Party to perform its activities under the U.S. Commercialization Plan.

5.4.4 Medical Affairs Training.  The Lead Party for an Indication Category shall [***] the training programs and materials relating to Medical Affairs activities for the Cost Profit Sharing Product (“Medical Affairs Training Materials”) for use in the United States with respect to the Indication Category for which such Lead Party is responsible for the Parties’ Medical Affairs activities, in each case consistent with applicable Law, the U.S. Commercialization Plan and the Compliance Program. All such Medical Affairs Training Materials will be submitted to the MLR Working Group for review and approval in accordance with the process outlined above in Section 5.4.3 for the review of Medical Affairs activities. [***].  The Medical Affairs Training Materials will be updated annually taking into account any areas identified through internal monitoring of activities by each Party for enhanced or refreshed training.  Following the initial training of Medical Affairs personnel, [***], regular training programs for its own Medical Affairs personnel

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

using the most up-to-date Medical Affairs Training Materials. Each Party shall have the right to join the other Party’s Medical Affairs trainings and provide input. For the avoidance of doubt, the Medical Affairs Training Materials will include training on applicable aspects of the Compliance Program. [***].  Each Party shall be responsible for the performance of its own Medical Affairs representatives.

5.5 Advertising and Promotional Materials for Cost Profit Sharing Products.

5.5.1 United States. The Lead Party for an Indication Category shall [***] (collectively, “Promotional Materials”), for use in the United States with respect to the Indication Category for which such Lead Party is responsible, in each case consistent with applicable Law, U.S. Commercialization Plan and the Compliance Program. In accordance with Section 2.6.4, the JCOWG will establish an appropriate Working Group for the medical, legal and regulatory review of all Promotional Materials (the “PRC Working Group”). The PRC Working Group will have representatives from both Parties with appropriate expertise to carry out the responsibilities of the Working Group. The PRC Working Group shall be responsible for the medical, regulatory and legal review and approval of all Promotional Materials and for the interpretation and adherence to applicable Law and the requirements of the Compliance Program governing the preparation and use of such Promotional Materials. All Promotional Materials will be submitted to the PRC Working Group for review and approval, and such PRC Working Group will serve as the copy approval committee for the review and approval for all Promotional Materials to be used by either Party in the U.S. following the GSK copy approval procedural processes for approval of such materials. Lead Party will be solely responsible for any advance review of the Promotional Materials required by the applicable Regulatory Authority. [***]. Neither Party shall use any promotional materials other than the Promotional Materials that have undergone the foregoing approval process for use in connection with the Commercialization and Detailing of the Cost Profit Sharing Products in the U.S. In addition, neither Party will be required to use any Promotional Materials that its own internal compliance team has not also approved.

5.5.2 OUS Territory and Opt Out Products. GSK shall have sole responsibility for developing and approving Promotional Materials for use in the OUS Territory (and in the United States for Opt Out Products) by GSK and its Affiliates that comply with GSK’s SOPs and applicable Laws and Regulatory Approvals and are consistent in all material respects with the Global Strategic Launch Plan. Copies of all Promotional Materials used by GSK in the OUS Territory (and in the United States for Opt Out Products) will be archived by GSK in accordance with applicable Laws. [***].

5.6 Product Packaging.

The JCC shall develop and approve Cost Profit Sharing Product packaging for use in the United States, which shall be consistent with the U.S. Commercialization Plan, the Global Strategic Launch Plan and applicable Laws and Regulatory Approvals. GSK shall have sole responsibility for developing and approving Licensed Product packaging for use in the OUS Territory (and the United States for Opt Out Products) by GSK and its Affiliates, that shall be compliant with GSK’s

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

applicable SOPs and applicable Laws and Regulatory Approvals and consistent in all material respects with the Global Strategic Launch Plan.

5.7 Sales and Distribution.

5.7.1 United States.

(a) Booking Sales.

(i) Cost Profit Sharing Products. GSK and its Affiliates shall book all sales of Cost Profit Sharing Products in the United States [***]. If Alector receives any orders for a Cost Profit Sharing Product in the United States, it shall refer such orders to GSK.

(ii) Opt Out Products. GSK and its Affiliates shall book all sales of Opt Out Products in the United States, and shall be responsible for warehousing and distributing the Opt Out Products in the United States, and the allocation of responsibilities and activities under the U.S. Commercialization Plan [***]. If Alector receives any orders for an Opt Out Product in the United States, it shall refer such orders to GSK.

(b) Pricing Matters. GSK shall (i) [***]; (ii) determine whether [***]; and (iii) establish [***]. GSK shall keep the JCC reasonably informed of pricing and reimbursement matters in the U.S. with respect to Cost Profit Sharing Products and shall consider in good faith the comments of, the JCC with respect to such matters.

5.7.2 OUS Territory.

(a) Booking Sales. GSK and its Affiliates shall book all sales of Licensed Products in the OUS Territory, and shall be responsible for warehousing and distributing the Licensed Products in the OUS Territory. If Alector receives any orders for a Licensed Product in the OUS Territory, it shall refer such orders to GSK.

(b) Pricing Matters. GSK shall have the responsibility for determining all list prices and overall pricing and discounting strategy for the Cost Profit Sharing Products in the OUS Territory, [***].

5.8 Co-Promotion of Cost Profit Sharing Products in the United States.

5.8.1 Co-Promotion. Alector shall have the right to provide up to fifty percent (50%) of the Detailing efforts for Major and Related Indications (“Alector’s Co-Promote Right”), and GSK shall have the right to provide up to fifty percent (50%) of the Detailing efforts for Non-AD/PD Minor Indications, in each case with respect to Cost Profit Sharing Products in the United States, all in accordance with this Section 5.8 and the U.S. Commercialization Plan. Each such

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Party conducting Detailing efforts for an Indication Category for which the other Party is the Lead Party is referred to below as the “Co-Promoting Party”.

5.8.2 Inclusion in U.S. Commercialization Plan. The JCC shall discuss and determine [***] and such details shall be reflected in the U.S. Commercialization Plan which shall also include the tactical plan to implement such co-Detailing arrangement, including the allocation of Details for the applicable Indications to Co-Promoting Party and measures to coordinate such Detailing efforts (and if a U.S. Commercialization Plan has already been prepared, it shall be updated to include the foregoing as promptly as reasonably practicable). In each such case, the U.S. Commercialization Plan shall provide for a fair and reasonable allocation between the Parties of Detailing activities, [***] and the like with respect to the applicable Cost Profit Share Product and Indication Category, and each party shall use [***] to perform the Details so allocated to it pursuant to such U.S. Commercialization Plan. If the JCC cannot agree on the foregoing matters, (a) with respect to Non-AD/PD Minor Indications [***], and (b) with respect to any other indications [***].

5.8.3 Adjustment of Percentage. Notwithstanding Section 5.8.2, the Co-Promoting Party shall have the right to adjust the percentage of Details it will provide pursuant to Section 5.8.1 from time to time, subject always to a maximum of [***] ([***]), by so notifying the other Party at least [***] ([***]) [***] prior to the time such adjustment will take effect, with the limitation that any such adjustment shall only take effect as of [***] of the applicable Calendar Year. Once the Co-Promoting Party has so adjusted such percentage, it shall not again adjust the percentage for a period of [***] [***] (i.e., any such subsequent adjustment shall not take effect prior to the [***] anniversary of such prior adjustment). The Co-Promoting Party shall not reduce the percentage of Details it will provide pursuant to this Section 5.8 with respect to a Cost Profit Sharing Product to zero (or to any percentage less than [***] ([***])) without the prior written approval of the other Party.

5.9 Training.

The Lead Party shall [***] the initial Licensed Product training programs and materials (“Product Training Materials”) for use in the United States with respect to the Indication Category for which such Lead Party is responsible, [***] and in each case consistent with applicable Law, the U.S. Commercialization Plan and the Compliance Program. All such Product Training Materials will be submitted to the PRC Working Group for review and approval. The Lead Party shall conduct such training programs for all Sales Representatives prior to the launch of the applicable Cost Profit Sharing Product; provided that thereafter each Party shall be responsible for, and shall conduct, training programs using the most up-to-date Product Training Materials for its own Sales Representatives who will participate in Detailing the Cost Profit Sharing Product using the Product Training Materials to ensure a consistent, focused promotional strategy between the Parties that is consistent with the Approved Labeling for the applicable Cost Profit Sharing Product. The Product Training Materials will be updated annually taking into account any areas identified through internal monitoring of activities by each Party for enhanced or refreshed training. For the

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

avoidance of doubt, the Product Training Materials [***].

5.10 Management of Sales Representatives.

Each Party will be responsible [***], and will provide a sufficient number of full time employees to serve as district managers for such purposes and may, but will not be obligated to, designate one (1) or more full time employees to serve as regional directors having the responsibility for supervising a group of its district managers in a particular geographic region of the United States. The U.S. Commercialization Plan shall include [***]. Nothing in this Agreement shall be construed to conclude that any of a Party’s Sales Representatives or any other agents or employees of such Party are agents or employees of the other Party or subject to such other Party’s direction and control. Each Party shall [***]. Any and all Detailing performed by a Party hereunder shall be tracked using such Party’s internal recording of such activity; provided that such tracking [***] will be shared at the JCC for review and discussion to measure compliance with each Party’s obligations under the U.S. Commercialization Plan.

5.11 Other Responsibilities.

5.11.1 United States. GSK shall be responsible for handling all returns of the Cost Profit Sharing Products in the United States, and if a Cost Profit Sharing Product sold in the United States is returned to Alector, Alector shall promptly ship such Cost Profit Sharing Product to a facility designated by GSK. GSK shall also be responsible for handling all aspects of Cost Profit Sharing Product order processing, invoicing and collection, distribution, inventory and receivables in the United States.

5.11.2 OUS Territory and Opt Out Products. GSK shall be responsible for handling all returns of the Licensed Products in the OUS Territory and Opt Out Products, and if a Licensed Product sold in the OUS Territory or Opt Out Product sold in the United States is returned to Alector, Alector shall promptly ship such Licensed Product to a facility designated by GSK. GSK shall also be solely responsible for handling all aspects of order processing, invoicing and collection, distribution, inventory and receivables for Licensed Products in the OUS Territory and Opt Out Products in the United States.

5.12 Adverse Event and Product Complaint Reporting Procedures; Notice of Information Affecting Marketability of the Licensed Product.

5.12.1 Pharmacovigilance Agreement. The Parties shall meet to negotiate in good faith and agree on processes and procedures for sharing pharmacovigilance data for the Parties to comply with Pharmacovigilance regulatory obligations and applicable Laws, prior to a Clinical Study by GSK for a Licensed Product. The agreed-upon processes and procedures shall be set forth in a pharmacovigilance agreement (the “Pharmacovigilance Agreement”) containing mutually agreed terms and conditions that are customary for agreements of this type.

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

5.12.2 Global Safety Database. Until the commencement of a Clinical Study by GSK for a Licensed Product under the GDP, Alector shall maintain a global safety database of adverse events and pregnancy reports for such Licensed Product, which shall be used for regulatory reporting and responses to safety queries from Regulatory Authorities by both Parties. Reasonably prior to the commencement of a Clinical Study by GSK for a Licensed Product under the GDP, Alector shall transfer such global safety database for such Licensed Product to GSK and thereafter, GSK shall maintain, and be responsible for, the global safety database for such Licensed Product, provided that upon Alector’s request GSK shall provide [***].

5.13 Recalls, Market Withdrawals or Corrective Actions.

In the event that any Regulatory Authority issues or requests a recall or takes a similar action in connection with a Licensed Product in the United States or in the OUS Territory, or in the event either Party determines that an event, incident or circumstance has occurred that may result in the need for a recall or market withdrawal in the United States or the OUS Territory, the Party notified of such recall or similar action, or the Party that desires such recall or similar action, shall within [***] hours, advise the other Party thereof by telephone or email. GSK, in consultation with Alector, shall decide whether to conduct a recall of a Cost Profit Sharing Product in the United States (except in the case of a government mandated recall, when GSK may act without such advance notice but, shall notify Alector as soon as possible) and the manner in which any such recall shall be conducted (and in the event of any disagreement regarding a recall in the United States, the approach that is more conservative shall control). GSK shall decide, in its sole discretion, whether to conduct a recall in any country in the OUS Territory of a Licensed Product, or in the United States of an Opt Out Product, and shall have sole discretion to determine the manner in which any such recall shall be conducted. Each Party will make available to the other Party, upon request, all of such Party’s (and its Affiliates’) pertinent records that such other Party may reasonably request to assist such other Party in effecting any recall. The costs and expenses of any such recall in the United States for a Cost Profit Sharing Product shall be taken into account in determining Pre-Tax Profit or Loss as, and to the extent, provided in the Financial Exhibit.

5.14 Medical Inquiries.

The Lead Party with respect to an Indication Category shall [***] hours of receipt and shall respond to all inquiries from the Lead Party and follow the directives of the Lead Party in connection therewith. GSK shall handle all medical questions or inquiries from members of the medical profession in the OUS Territory regarding the Licensed Products and in the United States regarding Opt Out Products and Alector shall, and shall cause its Field Based Representatives to, refer to GSK all such questions and inquiries within [***] hours of receipt and shall respond to all inquiries from GSK and follow the directives of GSK in connection therewith. [***].

5.15 Early Access Programs.

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

[***]. If [***] desires to undertake an Early Access Program with respect to a Cost Profit Sharing Product in the United States, such Party shall submit (a) [***] (b) [***]. If the JDC and JMC agree to an Early Access Program proposal, such proposal shall be submitted to the JSC for review and approval. The JSC shall approve such Early Access Program proposal unless the JSC determines in good faith that the proposed Early Access Program [***]. Any Early Access Program conducted by either Party for the Cost Licensed Products shall be in accordance with the plan therefor to the extent established by the JDC. [***].

5.16 Field Based Representatives.

5.16.1 Each medical representative or medical science liaison used by a Party or its Affiliate to perform in-person presentations of the Cost Profit Sharing Products to health care professionals, or to perform sales calls (each, a “Field Based Representative” and each of those performing detailing, a “Sales Representative”), in the United States pursuant to this Agreement shall be employed by such Party or one of its Affiliates on a full-time basis (or engaged by such Party or one of its Affiliates as an independent contractor in his or her individual capacity) as a member of its field force for the relevant Indication(s) or hospital-based field force that visits targeted prescribers.

5.16.2 In the event that during the first [***] [***] following First Commercial Sale of a Cost Profit Sharing Product in a country, [***].

5.16.3 Alector and GSK shall each ensure that its and its Affiliates’ Sales Representatives do not make any representation, statement, warranty or guaranty with respect to the Licensed Product that is not consistent with the Approved Labelling for a Licensed Product for the applicable country, including mutually approved limited warranty and disclaimers, if any. Alector and GSK shall each ensure that its and its Affiliates’ Sales Representatives do not make any statements, claims or undertakings to any person with whom they discuss or promote the Licensed Products that are not consistent with, nor provide or use any labeling, literature or other materials other than, those Promotional Materials currently approved for use by the PRC Working Group in the United States. If at any time the PRC Working Group no longer approves the use of specified Promotional Materials in the United States, each Party shall immediately take action to remove the Promotional Materials from use by its and its Affiliates’ Sales Representatives in the United States and destroy such materials.

5.16.4 Alector and GSK shall each cause its and its Affiliates’ Field Based Representatives to comply with applicable Laws related to the performance of its obligations hereunder, including the Drug Regulation Laws, the Federal and State Anti-Kickback Statutes and all applicable regulations thereunder, the AMA and PhRMA Guidelines, and all relevant EMA regulations, authorizations and local laws regarding advertisement, sale and promotion of pharmaceutical products as well as any relevant code of practice.

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

5.16.5 Each Party shall, and shall cause its Affiliates to, maintain records of its Field Based Representative activities in the United States and each Party shall allow, and shall cause its Affiliates to allow, representatives of the other Party to inspect such records upon request during normal business hours and upon reasonable prior notice.

5.17 Compliance.

5.17.1 The Parties will comply with their respective obligations under the Compliance Program established pursuant to Exhibit 5.17.1 in relation to the Commercialization of Cost Profit Sharing Products in the U.S. In the event that Alector is unwilling or unable to comply with its obligations in the Compliance Program, Alector shall have the option, in its sole discretion, to terminate its role as a Lead Party or Co-Promoting Party upon [***] ([***]) [***] notice to GSK (it being understood that such termination shall not be deemed an Alector Opt-Out).

ARTICLE VI
MANUFACTURE AND SUPPLY

6.1 Manufacture.

6.1.1 JMC Oversight; Efforts. The JMC, in consultation with the JDC and the Finance Working Group, shall oversee and have authority regarding CMC Development, establishment of Manufacturing sources and supply chains, and Manufacture of Licensed Antibodies and Licensed Products in the Field, both in the United States and in the OUS Territory, subject to the provisions of this ARTICLE VI. Each of Alector and GSK shall use Commercially Reasonable Efforts to [***].

6.1.2 Manufacturing Principles. The following shall apply with respect to the Manufacture of Licensed Antibodies and Licensed Products in accordance with this Agreement:

(a) The Manufacture of each Licensed Product under this Agreement for the United States and the OUS Territory shall be conducted using a single, harmonized Manufacturing process, utilizing a single global formulation for such Licensed Product, except to the extent that the JMC approves Manufacturing process differences between manufacturing sites or approves differences between Licensed Products for different countries. The Parties anticipate they will attempt to improve continuously any such Manufacturing process and that the JMC will plan to establish at least [***] Manufacturing sources for each Licensed Product.

(b) Alector shall have responsibility for Manufacture of Licensed Antibodies and Licensed Products using Manufacturing Subcontractor(s) during the Initial Manufacturing Period and thereafter, GSK shall have responsibility for Manufacture of Licensed Antibodies and Licensed Products in accordance with the terms of this ARTICLE VI itself and/or through one or more Manufacturing Subcontractor(s) and Alector shall have the right to obtain supply of Licensed Antibodies and Licensed Product from GSK (as described in Section 6.4

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

below). In the event that GSK does not supply Licensed Antibodies and Licensed Product to Alector, GSK shall permit Alector to obtain Licensed Antibodies and Licensed Products directly from such Manufacturing Subcontractor(s) for the purpose of exercising its rights and performing its responsibilities under Sections 3.1, 3.2, 3.9.1 and ARTICLE IV, provided that in such case, it shall be Alector’s sole responsibility to negotiate and enter into contracts directly with such Manufacturing Subcontractors and GSK shall have no liability with respect to the same. Furthermore, in no event shall Alector’s contracts with such Manufacturing Subcontractors interfere with such Manufacturing Subcontractor’s ability to perform its obligations to GSK. As used herein, the “Initial Manufacturing Period” means the period beginning on the Effective Date and ending on completion of Manufacturing Transfer.

(c) The Parties shall reasonably cooperate, under the oversight and management of the JMC, to accommodate forecasting and/or timelines for advance ordering in connection with the Manufacture of Licensed Antibodies and Licensed Product.

(d) Licensed Products used in Clinical Studies shall in each case be subject to release by the Party conducting the Clinical Study, and if the Party conducting the Clinical Study was not responsible for Manufacturing such Licensed Products, then the other Party shall use Commercially Reasonable Efforts to assist the Party conducting the Clinical Study in the determination of such release.

(e) Alector has entered into the contracts listed on Exhibit 6.1.2(e) with Third Party contract manufacturers in connection with the Manufacture of Licensed Antibodies and Licensed Products (the “Existing Manufacturing Contracts”). During the Initial Manufacturing Period, the Parties will reasonably cooperate to oversee CMC Development activities and to perform the Manufacturing Transfer (subject to oversight and management of the JMC as set forth herein). During the Initial Manufacturing Period, (i) GSK will use Commercially Reasonable Efforts to assist Alector in overseeing the Manufacture and supply of Licensed Antibodies and Licensed Products under the Existing Manufacturing Contracts and in resolving Manufacturing issues, if any, that arise in connection therewith, and (ii) Alector will keep GSK fully informed of the status of Manufacturing activities undertaken by Alector’s Manufacturing Subcontractors and will reasonably consider all advice and suggestions by GSK in connection with such Manufacturing activities. Following the Initial Manufacturing Period, GSK will keep Alector fully informed of the status of Manufacturing activities undertaken by GSK and GSK’s Manufacturing Subcontractors, and will reasonably consider all advice and suggestions by Alector in connection with such Manufacturing activities.

(f) Notwithstanding anything to the contrary in this Agreement, GSK acknowledges that Alector has not granted GSK the right to: [***].

6.1.3 Right to Subcontract Manufacturing Activities. Each Party is permitted to use one or more of its Affiliates to perform its Manufacturing activities undertaken in accordance with this Agreement or any Supply and Quality Agreement. Neither Party (nor their Affiliates) may

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

subcontract to a Third Party the performance of any Manufacturing activities undertaken in accordance with this Agreement or any Supply and Quality Agreement, other than by Alector under an Existing Manufacturing Contract (a “Manufacturing Subcontract”), except in accordance with the following terms and conditions:

(a) Neither Party (nor their Affiliates) may subcontract any of its obligations with respect to the oversight and management of Manufacturing activities under the GDP, the U.S. Commercialization Plan, or its participation on the JMC.

(b) Before entering into a Manufacturing Subcontract with a Third Party, the subcontracting Party (or Affiliate of a Party) shall first notify the JMC of the Manufacturing activities to be subcontracted, the name of the proposed Third Party subcontractor and information regarding such Third Party’s relevant experience and qualifications and the proposed fees or costs to be paid to such Third Party. The JMC shall be given a reasonable opportunity to review and discuss the proposal. If, following such discussion, a Party (or its Affiliate) still desires to subcontract the performance of Manufacturing activities hereunder to one or more Third Parties, it may proceed to do so, subject to compliance with this Section 6.1.3(b) and provided further that [***] any transfer of GSK Manufacturing Know-How to such Third Party shall require the prior written consent of GSK, not to be unreasonably withheld. Prior to entering into any Manufacturing Subcontract which the subcontracting Party or its Affiliate anticipates at time of execution will entail payments to the Subcontractor in excess of [***] or the use of GSK Manufacturing Know-How with respect to subcontracted Manufacturing activities under this Agreement (a “Material Manufacturing Subcontract”), the subcontracting Party shall [***].

(c) Neither Party (nor its Affiliates) will enter into a Manufacturing Subcontract with a Third Party that has been debarred, or is subject to debarment, pursuant to Section 306 of the FFDCA, or that is the subject of a conviction described in such section.

(d) Each Manufacturing Subcontract with a Third Party must be in writing. A Third Party subcontractor who is a party to a Subcontract is referred to in this Agreement as a “Manufacturing Subcontractor” with respect to the particular Manufacturing activities covered by such Subcontract. Neither Party, nor their Affiliates, shall enter into any Manufacturing Subcontract with respect to Licensed Antibodies or Licensed Products after the Effective Date except in compliance with the terms of this Section 6.1.3. Each such Subcontract entered into after the Effective Date shall contain terms consistent with the terms and conditions of this Agreement, and shall contain reasonable and customary confidentiality and non-use provisions and provide GSK the right to enforce such confidentiality and non-use provisions in the event that the Manufacturing Subcontractor is an Approved CMO and will receive GSK Manufacturing Know-How. In addition, unless otherwise agreed to by the Parties and subject to Section 6.1.2(b), each such Manufacturing Subcontract entered into after the Effective Date shall grant the subcontracting Party a royalty-free, worldwide, sublicenseable license under any Know-How or Patents used by the Subcontractor to Manufacture the Licensed Antibody or Licensed Products, and the subcontracting Party shall use reasonable efforts to obtain a requirement in each Manufacturing

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Subcontract for the Manufacturing Subcontractor to permit, and reasonably cooperate to facilitate, the transfer of any such Know-How between the Parties or their Affiliates or designated Third Party contract manufacturers (subject to the restrictions in Section 6.1.3(b) with respect to the transfer or disclosure of GSK Manufacturing Know How). The JMC shall have the right to oversee the performance of Manufacturing Subcontractors, and each Party shall have the right, based on reasonable cause, to request that the other Party audit the performance of the Manufacturing Subcontractors of such other Party and its Affiliates in accordance with the terms of the relevant Manufacturing Subcontract.

(e) The subcontracting Party (or Party whose Affiliate enters into a Subcontract) shall remain liable under this Agreement for the performance of all its obligations under this Agreement and shall be responsible for and liable for compliance by its Affiliates and Subcontractors with the applicable provisions of this Agreement.

6.1.4 Manufacturing Requirements. The JMC may develop and approve, standards applicable to the Parties’ and their Affiliates’ performance of Manufacturing activities in accordance with this Agreement or any Supply and Quality Agreement. Each Party (and their Affiliates) shall perform each such Manufacturing activity it undertakes in accordance with the applicable standards approved by the JMC. The Parties may review and discuss each Party’s (and its Affiliates’) performance against such standards at each meeting of the JMC. If the JMC determines that a Party or its Affiliate has failed to comply with such standards and such failure could adversely affect the Development or Commercialization of any Licensed Product in the Field, or if the JMC does not agree and one Party believes such is the case, the JMC shall (or such Party may) so notify the JSC and the JSC shall discuss whether any remedial action shall be taken.

6.2 Manufacturing Transfer.

Alector shall transfer responsibility for Manufacture of Licensed Antibodies and Licensed Products to GSK or GSK’s nominated Manufacturing Subcontractor, and provide GSK or its Manufacturing Subcontractor with reasonable assistance and Alector Know-How pertaining to the Manufacture of Existing Antibodies and Existing Products, (“Manufacturing Transfer”) in accordance with the manufacturing transfer plan, which shall be in accordance with the principles set out in Exhibit 6.2 (the “Manufacturing Transfer Plan”), which Manufacturing Transfer may occur at different times for the Existing Products (e.g., Manufacturing Transfer of AL001 may occur later than Manufacturing Transfer of AL101). The Manufacturing Transfer Plan shall be reviewed and approved by the JMC within [***] ([***]) [***] after the JMC is established, and may be amended from time to time by the JMC, provided that in all cases the Manufacturing Transfer Plan shall minimize the risk of disruption to the supply of Existing Antibody and Existing Products for use in any Phase III Clinical Study. All such technology transfer and related communication shall be overseen and facilitated by the JMC. Alector shall provide (or cause to be provided by its relevant Affiliates or subcontractors) to GSK or its Manufacturing Subcontractor a reasonable level of technical assistance and consultation to support such Manufacturing Transfer and provide reasonable assistance with the qualification of the GSK or Manufacturing

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Subcontractor’s Manufacturing facility/ies with applicable Regulatory Authorities, all in accordance with the Manufacturing Transfer Plan.

6.3 CMC Development.

Responsibility for performing CMC Development for each Licensed Antibody and Licensed Product (and each formulation and dosage form thereof) shall be allocated under the GDP, provided that until the Manufacturing Transfer to GSK for an Existing Antibody and Existing Product, CMC Development shall be allocated to Alector and, to the extent any ongoing CMC Development activities as of such Manufacturing Transfer are to be transferred to GSK the Manufacturing Technology Transfer Plan shall provide for a plan for the transfer of such CMC Development activities. Each Party shall participate, through its representatives on the JMC, in decision-making with regard to CMC Development activities related to new formulations or dosage forms for Licensed Products and of associated Manufacturing processes, which activities shall be conducted in accordance with the approved GDP.

6.4 Supply and Quality Agreement.

If during the Term, a Party (“Non-Manufacturing Party”) requires Licensed Antibody or Licensed Product for the conduct of activities under the GDP (or in the case of Alector, any Independent ADA or is requested pursuant to Section 6.1.2(b)) and at such time the other Party (“Manufacturing Party”) is responsible for Manufacturing such Licensed Antibody or Licensed Product, then the Manufacturing Party shall supply such Licensed Antibody or Licensed Product to the Non-Manufacturing Party at Supply Cost and, upon either Party’s request, the Parties shall enter into separate supply and associated quality agreements (each, a “Supply and Quality Agreement”) covering the terms of such supply to such Party for such activities (and to the extent requested by the Party receiving such supply, (a) the Manufacturing Party shall cooperate to enter into such quality agreement on reasonably and customary terms for a quality agreement and (b) such quality agreement shall be entered into prior to such supply). The Supply and Quality Agreement will contain terms and conditions that are reasonable and customary for agreements of such nature. The terms of any such Supply and Quality Agreement, including the Manufacturing Party’s and the Non-Manufacturing Party’s respective rights and obligations under such Supply and Quality Agreement, shall be consistent with, and limited by, rights and obligations of the Manufacturing Party under any applicable Manufacturing Subcontract.

ARTICLE VII

FINANCIAL PROVISIONS

7.1 Upfront Payment.

In partial consideration of the rights granted to GSK under this Agreement, GSK shall make the following non-refundable, non-creditable payments: (a) $500,000,000 to Alector within [***]

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

[***] of receipt of a valid invoice from Alector following the Effective Date and (b) $200,000,000 to Alector within [***] [***] of receipt of a valid invoice from Alector on or after the [***] [***] of the Calendar Year following the Calendar Year in which the Effective Date is.

7.2 Milestone Payments.

7.2.1 Clinical Study Milestones. GSK shall make the non-refundable, non-creditable payments to Alector set forth below in accordance with Section 7.2.4 upon the occurrence of the corresponding milestone event set forth below (each, a “Clinical Study Milestone”):

Milestone Event	Payment
	Minor Indication	Major Indication
[***]*	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

* For the avoidance of doubt, no Clinical Study Milestone shall be payable in respect of the Phase III Clinical Study for FTD-GRN Initiated by Alector prior to the Effective Date [***].

Each Clinical Study Milestone shall be payable one time only, even if such Clinical Study Milestone occurs for a given Indication with respect to more than one Licensed Product (including Combination Products). Upon filing of an MAA in the U.S. or in any Major European Country or in the EMA Territory based on efficacy data from a Clinical Study, such Clinical Study shall be deemed a “Phase III Clinical Study” for purposes of this Section 7.2.1, and the corresponding milestone payment under this Section 7.2.1 with respect to such Clinical Study, if not previously paid, shall become due.

7.2.2 Approval Milestones. GSK shall make the non-refundable, non-creditable payments to Alector set forth below in accordance with Section 7.2.4 upon the occurrence of the corresponding milestone event set forth below (each, an “Approval Milestone”):

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Milestone Event	Payment
	Minor Indication	Major Indication
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Each Approval Milestone shall be payable one time only, even if such Approval Milestone occurs for a given Indication with respect to more than one Licensed Product (including Combination Products).

7.2.3 Commercial Milestones. GSK shall make the non-refundable, non-creditable payments to Alector set forth below in accordance with Section 7.2.4 upon the occurrence of the corresponding milestone event set forth below (each, a “Commercial Milestone”):

Milestone Event	Payment
[***]	[***]
[***]	[***]

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Each Commercial Milestone shall be payable one time only, even if such Commercial Milestone occurs for a given Indication with respect to more than one Licensed Product (including Combination Products).

7.2.4 Milestone Payment Terms.

(a) GSK shall notify in writing promptly, but in no event later than [***] ([***]) [***] each achievement by GSK of a Clinical Study Milestone or Approval Milestone. Alector shall invoice GSK promptly following receipt of the foregoing notice or upon achievement of a Clinical Study Milestone or Approval Milestone. GSK shall pay all such Clinical Study Milestones and Approval Milestones due in U.S. Dollars within [***] ([***]) [***] of GSK’s receipt of the foregoing invoice from Alector.

(b) GSK shall notify Alector in writing promptly, but in no event later than [***] ([***]) [***] after the end of the Calendar Quarter in which the achievement of each Commercial Milestone occurs. GSK shall pay all such Commercial Milestone a payments due in U.S. Dollars within [***] ([***]) [***] GSK’s receipt of an invoice from following the achievement of the corresponding milestone event.

7.2.5 Certain Milestone Matters. [***]

7.3 U.S. Pre-Tax Profit or Loss.

7.3.1 Sharing of Pre-Tax Profit or Loss. Subject to Section 7.3.2, the Parties shall share in Pre-Tax Profit or Loss in the United States as follows: Alector shall bear (and be entitled to) 50%, and GSK shall bear (and be entitled to) 50%.

7.3.2 Alector Commercialization Opt Out. If Alector provides an Alector Opt Out pursuant to Section 4.5.5, then following the Alector Opt Out Date, Alector shall not be entitled to receive (or be obligated to pay) any share of the Pre-Tax Profit or Loss with respect to the applicable Opt Out Product, and shall, instead receive royalties on Net Sales for the Opt Out Product pursuant to Section 7.4.2.

7.4 OUS Territory Royalties and Opt Out Product Royalties.

7.4.1 Royalty Rate. During the Royalty Term of this Agreement, GSK shall pay royalties, on a Licensed Product-by-Licensed Product basis, to Alector on the annual, aggregate Net Sales of each Licensed Product in the OUS Territory at the applicable royalty rates set forth below:

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Annual Aggregated Net Sales of a Licensed Product in OUS Territory	Royalty Rate
On the portion of annual Net Sales less than [***] Million U.S. Dollars ([***])	[***]
On the portion of annual Net Sales equal to or greater than [***] Million U.S. Dollars ([***]) but less than [***] Million U.S. Dollars ([***])	[***]
On the portion of annual Net Sales equal to or greater than [***] Million U.S. Dollars ([***])	[***]

For purposes of this Section 7.4.1, any Licensed Product incorporating the same Licensed Antibody as another Licensed Product shall be considered the same Licensed Product for purposes of calculation of annual aggregated Net Sales in the above table such that the Net Sales of all Licensed Products incorporating the same Licensed Antibody are aggregated.

Further and for clarity, once the Royalty Term for a Licensed Product has expired in a given country in the OUS Territory, Net Sales for such Licensed Product in such country will not be included in the calculation of aggregate annual Net Sales used to determine the royalty rate for such Licensed Product.

Additionally, if the Royalty Term for a Licensed Product continues with respect to some, but not all Indications, then the Finance Working Group shall establish mechanisms to track and allocate the Net Sales of such Licensed Product between the applicable Indications (e.g., between all Co-Funded Indications for which the Royalty Term continues on the one hand and all other Indications on the other hand), which may include engaging Third Parties to provide services or information to assist in doing so (e.g., [***] to provide an estimated sales of Licensed Product by Indication). To the extent a Third Party is so engaged, the Out-of-Pocket Costs paid to such Third Party shall be borne by GSK and treated as a Third Party Payment.

7.4.2 Adjustment in Event of Alector Opt Out. Notwithstanding Section 7.4.1 above, in the event Alector exercises an Alector Opt Out with respect to a Licensed Product:

(a) the royalty payment obligation under Section 7.4.1 shall apply to Net Sales of each Opt Out Product in the U.S. subject to the remainder of this Section 7.4.2 (with the Net Sales tiers for calculating the royalty with respect to the Opt Out Product being the same as set forth in Section 7.4.1 (i.e., up to [***], [***] and over [***])), but such Net Sales amounts shall instead be Net Sales of the Opt Out Product in the United States (instead of the OUS Territory); and

(b) if Alector funds its share of Development Costs (as described in Section 4.5.1(a)(iii) above) for at least one Phase III Clinical Study for the Opt Out Product, each royalty rate set forth in the table under Section 7.4.1 (i.e., [***], [***] and [***]) in respect of Net Sales

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

in the U.S. for such Opt Out Product shall be increased by adding to such rate an amount equal to [***] multiplied by a fraction, the numerator of which is [***], and the denominator of which is [***].

(i) “Phase III and Later Development Costs” means, [***].

(ii) For purposes of calculating the increase in the royalty rates set forth in the table under Section 7.4.1 (such increase, the “Incremental Royalty”): [***].

7.4.3 Know-How Royalties. The amounts owing by GSK under this Agreement are attributable independently but concurrently to the Patent licensed to GSK hereunder, as well as the grant of other rights and undertakings of each of the Parties in this Agreement (including rights to Know-How, Collaboration Intellectual Property and the restrictions on each Party’s activities in Sections 3.5 and 3.6). However, if it is determined in a legal proceeding with respect to this Agreement that amounts to be paid hereunder with respect to Licensed Products not covered by an issued and unexpired patent of Alector or its Affiliates must be subject to a further reduction to be valid and enforceable, then such amounts shall be reduced by the minimum amount necessary to make such payment obligations valid and enforceable.

7.4.4 Reductions. Notwithstanding the foregoing:

(a) in any calendar quarter during the Royalty Term, on a country-by-country and Licensed Product-by-Licensed Product basis, such Licensed Product [***] then the royalty payable under Section 7.4.1 shall be reduced by [***] for such Licensed Product in such country during any calendar quarter [***].

(b) without limiting Section 7.4.4(a) above, in the event that in any country or other jurisdiction in the OUS Territory (or the United States with respect to an Opt Out Product) [***] with respect to a Licensed Product then, for each such country or other jurisdiction, the royalties payable to Alector for the Net Sales of such Licensed Product in such country or other jurisdiction shall be reduced by [***] for such Licensed Product in such country during any Calendar Quarter [***].

(c) in the event that GSK or Alector enters into an agreement with a Third Party pursuant to Section 7.7 in order to obtain a license or right under Blocking Third Party Technology owned or controlled by such Third Party for a particular country or other jurisdiction in the OUS Territory (or the United States for an Opt Out Product) [***] GSK shall be entitled to deduct from any royalties payable under this Section 7.4 with respect to such Licensed Product in such country or other jurisdiction in a Calendar Quarter [***] paid to such Third Party or reimbursed to Alector, as the case may be, for such Blocking Third Party Technology [***].

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(d) in the event, on a Licensed Product-by-Licensed Product basis, [***] then, subject to Section 7.4.4(e), the royalty rate to be paid to Alector under this Section 7.4 for such Calendar Year shall be reduced by [***].

(e) notwithstanding anything in this Agreement to the contrary, under no circumstances shall the reductions set forth in this Section 7.4 cause the royalties payable to Alector with respect to a given Licensed Product in any country in the OUS Territory (or in the United States with respect to an Opt Out Product) in any Calendar Quarter to be reduced to less than [***] of the amount that would otherwise be due (i.e., without giving effect to the reductions specified in this Section 7.4) with respect to such Licensed Product in such country in such Calendar Quarter.

7.5 Royalty Reporting and Payment.

Each Calendar Quarter following the First Commercial Sale of a Licensed Product in the OUS Territory (or in the U.S. for an Opt Out Product), GSK shall furnish to Alector a written report showing on a Licensed Product–by–Licensed Product and country-by-country basis (a) the Net Sales, (b) all relevant exchange rate conversions in accordance with Section 7.14, (c) the calculation of the royalties payable under this Agreement on account of those Net Sales, and, to the extent applicable, (c) the calculation of any reductions pursuant to Section 7.4.4. enable the royalties payable to be determined and the information provided to be verified. Each royalty report along with the royalties payable for such Calendar Quarter are due and payable to Alector within [***] ([***]) [***] following the end of such Calendar Quarter. All payments due under this Section 7.5 shall be made by bank wire transfer in immediately available funds to an account designated by Alector.

7.6 Quarterly Reconciliation and Payments.

7.6.1 Procedure. Procedures for quarterly reporting of actual results and review and discussion of potential discrepancies, deductions, reductions, quarterly reconciliation, reasonable forecasting, and other finance and accounting matters, to the extent not set forth in this Agreement or the Financial Exhibit will be established by the Finance Working Group (together with the Development Reconciliation Procedures, the “Reconciliation Procedures”). Such procedures will provide the ability to comply with financial reporting requirements of each Party.

7.6.2 Reporting. Beginning on the date when either Party first incurs an Allowable Expense in accordance with this Agreement, within [***] ([***]) [***] after the end of each Calendar Quarter, each Party shall provide to the Finance Working Group a report of its calculation of actual Pre-Tax Profit or Loss with respect to such Cost Profit Sharing Product for such Calendar Quarter (each, a “Financial Report”), in such reporting format and detail as the Finance Working Group shall establish for use, which reporting format shall be consistent with the categories calculated by the reporting Party in accordance with its Accounting Standards; provided, however, that a preliminary estimate of the Allowable Expenses, in a format agreed by the Finance Working

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Group, shall be provided by each of Alector and GSK by the [***] ([***]) [***] of the [***] ([***]) [***] of each Calendar Quarter for purposes of financial statement close process. Each Financial Report shall specify in reasonable detail any Net Sales, Other Income or Allowable Expenses or other amounts necessary to calculate Pre-Tax Profit or Loss for the United States or royalties for such Cost Profit Sharing Product in the corresponding Calendar Quarter received and incurred by the reporting Party or any of its Affiliates, Sublicensees or subcontractor in accordance with this Agreement in such Calendar Quarter. Following receipt of such Financial Report, each Party shall reasonably cooperate to provide additional information as necessary to permit calculation and reconciliation of Pre-Tax Profit or Loss for the United States and such royalties for the applicable Calendar Quarter, and to confirm that Allowable Expenses are in conformance with the approved U.S. Commercialization Budget.

7.6.3 Flash Sales Reports. As soon as reasonably practicable, but in no event later than the [***] ([***]) [***] after the end of each Calendar Quarter, on a Cost Profit Sharing Product-by-Cost Profit Sharing Product basis, beginning with the Calendar Quarter in which the First Commercial Sale of such Cost Profit Sharing Product occurs, GSK will provide to the Finance Working Group a flash report providing a good faith, non-binding estimate of Net Sales of such Cost Profit Sharing Product accrued during the respective Calendar Quarter. Alector will use reasonable efforts to limit the disclosure of such flash reports (to the extent corresponding to a period not publicly reported by GSK) to those Alector personnel that would have access to similar financial information of Alector’s prior to public announcement thereof. The flash report may be based on forecasted numbers and the Parties agree that the final Net Sales reported in the Financial Reports for reconciliation may differ from these flash sales reports.

7.6.4 Net Sales Reporting. Without limiting the generality of Section 7.6.2 or Section 7.5, within [***] ([***]) [***] after the end of each Calendar Quarter, beginning with the first Calendar Quarter in which the First Commercial Sale of such Cost Profit Sharing Product in the U.S. occurs, GSK shall provide the Finance Working Group with a report of the Net Sales for the preceding Calendar Quarter on a Cost Profit Sharing Product-by-Cost Profit Sharing Product for the U.S. The Finance Working Group may agree from time-to-time on the form and level of detail of such report.

7.6.5 Reconciliation and Payment

(a) Reconciliation Discussion. In the event that either Party has any questions or concerns regarding the Development Costs (including with respect to Sections 4.5.3, 4.5.4(g)) or calculation of Pre-Tax Profit or Loss reported by the other Party in a Financial Report pursuant to this Section 7.6, the Finance Working Group shall endeavor to resolve such questions and concerns of either Party within [***] ([***]) [***] after the end of the Calendar Quarter in which such questions or concerns are raised. Additionally, the Finance Working Group may by mutual agreement adjust the timing for notification or payment of any reconciliation payments hereunder.

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b) Quarterly Reconciliation Payment. Unless such timing is otherwise modified by the Finance Working Group, within [***] ([***]) [***] after receipt of each Party’s Financial Report provided pursuant to this Section 7.6 or Section 4.5.3, the Finance Working Group shall confer and agree in writing on a reconciliation report setting out in reasonable detail the calculation of Pre-Tax Profit or Loss in the United States and royalties in the OUS Territory (and the United States with respect to Opt Out Products) and any payment to be paid by Alector to GSK or by GSK to Alector, as the case may be, (“Balancing Payment”) in order to effect the sharing of Development Costs in accordance Section 4.5.4(g) and the sharing of Pre-Tax Profit or Loss in accordance with this Section 7.6 and payment of royalties in accordance with Section 7.5. Within [***] ([***]) [***] of receipt of such report from the Finance Working Group, each Party that is owed a Balancing Payment shall invoice the other Party for the amount of the Balancing Payment due and the other Party shall pay such invoiced amount within [***] ([***]) [***] after delivery of such invoice.

7.7 Blocking Third Party Technology.

If, during the Term, a Party determines, in its reasonable judgment, that it is necessary or desirable to obtain rights under any Blocking Third Party Technology in order to Develop, Manufacture or Commercialize the Licensed Product in the Field in accordance with this Agreement, said Party shall promptly notify the other Party, and the Parties shall discuss such matter, including whether a license under such Blocking Third Party Technology would be necessary or desirable, and discussion of which Party should obtain such a license, and upon request of either Party shall seek the advice of mutually agreed joint patent counsel and reasonably take into account such counsel’s opinion. In the event that the Parties do not agree, the notifying Party or its Affiliate shall thereafter have the right to (i) obtain a sublicenseable license under such Blocking Third Party Technology from the relevant Third Party or (ii) acquire such Blocking Third Party Technology from the relevant Third Party, but such Blocking Third Party Technology shall not be included within the Alector Intellectual Property or GSK Intellectual Property, as the case may be. Any amounts paid to any Third Party to license or acquire any Blocking Third Party Technology in order to Develop, Manufacture or Commercialize a Licensed Antibody or Licensed Product shall [***].

7.8 Existing Third Party Agreement Payments.

Payments under the Existing Third Party Agreements incurred after the Effective Date that are attributable and allocable to the activities undertaken by the Parties in accordance with this Agreement (“Existing Third Party Agreement Payments”) shall (a) to the extent allocable to the United States for a Cost Profit Sharing Product, be included as Allowable Expenses in determining Pre-Tax Profit or Loss as provided in the Financial Exhibit and (b) to the extent allocable to the OUS Territory or the Opt Out Products for the United States: [***] (“Royalty Territory Existing Third Party Agreement Payments”). To the extent an Existing Third Party Agreement Payment is not specific to the United States or the OUS Territory, or such Existing Third Party Agreement Payment is in support of a Cost Profit Sharing Product and Opt Out Products or other products, then the Finance Working Group shall allocate such Existing Third

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Party Agreement Payment between the Cost Profit Sharing Products, Opt Out Products, and other products and between the United States and the OUS Territory. In the event that Alector proposes to terminate or reduce the amount of any Existing Third Party Agreement Payments by making a payment to the counter-party to such Existing Third Party Agreement, it shall first discuss such proposal with GSK; and if Alector in fact makes such a payment to terminate or reduce the amount of any Existing Third Party Agreement Payments (such payment, a “Buy Out Payment”) and GSK does not agree, within [***] [***] after Alector notifies GSK that Alector has made such a Buy Out Payment, to [***], then [***].

7.9 Audits.

Each Party and its Affiliates shall keep complete and accurate records of the items underlying Development Costs, Allowable Expenses, Other Income, Net Sales, payments under Existing Third Party Agreements, Blocking Third Party Technology Costs and the other elements required to prepare the reports or calculate payments required by Sections 4.5.3, 4.5.4, 7.3, 7.4, 7.5, 7.6, 7.7 and 7.8 and the Reconciliation Procedures, and any other payments under this Agreement. Each Party will have the right, at its own expense and no more frequently than once in any [***] ([***]) [***] period (except in the case of fraud), to have an independent certified public accountant, selected by such Party from nationally reputable accounting firms in the United States or the United Kingdom and reasonably acceptable to the other Party, review any such records of the other Party and its Affiliates in the location(s) where such records are maintained by the other Party or its Affiliates upon at least [***] [***] prior written notice and during regular business hours and under obligations of confidence, for the sole purpose of verifying the basis and accuracy of payments made under Sections 4.5.4, 7.3, 7.4, 7.5, 7.6, 7.7 and 7.8 and the Reconciliation Procedures, and any other payments due under this Agreement, within the prior [***] [***] period. If the review of such records reveals that the other Party has failed to accurately report information pursuant to Section 4.5.3, 4.5.4, 7.3, 7.4, 7.5, 7.6, 7.7 and 7.8, or the Reconciliation Procedures, or make any payment (or portion thereof) required under this Agreement, then the other Party shall promptly pay to the auditing Party any underpaid amounts due under Sections 4.5.4, 7.3, 7.4, 7.5, 7.6, 7.7 and 7.8, or the Reconciliation Procedures, or otherwise due under this Agreement, together with interest calculated in the manner provided in Section 7.15. If any such discrepancies are an underpayment of amounts due under this Agreement, or overpayment of amounts reimbursed based on the other Party’s invoice or reporting under this Agreement, in each case greater than [***] ([***]) of the amounts actually due for any Calendar Year the other Party shall pay all reasonable costs incurred in conducting such review. Once a Party has conducted a review and audit of the other Party pursuant to this Section 7.9 in respect of any given period, it may not subsequently re-inspect the other Party’s or its Affiliates’ records in respect of such period, unless a subsequent audit of a separate reporting period uncovers fraud on the part of the audited Party that is reasonably expected to have been occurring during the prior audited period. For clarity, however, if a discrepancy is identified by the accountant during the course of an audit and the Parties do not agree upon a resolution of such discrepancy, then the auditing Party’s accountant

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

may re-inspect the books and records to the extent reasonably relevant to resolving such discrepancy.

7.10 Withholding Taxes.

7.10.1 Each Party will be responsible for all Taxes imposed on such Party’s net income, or on net income allocated to such Party under applicable Law. Each Party will make all payments to each other under this Agreement without deduction or withholding for Taxes (as that term is defined in Section 7.10.5 below) except to the extent that any such deduction or withholding is required by law in effect at the time of payment.

7.10.2 Any Tax required to be withheld on amounts payable under this Agreement will promptly be paid by the Party making the payment (the “Payor”) on behalf of the Party receiving the payment (the “Payee”) to the appropriate Governmental Authority, and Payor will furnish Payee with proof of payment of such Tax. Except as provided in Section 7.10.3, any such Tax, to the extent withheld and paid to the appropriate governmental authority, (a) shall be treated for all purposes of this Agreement as having been paid to the Payee, and (b) will be an expense of and borne by Payee.

7.10.3 Notwithstanding anything to the contrary in this Agreement, in the event that a Party redomiciles or assigns its rights or obligations in accordance with Section 14.1 (each, a “Tax Action”), and as a result of such Tax Action the amount of Tax required to be withheld under Section 7.10.1 in respect of a payment to another Party is greater than the amount of such Tax that would have been required to be withheld or paid absent such Tax Action, then any such amount payable shall be increased to take into account such withholding taxes as may be necessary so that, after making all required withholdings (including withholdings on the additional amounts payable), the Party receiving such payment receives an amount equal to the sum it would have received had no such increased withholding been made. The obligation to pay additional amounts pursuant to the preceding sentence shall not apply, however, to the extent such increased withholding Tax (i) would not have been imposed but for a Tax Action taken by the Party eligible to receive additional amounts pursuant to the preceding sentence or (ii) are attributable to the failure by the Party receiving a payment to comply with the requirements of Section 7.10.4. For purposes of this Section 7.10.3, a “redomiciliation” shall include a reincorporation or other action resulting in a change in tax residence of the applicable Party or its assignee.

7.10.4 Each Party has provided a properly completed and duly executed IRS Form W-9 or applicable Form W-8 to the other Parties. The Parties will cooperate with respect to all documentation required by any applicable taxing authority or reasonably requested by either Party to secure a reduction in the rate of applicable withholding Taxes.

7.10.5 For purposes of this Section 7.10, “Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees in the nature of a tax (including interest, penalties and additions thereto).

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

7.11 Indirect Taxes.

All payments are exclusive of Indirect Taxes. If any Indirect Taxes are chargeable in respect of any payments, the paying Party shall pay such Indirect Taxes at the applicable rate in respect of such payments following receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by the receiving Party in respect of those payments. The Parties shall issue invoices for all amounts payable under this Agreement consistent with Indirect Tax requirements and irrespective of whether the sums may be netted for settlement purposes. If the Indirect Taxes originally paid or otherwise borne by the paying Party are in whole or in part determined to be refundable to the receiving Party (including by reason of not having been properly chargeable in the first instance), all reasonably necessary steps requested by the paying Party will be taken by the receiving Party to receive a refund of such Indirect Taxes from the applicable governmental authority or other fiscal authority and any amount of such Indirect Taxes repaid or refunded by such authority to the receiving Party (net of any amounts incurred with respect to the receipt of such amounts) will be transferred to the paying Party within [***] ([***]) [***] of receipt. “Indirect Taxes” means any value added, sales, purchase, turnover or consumption tax as may be applicable in any relevant jurisdiction.

7.12 Tax Matters.

7.12.1 No Partnership. Nothing contained in this Agreement shall be deemed or construed by the Parties or any of their Affiliates, or any third person to treat the relationship between the Parties contemplated by this Agreement as a partnership, joint venture or other business entity under Treasury Regulations Section 301.7701-1(a)(2) (or any corresponding provision under state, local or non-U.S. tax Law) (an “Entity”). Without the prior written consent of the Parties (such consent not to be unreasonably withheld, delayed or conditioned), no Party (or successor or assignee) shall, for Tax purposes, report the relationships established by this Agreement as an Entity, including either (a) making any disclosure that the relationships established by this Agreement may give rise to an Entity (whether on a U.S. Internal Revenue Service Form 8275 or otherwise) or (b) withholding any amounts from payments made to the other Party pursuant to Section 1446 of the Code (or any corresponding provision under state, local or non-U.S. tax law), unless required by a tax authority on audit or other examination.

7.12.2 Cooperation on Inter-Party Structure. Each Party shall cooperate in good faith if requested by the other Party to establish or facilitate an optimal inter-Party financial operational structure (including, if necessary, procedures and agreements among the various Affiliates of the Parties) which is consistent with the economic result contemplated herein, consistent to the extent feasible with each Party’s internal structures and procedures, and not adverse to the Parties financial, economic, or tax positions.

7.13 Tax Information.

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

GSK shall use commercially reasonable efforts to provide information in GSK’s or its Affiliate’s possession, which is reasonably requested by Alector in order to determine or prove eligibility for the Foreign Derived Intangible Income deduction pursuant to Section 250 of the Internal Revenue Code of 1986 or any future deduction or credit that is substantially similar to such deduction or which provides for a similar information or proof requirement.

7.14 Currency Exchange.

7.14.1 Currency of Payments. All payments under this Agreement shall be paid in U.S. Dollars by wire transfer to an account designated by the receiving Party (which account the receiving Party may update from time to time in writing).

7.14.2 Currency Conversion. For the purpose of calculating any amounts due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than U.S. Dollars), in the case of any amounts designated in another currency, each Party shall convert such foreign currency into U.S. Dollars using its standard conversion method consistent with applicable Accounting Standards in a manner consistent with the respective Party’s customary and usual conversion procedures used in preparing its audited financial reports applied on a consistent basis, provided that such procedures use a widely accepted source of published exchange rates. With respect to Cost Profit Sharing Products, the Parties shall share equally (50/50) any Currency Gains and Losses as a result of such conversion. For the purposes of this Section 7.14.2, “Currency Gains and Losses” means the gain or loss resulting from changes in exchange rates between the functional currency and the foreign currency in which the transaction is denominated, to the extent specifically identifiable to a Cost Profit Sharing Product and shall only include the actual currency gains and losses realized between the end of a Calendar Quarter and the date of invoice payment for that Calendar Quarter.

7.15 Late Payments.

If either GSK or Alector shall fail to make a timely payment pursuant to Section 4.5, 7.1, 7.2, 7.3, 7.4 or any other provisions of this Agreement, any such payment that is not paid on or before the date such payment is due under this Agreement shall bear interest at [***], but in no event higher than the highest rate permissible under Law, effective for the first date on which payment was delinquent and calculated on the number of days such payment is overdue.

7.16 Resolution of Financial Disputes.

In the event there is a dispute, claim or controversy relating to any financial obligation by one Party to the other Party pursuant to this Agreement, such Party shall provide such other Party with a written notice setting forth in reasonable detail the nature and factual basis for such good-faith dispute and each Party agrees that it shall seek to resolve such dispute within [***] [***] of the date such written notice is received. In the event that no such resolution is reached by the Parties,

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

the dispute shall be resolved through the procedures set forth in Section 13.4 (except as for matters within the original authority of the Finance Working Group).

ARTICLE VIII
INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS

8.1 Ownership of Inventions.

8.1.1 Sole Inventions. Each Party (or its Affiliate) shall exclusively own all inventions conceived solely by such Party, its Affiliates or their employees, agents and consultants in the course of such Party’s and its Affiliates’ performance of Development, Manufacturing or Commercialization activities under this Agreement (“Sole Inventions”). Sole Inventions conceived solely by GSK or its Affiliates or any of their employees, agents and consultants are referred to herein as “GSK Sole Inventions”. Sole Inventions conceived solely by Alector or its Affiliates or any of their employees, agents and consultants are referred to herein as “Alector Sole Inventions”.

8.1.2 Joint Inventions. The Parties or their Affiliates shall jointly own all inventions conceived jointly by employees, agents and consultants of GSK or its Affiliates, on the one hand, and employees, agents and consultants of Alector or its Affiliates, on the other hand, in the course of performing Development, Manufacturing or Commercialization activities under this Agreement, on the basis of each Party having an undivided interest in the whole (“Joint Inventions”). [***].

8.1.3 Inventorship. For purposes of determining whether an invention is a GSK Sole Invention, an Alector Sole Invention or a Joint Invention, questions of inventorship shall be determined in accordance with United States patent laws and as if the applicable activity were conducted in the United States.

8.2 Prosecution and Maintenance of Patents Globally.

As between the Parties:

8.2.1 Prosecution [***]. Each Party agrees to use Commercially Reasonable Efforts to file [***] and to reasonably cooperate, and to cause its Affiliates to cooperate, with the other with respect to the preparation, filing, prosecution and maintenance (“Prosecution”) of [***] pursuant to this Section 8.2.1. [***].

8.2.2 [***]

8.2.3 [***]

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

8.3 Third Party Infringement.

Each Party shall promptly notify the other of any apparent, threatened or actual infringement by a Third Party of any [***] by an Infringing Product of which it becomes aware.

8.3.1 Enforcement In the United States. [***]

8.3.2 Enforcement Outside the United States. [***]

8.3.3 Conduct of Biosimilar Patent Litigation. If either Party receives a copy of an application submitted to the FDA under subsection (k) of Section 351 of the United States Public Health Service Act (“PHSA”) or equivalent in any other jurisdiction in the Territory (a “Biosimilar Application”) naming a Licensed Product as a reference product or otherwise becomes aware that such a Biosimilar Application has been filed (such as in an instance described in Section 351(l)(9)(C) of the PHSA), either Party shall, within [***] ([***]) [***], notify the other Party so that the other Party may seek permission to view the application and related confidential information from the filer of the Biosimilar Application under Section 351(l)(1)(B)(iii) of the PHSA or equivalent in any other jurisdiction in the Territory. If either Party receives any equivalent or similar certification or notice in any other jurisdiction in the Territory, such Party shall, within [***] ([***]) [***], notify and provide the other Party with copies of such communication. Regardless of the Party that is the “reference product sponsor” for purposes of such Biosimilar Application, [***].

8.3.4 Cooperation. In any suit or enforcement action brought under the [***] in any jurisdiction, each Party shall, and shall cause its Affiliates to, reasonably cooperate with each other, in good faith and shall agree to be a party to such suit, if necessary. Notwithstanding the above, neither Party shall settle or compromise any related defense or infringement suit brought pursuant to this Section 8.3 without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Furthermore, each Party shall provide the other Party with reasonable prior notice and opportunity to review and comment and shall consider in good faith all reasonable comments from the other Party on any proposed arguments asserted or to be asserted in litigation related to the enforcement and/or defense of any [***].

8.3.5 Conduct of Certain Actions; Costs. The Party initiating suit shall have the right to select counsel, mutually acceptable to the Parties (approval of such counsel not to be unreasonably withheld, conditioned or delayed), for any suit initiated by it pursuant to this Section 8.3. If required under applicable Law in order for the initiating Party to initiate or maintain such suit, the other Party or its Affiliate shall join as a party to the suit. At the initiating Party’s reasonable request, such other Party shall offer reasonable assistance to the initiating Party in connection therewith at no charge to the initiating Party. [***].

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

8.3.6 Recoveries. With respect to any suit or action initiated pursuant to this Section 8.3, any recovery obtained as a result of any such proceeding, by settlement or otherwise, shall be applied in the following order of priority:

(a) first, the Parties shall be reimbursed for all costs incurred in connection with such proceeding paid by the Parties and not otherwise recovered, reimbursed or previously included in Shared Patent Costs (to the extent Infringing Product corresponds to a Cost Profit Sharing Product); and

(b) second, any remainder shall be:

(i) with respect to a suit or action in the OUS Territory or related to an Infringing Product corresponding to an Opt Out Product, [***] shall be allocated to the Party initiating the suit or action and [***] to the other Party; and

(ii) with respect to a suit or action related to an Infringing Product corresponding to a Cost Profit Sharing Products in the United States, shared in the ratio of [***] to GSK and [***] to Alector.

8.3.7 [***]

8.4 Patent Invalidity Claim.

8.4.1 Right to Respond. [***]

8.4.2 Conduct of Certain Actions; Costs. The non-controlling Party shall cooperate and shall be permitted to participate with the controlling Party in the preparation and formulation of a response to an Invalidity Claim, and in taking other steps reasonably necessary to respond, to such Invalidity Claim. The controlling Party shall have the sole and exclusive right to select counsel for the response to such Invalidity Claim. The Out-of-Pocket Costs in defending, and providing requested assistance in the defense of, such Invalidity Claim in the U.S. shall be included in an Allowable Expense as a Shared Patent Cost, and otherwise borne by the controlling Party. To the extent permitted under such proceeding, the non-controlling Party shall also have the right to participate and be represented relative to such proceeding by its own counsel at its own expense. The controlling Party shall not settle any Invalidity Claim in a manner that admits the invalidity or unenforceability of any [***], or that requires a payment to the Third Party in respect of such Invalidity Claim, without the consent of the other Party, which consent shall not be unreasonably withheld. To the extent any amounts are paid to a Third Party in settlement of such Invalidity Claim in the U.S., the same shall be included in Allowable Expenses as a Shared Patent Cost, and otherwise borne by the controlling Party.

8.5 Claimed Infringement.

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Each of the Parties shall promptly notify the other in the event that any Third Party files any suit or brings any other action alleging patent infringement by GSK or Alector or any of their respective Affiliates or Sublicensees with respect to the Development, Manufacture, Commercialization or use of any Licensed Antibody or Licensed Product (any such suit or other action referred to herein as an “Infringement Claim”). Each of the Parties shall also promptly notify the other in the event that any Third Party files any suit or brings any other action alleging patent infringement by GSK or Alector or any of their respective Affiliates or Sublicensees with respect to the practice of any Alector Intellectual Property, GSK Intellectual Property or Joint Invention that is not an Infringement Claim. In the case of any Infringement Claim, the Parties shall promptly, and within [***] [***] of written notice from either Party to the other thereof, discuss which Party shall control the response to such Infringement Claim, and if the Parties do not mutually agree upon which Party shall control, then the Party against whom the Infringement Claim is filed shall have the first right to control the defense and response to any Infringement Claim, provided that if such Party does not notify the other Party that it elects to control the defense and response to a particular Infringement Claim within [***] [***] after written notice thereof between the Parties, then the other Party shall have the right to control the defense and response to a such Infringement Claim. Upon the request of the Party controlling the response to the Infringement Claim, the other Party shall reasonably cooperate with the controlling Party at the controlling Party’s expense in the reasonable defense of such Infringement Claim. The other Party will have the right to consult with the controlling Party concerning any Infringement Claim and to participate in and be represented by independent counsel in any associated litigation at its own expense. With respect to any Infringement Claim by a Cost Profit Sharing Product (and not any Opt Out Product) in the U.S., GSK shall bear [***] and Alector shall bear [***] of the damages or recovery obtained by the Third Party asserting such Infringement Claim, by settlement or otherwise and with respect to any other Infringement Claim asserted against a Party, subject to ARTICLE XI, such Party shall bear the damages or recovery awarded to or obtained by any Third Party asserting such Infringement Claim against such Party, by settlement or otherwise. The Out-of-Pocket Costs in defending, and providing requested assistance in the defense of, such Infringement Claim in the U.S. for a Cost Profit Sharing Product shall be included in Allowable Expenses as a Shared Patent Costs. Subject to ARTICLE XI, the Out-of-Pocket Costs in defending, and providing requested assistance in the defense of, such Infringement Claim for any Opt Out Product shall be borne by the Party incurring such Out-of-Pocket Costs.

8.6 Patent Term Extensions. [***]

8.7 Trademarks.

8.7.1 Retained Rights in Corporate Marks and Logos. Each Party and its Affiliates shall retain all right, title and interest in and to its and their respective corporate names, logos and other trademarks.

8.7.2 Product Trademarks. The Licensed Product shall be promoted and sold, in accordance with the Global Strategic Launch Plan using the Product Trademarks unless any such

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Product Trademark cannot be legally used to promote and sell the Licensed Product in a country, in which case an alternative Product Trademark (i) approved by the JCC in the United States (other than for an Opt Out Product) shall be used in such country or (ii) approved by GSK shall be used (a) in any country in the OUS Territory or (b) for any Opt Out Product in the United States. GSK (or its Affiliates, as appropriate) shall own and retain all rights to Product Trademark(s) in the Territory, and all goodwill associated therewith. GSK shall own rights to any Internet domain names incorporating the Product Trademark(s) or any variation or part of such Product Trademark(s) as its URL address or any part of such address. GSK will use Commercially Reasonable Efforts to establish, maintain and enforce the Product Trademarks during the Term. All costs of such establishment, maintenance and enforcement efforts (the “Product Trademark Costs”) for the United States with respect to a Cost Profit Sharing Product shall be an Allowable Expense and shall be taken into account in determining Pre-Tax Profit or Loss as, and to the extent, provided in the Financial Exhibit and otherwise, shall be borne by GSK.

8.7.3 Trademark License. GSK hereby grants to Alector a royalty-free, fully paid up, co-exclusive license to use the Product Trademark(s) solely for the purpose of conducting Development and Commercialization activities with respect to Licensed Products in accordance with this Agreement.

8.7.4 Product Trademarks and Co-Branding. Unless otherwise agreed by the Parties, all packaging materials, labels and Promotional Materials relating to Licensed Products in the Field shall display the Product Trademark(s) and no other product-specific trademarks or branding. In addition, all such materials shall display the trade names (and logos, to the extent GSK’s logo is displayed) of both GSK and Alector in equal size and prominence, to the extent permitted by applicable Law. The trade dress, style of packaging and the like with respect to each Licensed Product in the Field within the OUS Territory may be determined by GSK in a manner that is consistent with GSK’s standard trade dress and style.

8.7.5 Trademark Quality Control. Each Party shall, and shall cause its respective Affiliates to, comply strictly with trademark style and usage standards approved by the JCC from time to time in connection with use of the Product Trademark(s); provided, however, that the applicable Party, and not the JCC, shall approve any such standards with respect to the trademark style or use of the corporate names or logos of either Party. Each Party shall, and shall cause its Affiliates to, at its own expense, submit a sample of each proposed use of the Product Trademark to the JCC for approval, which approval shall not be unreasonably withheld or delayed. In the event that either Party reasonably objects to a proposed usage of the Product Trademark(s) or the trademark style or use of the corporate names or logos of such Party, it shall give written notice of such objection to the other Party within [***] [***] of receipt by the JCC of such sample, specifying the way in which such usage of such Product Trademark(s), trademark style, corporate name or logo fails to meet the style, usage or quality standards for the Licensed Product or Product Trademark set forth in the first two sentences of this Section 8.7.5. If such other Party or its Affiliate wishes to use such sample, it must remedy the failure and submit further samples to the

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

JCC for approval (or the objecting Party for approval with respect to trademark style or use of the corporate names or logos of the objecting Party).

8.7.6 Enforcement. In the event either Party becomes aware of any infringement of any Product Trademark by a Third Party, such Party shall promptly notify the other Party. GSK shall be responsible in its sole discretion for all such enforcement efforts, including the cost thereof, for infringements in the Territory, and such costs in the United States in respect of Cost Profit Sharing Products shall be included as an Allowable Expense as a Product Trademark Cost and recoveries in the United States shall be shared equally. Each Party shall keep the other reasonably informed of such efforts. Upon either Party’s request, the other shall reasonably cooperate with the requesting Party in such enforcement efforts.

ARTICLE IX
CONFIDENTIALITY AND PUBLICITY

9.1 Confidential Information.

During the Term and for a period of [***] [***] after any termination or expiration of this Agreement, each Party agrees to, and shall cause its Affiliates to, keep in confidence and not to disclose to any Third Party, or use for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, any Confidential Information of the other Party. As used herein, “Confidential Information” means information of the disclosing Party or its Affiliates given to the other Party or its Affiliate. For purposes of this Agreement, all “Confidential Information” (as defined in the Prior CDA) that was disclosed by GSK or its Affiliate to Alector under the Prior CDA shall be deemed Confidential Information of GSK, and all “Confidential Information” (as defined in the Prior CDA) that was disclosed by Alector to GSK or its Affiliate under the Prior CDA shall be deemed Confidential Information of Alector. The restrictions on the disclosure and use of Confidential Information set forth in the first sentence of this Section 9.1 shall not apply to any Confidential Information that:

9.1.1 was known by the receiving Party or its Affiliate prior to disclosure by the disclosing Party or its Affiliate hereunder (as evidenced by the receiving Party’s or such Affiliate’s written records or other competent evidence);

9.1.2 is or becomes part of the public domain through no fault of the receiving Party or its Affiliates in violation of this Agreement;

9.1.3 is disclosed to the receiving Party or its Affiliate by a Third Party having a legal right to make such disclosure without violating any confidentiality or non-use obligation that such Third Party has to the disclosing Party or an Affiliate thereof; or

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

9.1.4 is independently developed by personnel of the receiving Party or its Affiliate without reliance on the Confidential Information (as evidenced by the receiving Party’s or such Affiliate’s written records or other competent evidence).

Notwithstanding the foregoing, each Party may use and disclose the other Party’s Confidential Information as follows: (i) under appropriate confidentiality obligations substantially equivalent to those in this Agreement, to its Affiliates, licensees, permitted Sublicensees, contractors and any other Third Parties to the extent such use and/or disclosure is reasonably necessary to perform its obligations or to exercise the rights granted to it, or reserved by it, under this Agreement; (ii) to the extent such disclosure is authorized by the other Party and is reasonably necessary for filing or prosecuting patent applications claiming the Development, Manufacture or Commercialization of Licensed Antibodies or Licensed Products (such filing and prosecution to be conducted subject to applicable procedures set forth in Section 8.2); or (iii) to the extent such disclosure is reasonably necessary: (A) in complying with the terms of agreements with Third Parties related to the Licensed Antibodies or Licensed Products that exist as of the Effective Date; (B) in complying with the terms of agreements with Third Parties related to Licensed Antibodies or Licensed Products that are entered into after the Effective Date, provided that such agreements are entered into in compliance with the terms of this Agreement and, further provided that the provisions of such agreements requiring disclosure of the other Party’s Confidential Information have been reviewed and approved by such other Party (such approval not to be unreasonably withheld); or (C) in prosecuting or defending litigation, complying with applicable Law, regulations or legal process, including the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange (including NASDAQ), conducting Clinical Studies hereunder with respect to a Licensed Product in the Field and in Regulatory Filings or other communications or submissions to Regulatory Authorities, or submitting information to tax or other governmental authorities. If either Party or any of its Affiliates is required to disclose Confidential Information of the other Party in the case of clause (iii) of the immediately preceding sentence, such Party shall provide prior notice of such intended disclosure to such other Party if possible under the circumstances and shall disclose only such Confidential Information of such other Party as is required to be disclosed.

9.2 Recipient Obligations.

Each Party agrees that it and its Affiliates shall provide or permit access to Confidential Information received from the other Party and such Party’s Affiliates and representatives only to the receiving Party’s employees, consultants, advisors and Subcontractors, Sublicensees and sub-distributors, and to the employees, consultants, advisors and Subcontractors, Sublicensees and sub-distributors of the receiving Party’s Affiliates who are subject to obligations of confidentiality and non-use with respect to such Confidential Information similar to the obligations of confidentiality and non-use of the receiving Party pursuant to Section 9.1, provided that Alector and GSK shall each remain responsible for any failure by its Affiliates, and its and its Affiliates’ respective employees, consultants, advisors and Subcontractors, Sublicensees and sub-distributors, to treat

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

such Confidential Information as required under Section 9.1 (as if such Affiliates, employees, consultants, advisors and Subcontractors, Sublicensees and sub-distributors were Parties directly bound to the requirements of Section 9.1).

9.3 Confidential Terms.

Each Party agrees not to, and to cause its Affiliates not to, disclose to any Third Party the terms of this Agreement without the prior written consent of the other Party hereto, except each Party and its Affiliates may disclose the terms of this Agreement: (i) to advisors (including financial advisors, attorneys and accountants), actual or potential acquisition partners or private investors, and others on a need to know basis, in each case under appropriate confidentiality provisions substantially equivalent to those in this Agreement; or (ii) to the extent necessary to comply with applicable Laws and court orders (including securities laws or regulations and the applicable rules of any public stock exchange); provided that in the case of paragraph (ii), the disclosing Party or its Affiliate shall promptly notify the other Party and (other than in the case where such disclosure is necessary, in the reasonable opinion of the disclosing Party’s legal counsel, to comply with securities laws or regulations) allow the other Party a reasonable opportunity to intervene to protect the confidentiality of the information and oppose such disclosure and, to the extent allowable by law, to seek limitations on the portion of the Agreement that is required to be disclosed.

9.4 Publicity.

9.4.1 Initial Press Releases. Upon the execution of this Agreement, the Parties shall issue a mutually agreed joint press release regarding the subject matter of this Agreement, including a description of the aggregate financial terms and value of the Agreement, substantially in the form attached hereto as Exhibit 9.4.1.

9.4.2 Further Publicity. The Parties acknowledge the importance of supporting each other’s efforts to publicly disclose results and significant developments regarding the Licensed Products in the Field and other activities in connection with this Agreement that may include information that is not otherwise permitted to be disclosed under this ARTICLE IX, and that may be beyond what is required by law, and each Party may make such disclosures from time to time in accordance with the procedures set forth below. Such disclosures may include achievement of milestones, significant events in the development and regulatory process, commercialization activities and the like. Except for the initial press releases described in Section 9.4.1, whenever a Party (the “Requesting Party”) elects to make any such public disclosure, it shall first notify the other Party (the “Cooperating Party”) of such planned press release or public announcement and provide a draft for review at least [***] [***] in advance of issuing such press release or making such public announcement (or, with respect to press releases and public announcements that are required by applicable Law, or by regulation or rule of any public stock exchange (including NASDAQ), with as much advance notice as possible under the circumstances if it is not possible to provide notice at least [***] [***] in advance); provided, however, that a Party may issue such press release or public announcement without such prior review by the other Party if (i) the

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

contents of such press release or public announcement have previously been made public other than through a breach of this Agreement by the issuing Party, (ii) such press release or public announcement does not materially differ from the previously issued press release or other publicly available information, and (iii) such press release or public announcement does not contain the other Party’s name. The Cooperating Party may notify the Requesting Party of any reasonable objections or suggestions that the Cooperating Party may have regarding the proposed press release or public announcement, and the Requesting Party shall reasonably consider any such objections or suggestions that are provided in a timely manner. The principles to be observed in such disclosures shall include accuracy, compliance with applicable Law and regulatory guidance documents, reasonable sensitivity to potential negative reactions of the FDA (and its foreign counterparts) and the need to keep investors informed regarding the Requesting Party’s business.

9.5 Publications.

9.5.1 Global Publication Strategy. The JDC shall develop a global publication strategy for the Development and Commercialization activities related to the Licensed Antibodies and Licensed Products in the Field (the “Global Publication Strategy”) that is consistent with the GDP, Global Strategic Launch Plan and the U.S. Commercialization Plan. The JDC may from time to time develop and submit to the JSC for approval, other proposed substantive amendments to the Global Publication Strategy. The JSC shall review such proposed amendments presented by the JDC and may approve such proposed amendments or any other proposed amendments that the JSC may consider from time to time in its discretion and, upon such approval by the JSC, the Global Publication Strategy shall be amended accordingly. The Parties acknowledge that Alector has entered into agreements with Third Parties prior to the Effective Date which permit such Third Parties to make publications regarding Licensed Antibodies or Licensed Products, and agree that the Global Publication Strategy shall reasonably accommodate the ability of such Third Parties to make such publications. Notwithstanding the foregoing (or Section 9.5.2 below), the Global Publication Strategy shall not be construed to limit a Party’s rights to make disclosures pursuant to Section 9.4 above.

9.5.2 Approval of Publications. The publication and presentation of the results of Development carried out on the Licensed Antibodies and Licensed Products in the Field shall be governed by the Global Publication Strategy, and the Parties agree to conduct their publication activities in accordance with the Global Publication Strategy. Prior to publishing or presenting the results of any Development activities related to the Licensed Antibodies or Licensed Products, each Party (the “Publishing Party”) shall provide to the other Party (the “Reviewing Party”) a copy of any proposed abstracts, manuscripts or summaries of presentations that such Publishing Party intends to publish or present (“Proposed Publications”). Each Party shall designate a Person or Persons who shall be responsible for reviewing (or having reviewed) all Proposed Publications submitted by the other Party. No later than [***] [***] after receipt of any Proposed Publications (and no later than [***] [***] in the case of an abstract, presentation summary or [***] [***] in the case of a poster or conference presentation), a Reviewing Party’s designated Person shall notify

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

the Publishing Party in writing whether the Reviewing Party has an objection to the Proposed Publications because the Reviewing Party reasonably believes it needs to seek patent protection. If a Reviewing Party notifies a Publishing Party that it has such an objection, the Publishing Party shall reasonably cooperate with the Reviewing Party to address such concern. The Publishing Party shall reasonably consider any other suggestions of the Reviewing Party that are provided in a timely manner, and after doing so may proceed with the Proposed Publication. With respect to any proposed abstracts, manuscripts or summaries of presentations that investigators or other Third Parties propose to publish or present, such materials shall be subject to review under this Section 9.5.2 to the extent that Alector or GSK, as the case may be, has the right to do so. Subject to the foregoing review and approval process, the Global Publication Strategy shall ensure that each Party shall have the right as required by applicable Law or such Party’s policies and standard operating procedures to (a) publish protocol summaries, results summaries, protocols, clinical study reports, plain language summaries and other study documents of all Clinical Studies conducted by or on behalf of such Party with respect to any Licensed Antibodies or Licensed Products during the Term of this Agreement in any clinical trial register; (b) publish the results at scientific congresses and in peer-reviewed journals; (c) publicly disclose results from other Clinical Studies where such Party determines that the results are scientifically important or relevant for patient care; and (d) make any other public disclosures of clinical data that become required due to such Party’s internal policies and procedures or applicable Laws. Any publication or disclosure made by either Party pursuant to this Section 9.5.2 shall contain appropriate acknowledgements of the contribution of the other Party or Third Party to the activities that are the subject of such publication, in accordance with generally accepted academic practice.

ARTICLE X
REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS

10.1 Representations of Authority.

Alector and GSK each represents and warrants to the other Party that, as of the Execution Date, it has full right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement and that it has the right to grant to the other the licenses and sublicenses granted pursuant to this Agreement.

10.2 Consents.

Alector and GSK each represents and warrants to the other Party that, except for any Regulatory Approvals, pricing or reimbursement approvals, manufacturing approvals or similar approvals necessary for the Development, Manufacture or Commercialization of the Licensed Antibodies and Licensed Products, all necessary consents, approvals and authorizations of all government authorities and other persons (other than as contemplated to be obtained under Section 14.16) required to be obtained by it as of the Execution Date in connection with the execution, delivery and performance of this Agreement have been obtained by the Execution Date.

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

10.3 No Conflict.

Alector and GSK each represents and warrants to the other Party that, notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement by such Party, the performance of such Party’s obligations hereunder (as contemplated as of the Execution Date) and the licenses and sublicenses to be granted by such Party pursuant to this Agreement (i) do not conflict with or violate any requirement of Laws existing as of the Execution Date and applicable to such Party and (ii) do not conflict with, violate, breach or constitute a default under any contractual obligations of such Party or any of its Affiliates existing as of the Execution Date. Each Party shall, and shall cause its Affiliates to, comply with all Laws applicable to the Development, Manufacture and Commercialization of the Licensed Antibodies and the Licensed Products, including applicable Drug Regulation Laws, Clinical Investigation Laws and Health Care Laws.

10.4 Enforceability.

Alector and GSK each represents and warrants to the other Party that, as of the Execution Date, this Agreement is a legal and valid obligation binding upon it and is enforceable against it in accordance with its terms.

10.5 Additional Mutual Representations and Warranties.

Alector and GSK each represents and warrants to the other Party that, as of the Execution Date, such Party and its Affiliates performing Collaboration Activities has in place or will have in place prior to its conduct of its activities under the Collaboration a written agreement or binding obligation with its employees and other personnel it appoints to perform such activities hereunder sufficient to ensure that such Party has sufficient ownership or license rights to any Collaboration Intellectual Property developed or created by such Party to grant the rights to the other Party as required to be granted under this Agreement.

10.6 Additional Representations and Warranties of Alector.

Alector represents and warrants to GSK that, as of the Execution Date:

10.6.1 Exhibit 1.8 sets forth a true, complete and accurate list of all Alector Patents owned by or exclusively licensed to Alector existing as of the Execution Date. [***] Except for the Alector Patents listed in Exhibit 1.8, Alector does not own or have an exclusive in-license to any other Patent that Covers a Licensed Antibody or Licensed Product.

10.6.2 There is no pending re-examination, opposition, interference, or litigation against Alector nor its Affiliates, and neither Alector nor its Affiliates have received any written notice of any pending, alleged or threatened, re-examination, opposition, interference, or litigation, or any written communication alleging that any issued Patent within the Alector Patents is invalid or

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

unenforceable anywhere in the world, provided that the foregoing is limited to Alector’s Knowledge with respect to any Alector Patents that are not owned by Alector;

10.6.3 [***]

10.6.4 [***]

10.6.5 [***] The Alector Patents (other than Patents licensed to Alector under an Existing Third Party Agreement or licensed to Alector on a non-exclusive basis) are free and clear of any liens, charges and encumbrances that would conflict with the rights granted under this Agreement (other than non-exclusive licenses granted by Alector to its Affiliates or Third Parties or applicable obligations pursuant to the Existing Third Party Agreements).

10.6.6 Alector is not, nor has it received any written notice that it is, in material default (or with the giving of notice or lapse of time or both, would be in material default) under any license with respect to the Alector Intellectual Property.

10.6.7 Except under the Existing Third Party Agreements, Alector has not assigned, licensed, sublicensed, conveyed, encumbered or granted any interest to any Third Party under any of the Alector Patents or Alector Know-How to Develop, Manufacture or Commercialize a Licensed Antibody or Licensed Product in any field in a manner that would conflict with the rights granted (or required to be granted) to GSK hereunder, and has not entered any agreement to do any of the foregoing.

10.6.8 Alector has taken commercially reasonable measures to protect the secrecy and confidentiality of material Alector Know-How that Alector desires to maintain as confidential [***];

10.6.9 [***]

10.6.10 Neither Alector nor any of its Affiliates has received any warning letters or written correspondence from any Regulatory Authority or other Governmental Authority requiring the termination or suspension or material modification of any clinical studies with respect to the Existing Antibodies and Existing Products, or commencing or threatening withdrawal of any active IND held by Alector with respect to an Existing Antibody or Existing Product.

10.6.11 Alector has made available to GSK complete and accurate copies of all INDs submitted to the FDA by Alector or its Affiliates for the Existing Antibodies and Existing Products.

10.6.12 [***]

10.6.13 Alector holds, and in all material respects is operating in compliance with, such Regulatory Approvals and other exceptions, permits, licenses, franchises, authorizations and

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

clearances of the FDA or any other Regulatory Authority required in connection with the Development to date of the Existing Antibodies and Existing Products.

10.6.14 Alector has not received any written notice from any Regulatory Authority or other Governmental Authority commencing or threatening withdrawal of any active IND with respect to the Existing Antibodies and Existing Products held by Alector.

10.6.15 Alector is in compliance in all material respects with all Laws (including Data Privacy and Security Laws) that are applicable to its Development of the Existing Antibodies and Existing Products. Without limiting the foregoing, all of the Clinical Studies of the Existing Antibodies and Existing Products conducted prior to, or being conducted on, the Execution Date have been and on the Execution Date are being conducted in accordance with applicable Laws (including Data Privacy and Security Laws) in all material respects.

10.6.16 Alector has provided or made available to GSK all material adverse information with respect to the safety and efficacy of the Licensed Antibodies of which Alector is aware, including all adverse information that has been reported to the applicable Regulatory Authorities.

10.6.17 There are no written complaints or notices, or any pending or, to Alector’s Knowledge, threatened audits, proceedings, investigations or claims conducted or asserted against Alector by any Government Authority regarding Alector’s collection or use of Personally Identifiable Information by or on behalf of Alector in the conduct of Clinical Studies of the Existing Product.

10.6.18 Prior to beginning any development of any Licensed Antibody or Licensed Product, each employee of Alector or its Affiliates were bound by non-disclosure and invention assignment obligations.

10.7 Existing Third Party Agreements.

Alector represents and warrants that, prior to the Execution Date, Alector has provided GSK with an opportunity to review complete and correct copies of the Existing Third Party Agreements (including any amendments thereof), except that portions of such Existing Third Party Agreements that do not pertain to a Licensed Product or Licensed Antibody may have been redacted. Such Existing Third Party Agreements remain in full force and effect as of the Execution Date and Alector has complied in all material respects with its obligations thereunder. Such Existing Third Party Agreements are the only agreements as of the Execution Date between Alector and any Third Party that impose an obligation to pay royalties to a Third Party based on sales of the Licensed Product in the Field. Alector is not in breach under any Existing Third Party Agreements, nor, to Alector’s Knowledge, is any counterparty thereto in breach of such Existing Third Party Agreement; and Alector will not during the Term, (a) knowingly commit any acts that would cause or permit termination of any Existing Third Party Agreements, or (b) amend or otherwise modify,

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

or knowingly permit to be amended or modified, any Existing Third Party Agreements in any way that would conflict with the rights granted to GSK hereunder without prior written consent of GSK.

10.8 No Warranties.

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY, AND EACH PARTY HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO THE LICENSED ANTIBODIES AND THE LICENSED PRODUCTS. EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION OF THE LICENSED PRODUCTS PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL OR THAT ANY PARTICULAR SALES LEVEL WITH RESPECT TO THE PRODUCTS WILL BE ACHIEVED.

10.9 No Debarment.

10.9.1 Each Party represents and warrants that, as of the Execution Date, neither it nor any of its employees nor to its Knowledge, any of the agents performing hereunder, has ever been, is currently, or is the subject of a proceeding that could lead to it or such employees or agents becoming, as applicable, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual. For purposes of this provision, the following definitions shall apply:

(a) A “Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from providing services in any capacity to a Person that has an approved or pending drug or biological product application.

(b) A “Debarred Entity” is a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or affiliate of a Debarred Entity.

(c) An “Excluded Individual” or “Excluded Entity” is (i) an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services, or (ii) is an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA).

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(d) A “Convicted Individual” or “Convicted Entity” is an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 21 U.S.C. §335a (a) or 42 U.S.C. §1320a - 7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible.

10.10 Compliance with Anti-Corruption Laws.

10.10.1 Notwithstanding anything to the contrary in the Agreement, each Party hereby agrees that:

(a) it shall not, in the performance of this Agreement, perform any actions that are prohibited by local and other anti-corruption laws (including the provisions of the U.S. Foreign Corrupt Practices Act, collectively “Anti-Corruption Laws”) that is applicable to such Party; and

(b) it has not and shall not, in connection with the performance of this Agreement, directly or indirectly, make any payment, or offer or transfer anything of value, or agree, authorize or promise to make any payment or offer or transfer anything of value, to a Government Official, to any political party or any candidate for political office or to any other Third Party related to the transaction with the purpose of influencing decisions related to either Party and/or its business in a manner that would violate Anti-Corruption Laws. For the purpose of this Agreement, “Government Official” (where ‘government’ means all levels and subdivisions of governments, i.e. local, regional, national, administrative, legislative, executive, or judicial, and royal or ruling families) means: (a) any officer or employee of a government or any department, agency or instrumentality of a government (which includes public enterprises, and entities owned or controlled by the state); (b) any officer or employee of a public international organization such as the World Bank or United Nations; (c) any officer or employee of a political party, or any candidate for public office; (d) any person defined as a government or public official under applicable local laws (including anti-bribery and corruption laws) and not already covered by any of the above; and/or; (e) any person acting in an official capacity for or on behalf of any of the above. “Government Official” shall include any person with close family members who are Government Officials (as defined above) with the capacity, actual or perceived, to influence or take official decisions affecting either Party’s business.

10.10.2 Either Party shall be entitled to terminate this Agreement immediately on written notice to the other Party, if such other Party fails to comply with this Section 10.10.

10.11 Insurance.

10.11.1 Beginning at the time any Licensed Product is being distributed, sold or Commercialized, Alector will secure and maintain in full force and effect adequate insurance coverage against its liabilities under this Agreement including commercial general liability in an amount not less than [***] per occurrence and annual aggregate and product liability insurance in

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

an amount not less than [***] per occurrence and annual aggregate. Prior to the initiation of any Clinical Study by Alector, Alector shall secure and maintain in full force and effect clinical trial insurance in compliance with applicable Law in those territories where Clinical Studies are conducted. Upon written request, Alector shall provide the other with a certificate of insurance evidencing the required coverage. Notwithstanding the foregoing, Alector may self-insure, in whole or in part, the insurance requirements described above, provided that Alector is and continues to be investment grade determined by reputable and accepted financial rating agencies.

10.11.2 GSK shall maintain, at its cost, insurance or self-insurance with respect to liabilities and other risks associated with its activities and obligations under this Agreement, including its indemnification obligations herein, in such amounts and on such terms as are customary for prudent practices for large companies in the pharmaceutical industry for the activities to be conducted by GSK under this Agreement. GSK shall furnish to Alector evidence of such insurance or self-insurance, upon reasonable request.

10.11.3 Notwithstanding the foregoing, either Party’s failure to maintain adequate insurance shall not relieve that Party of its obligations set forth in this Agreement.

10.12 Data Privacy and Security.

Each Party covenants that it will comply with all applicable Data Security and Privacy Laws in its performance of its obligations under this Agreement, in all material respects. The Parties shall enter into a written agreement governing Personally Identifiable Information prior to exchanging any Personally Identifiable Information under this Agreement including, in the case of an transfers of Personal Data outside the EEA, the Standard Contractual Clauses and/or other required measures under applicable Law to safeguard such Personal Data.

10.13 Post-Closing Covenants.

After the Execution Date and during the Term, Alector shall not, and shall cause its Affiliates not to, without the prior written consent of GSK:

(a) enter into any agreement with any Third Party, whether written or oral, with respect to, or otherwise assign, transfer, license or convey its right, title or interest in or to the Alector Intellectual Property in a manner that creates a material conflict with the rights granted by Alector to GSK under this Agreement; and

(b) (i) sell, out-license, grant a security interest over or otherwise encumber or dispose of any assets or rights relating to any Licensed Antibody or Licensed Product, in a manner that creates a material conflict with the rights granted by Alector to GSK under this Agreement or (ii) amend any agreements, licenses or other rights of Alector or any of its Affiliates, including, for clarity, any Existing Third Party Agreements in a manner that creates a material

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

conflict with the rights granted by Alector to GSK under this Agreement, without GSK’s prior written consent.

ARTICLE XI
INDEMNIFICATION

11.1 General Indemnification By Alector.

Alector shall indemnify and hold harmless GSK, its Affiliates and their respective directors, officers, employees and agents (collectively, the “GSK Indemnified Parties”), from, against and in respect of any and all Actions, damages, losses, liabilities, costs (including costs of investigation, defense), fines, penalties, Government Orders, taxes, expenses or amounts paid in settlement (in each case, including reasonable attorneys’ and experts fees and expenses), resulting from a claim or Action of a Third Party or Governmental Authority (collectively, “Losses”), incurred or suffered by the GSK Indemnified Parties or any of them as a result of, arising out of or directly or indirectly relating to: [***].

11.2 General Indemnification By GSK.

GSK shall indemnify and hold harmless Alector, its Affiliates and their respective directors, officers, employees and agents (collectively, the “Alector Indemnified Parties”), from, against and in respect of any and all Losses incurred or suffered by the Alector Indemnified Parties or any of them as a result of, arising out of or directly or indirectly relating to: [***].

11.3 Product Liability Costs.

Except with respect to such portion (if any) of Product Liability Costs that are Losses entitled to indemnification under clause (ii) of Section 11.1 or clause (ii) of Section 11.2, all Product Liability Costs reasonably allocable to (a) Development of Cost Profit Sharing Products under the GDP, (b) Commercialization of a Cost Profit Sharing Product (other than for any Opt Out Products) in the United States, or (c) Manufacturing activities in support of the activities within clauses (a) or (b) (the “Shared Product Liability Costs”) prior to expiration or termination of the Term shall be taken into account in determining Pre-Tax Profit or Loss as, and to the extent, provided in the Financial Exhibit.

11.4 Claims for General Indemnification.

11.4.1 Notice. A person entitled to indemnification under Sections 11.1 or 11.2 (an “Indemnified Party”) shall give prompt written notification to the person from whom indemnification is sought (the “Indemnifying Party”) of the commencement of any action, suit or proceeding relating to a Third Party claim for which indemnification may be sought (each, a “Claim”) or, if earlier, upon the assertion of any such Claim by a Third Party; provided, however, failure by an Indemnified Party to give notice of a Claim as provided in this Section 11.4.1 shall

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

not relieve the Indemnifying Party of its indemnification obligation under this Agreement, except and only to the extent that such Indemnifying Party is actually prejudiced as a result of such failure to give notice.

11.4.2 Defense. Within [***] [***] after delivery of a notice of any Claim in accordance with Section 11.4.1, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense. The Party not controlling such defense may participate therein at its own expense.

11.4.3 Cooperation. The Party controlling the defense of any Claim shall keep the other Party advised of the status of such Claim and the defense thereof and shall reasonably consider recommendations made by the other Party with respect thereto. The other Party shall cooperate fully with the Party controlling such defense and its Affiliates and agents in defense of the Claim (all Out-of-Pocket Costs of such cooperation to be borne by the Party controlling such defense).

11.4.4 Settlement. The Indemnifying Party shall not agree to any settlement of such Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld.

11.5 Conduct of Product Liability Claims.

11.5.1 Each of the Parties shall promptly notify the other in the event that any Third Party asserts or files any product liability Claim or other Action relating to alleged defects in the Licensed Product (whether design defects, manufacturing defects or defects in sales or marketing) (“Third Party Product Liability Action”) against such Party. In the event of a Third Party Product Liability Action against such a single Party, the unnamed Party shall have the right, in the unnamed Party’s sole discretion, to join or otherwise participate in such legal action with legal counsel selected by the unnamed Party and reasonably acceptable to the named Party. The Party named in such Third Party Product Liability Action shall have the right to control the defense of the action, but shall notify and keep the unnamed Party apprised in writing of such action and shall consider and take into account the unnamed Party’s reasonable interests and requests and suggestions regarding the defense of such action. In the event of a Third Party Product Liability Action against both Parties, the Parties shall mutually agree upon which Party shall control the response to such Third Party Product Liability Action.

11.5.2 The non-controlling Party of a Third Party Product Liability Action shall reasonably cooperate with the controlling Party in the preparation and formulation of a defense to such Third Party Product Liability Action, and in taking other steps reasonably necessary to respond to such Third Party Product Liability Action. The controlling Party shall have the sole

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

and exclusive right to select its counsel for the defense to such Third Party Product Liability Action. If required under applicable Law in order for the controlling Party to maintain a suit in response to such Third Party Product Liability Action, the non-controlling Party shall join as a party to the suit. The controlling Party shall assume and pay all of its own Out-of-Pocket Costs incurred in connection with any litigation or proceedings related to such Third Party Product Liability Action, including the fees and expenses of the counsel selected by it, as well as the Out-of-Pocket Costs of the non-controlling Party associated with providing assistance requested by the controlling Party or joining the suit if requested by the controlling Party or required to maintain the suit. The non-controlling Party shall also have the right to participate and be represented in any such suit by its own counsel at its own expense. All Out-of-Pocket Costs and FTE Costs incurred in connection with any litigation or proceeding related to such Third Party Product Liability Action arising from (a) Development of Licensed Antibodies or Licensed Products under the GDP, (b) Commercialization of Licensed Products (other than for any Opt Out Products) in the U.S., or (c) Manufacturing activities in support of the foregoing clauses (a) or (b) shall be taken into account in determining Pre-Tax Profit or Loss as a Shared Product Liability Cost, and to the extent, provided in the Financial Exhibit. The controlling Party shall not settle or compromise any Third Party Product Liability Action without the consent of the other Party, which consent shall not be unreasonably withheld.

ARTICLE XII
TERM AND TERMINATION

12.1 Term.

Unless terminated earlier in accordance with this ARTICLE XII, this Agreement shall remain in force for the period commencing on the Execution Date (subject to Section 14.16) and ending upon the later of (a) expiration of all payment obligations under this Agreement with respect to all Licensed Products in the Territory and (b) when no Licensed Products are being Developed or Commercialized (the “Term”). Upon the expiration of the Royalty Term and all other payment obligations for all Licensed Products with respect to a country the licenses and rights granted to GSK herein shall become non-exclusive fully-paid, royalty-free and irrevocable.

12.2 Termination For Material Breach.

12.2.1 Termination. Upon any material breach of this Agreement by a Party (the “Breaching Party”), the other Party (the “Non-Breaching Party”) may terminate this Agreement by providing [***] [***] written notice to the Breaching Party in the case of a breach of a payment obligation and [***] [***] written notice to the Breaching Party in the case of any other material breach, which notice shall, in each case (i) expressly reference this Section 12.2, (ii) reasonably describe the alleged breach which is the basis of such termination, and (iii) clearly state the Non-Breaching Party’s intent to terminate this Agreement if the alleged breach is not cured within the applicable cure period (“Termination Notice”). The termination shall become effective at the end of the notice period unless the Breaching Party cures such breach during such notice period,

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

provided that the Non-Breaching Party may, by notice to the Breaching Party, designate a later date for such termination in order to facilitate an orderly transition of activities relating to the Licensed Product. Notwithstanding the foregoing, if such breach (other than a payment breach), by its nature, is curable, but is not reasonably curable within the applicable cure period, then such cure period shall be extended if the Breaching Party provides a written plan for curing such breach to the Non-Breaching Party and uses Commercially Reasonable Efforts to cure such breach in accordance with such written plan, provided that no such extension shall exceed [***] [***] without the consent of the Non-Breaching Party.

12.2.2 [***]

12.2.3 [***]

12.3 [***]

12.4 Termination for Insolvency.

Either Party may terminate this Agreement upon the occurrence of one or more of the following:

12.4.1 immediately upon written notice to the other Party in the event the other Party initiates a voluntary proceeding under any applicable bankruptcy code; or

12.4.2 immediately upon written notice to the other Party in the event the other Party becomes the subject of an involuntary proceeding under any applicable bankruptcy code and such proceeding is not dismissed or stayed within [***] ([***]) [***] of its commencement.

12.5 Termination by GSK Unilaterally.

GSK may, upon [***] [***] prior written notice to Alector, unilaterally terminate this Agreement without cause, in which event this Agreement shall remain in full force and effect until the effective date of such termination.

12.6 Effects of Termination.

In the event of expiration or termination of this Agreement, the provisions of this Section 12.6 shall apply.

12.6.1 Accrued Obligations. Expiration or termination of this Agreement for any reason shall not release either Party from any obligation or liability which, at the time of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination.

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

12.6.2 Non-Exclusive Remedy. Notwithstanding anything herein to the contrary, expiration or termination of this Agreement by a Party shall be without prejudice to other remedies such Party may have at law or equity.

12.6.3 Survival. In the event of any expiration or termination of this Agreement, the provisions set forth in ARTICLE I, ARTICLE IX (excluding Section 9.5) and ARTICLE XI (provided however that Section 11.5 shall apply only for Third Party Product Liability Actions pertaining to activities during the Term) and Sections 2.6.1 (together with Sections 2.7, 2.8, 2.9, 13.1 and 13.3, in each case solely to the extent necessary to reconcile Development Costs, Pre-Tax Profit or Losses and royalties incurred or earned during the Term or, with respect to Pre-Tax Profit or Loss and royalties, the Agreement Wind-Down Period), 3.8, 3.10, 4.5.3 (solely with respect to the reporting and reconciliation of Development Costs incurred during the Term), 4.5.4 (to the extent necessary to reimburse Development Costs incurred during the Term), 4.7 (solely with respect to Patient Samples collected during the Term or in a co-funded On-Going Clinical Study pursuant to Section 12.6.12), 7.1, 7.3-7.4 (each with respect to Licensed Product sold by GSK or its Affiliates or Sublicensees during the Agreement Wind-Down Period), 7.5 (solely with respect to Net Sales for Licensed Products sold during the Term or during the Agreement Wind-Down Period), 7.6 (to the extent necessary to reconcile and reimburse any Development Costs incurred during the Term and reconcile and share any Pre-Tax Profit or Losses based on Allowable Expenses, Other Income or Net Sales incurred or earned during the Term or for Net Sales of Licensed Product by GSK or its Affiliates or Sublicensees during the Agreement Wind-Down Period), 7.9 (for the period set forth therein), 7.10-7.16, 8.1, 10.8, 12.6, 13.1, 13.4, 14.1, 14.3, 14.4, 14.6, 14.7, 14.8, 14.9, 14.10, 14.11, 14.14, and 14.15 and the Financial Exhibit (to the extent necessary to reconcile and share Pre-Tax Profit or Loss based on Allowable Expenses, Other Income or Net Sales incurred or earned during the Term or for Net Sales of Licensed Product by GSK or its Affiliates or Sublicensees during the Agreement Wind-Down Period), as well as any other Sections or defined terms referred to in such Sections or Articles or necessary to give them effect. Furthermore, any other provisions required to interpret the Parties’ rights and obligations under this Agreement shall survive to the extent required. Except as otherwise provided in this ARTICLE XII, all rights and obligations of the Parties under this Agreement, including any licenses granted hereunder, shall terminate upon expiration or termination of this Agreement for any reason.

12.6.4 Regulatory Filings and Data. GSK shall, to the extent permitted by applicable Law, assign and transfer (as soon as reasonably practicable) to Alector all Regulatory Filings and Regulatory Approvals for Licensed Products that are held or controlled by or under authority of GSK or its Affiliates or Sublicensees (unless such Sublicensees are to become Sublicensees of Alector in accordance Section 12.6.7) as of the effective date of termination, and shall take such actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights under such Regulatory Filings and Regulatory Approvals to Alector. GSK shall also (as soon as reasonably practicable) transfer control of and responsibility for maintaining the global safety database for Licensed Products to Alector, and Alector shall accept

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

such transfer and responsibility. GSK shall cause each of its Sublicensees to (as soon as reasonably practicable) transfer any such Regulatory Filings and Regulatory Approvals to Alector if this Agreement terminates. If applicable Law prevents or delays the transfer of ownership of any such Regulatory Filing or Regulatory Approvals to Alector, GSK shall grant, and does hereby grant, to Alector an exclusive and irrevocable right of access and reference to such Regulatory Filing and Regulatory Approvals, and shall reasonably cooperate to make the benefits of such Regulatory Filings and Regulatory Approvals available to Alector or its designee(s), provided that GSK shall not be obliged to maintain any such Regulatory Filing or Regulatory Approval or to provide reasonable cooperation to Alector beyond the date that is [***] [***] following the effective date of expiration or termination of this Agreement, provided such period may be extended provided that Alector reimburses GSK’s reasonable costs incurred in connection with such maintenance and cooperation during any such period. As soon as reasonably practicable after the effective date of termination (or, if reasonably requested by Alector after notice of termination), GSK shall provide or make available to Alector (in electronic form to the extent reasonably requested by Alector and available to GSK in such form) copies of: (i) all such Regulatory Filings and Regulatory Approvals; and (ii) of all Data and other Know-How in its or its Affiliate’s Control pertaining to any Licensed Antibody or Licensed Product, or the manufacture or use thereof, to the extent actually used in connection with a Licensed Antibody or Licensed Product during the Term (such Know-How, the “Reverted Know-How”).

12.6.5 Technology Licenses.

(a) GSK hereby grants, and shall cause its Affiliates to grant, to Alector, effective upon the effective date of termination, [***].

12.6.6 [***]

12.6.7 Sublicenses. GSK’s (and any of its Affiliates’) sublicenses to Third Parties with respect to Licensed Products shall, at the request of Alector, be assigned to Alector to the extent possible under the terms of the applicable sublicense and to the extent that the applicable sublicense solely relates to Licensed Products, subject to such Sublicensee’s prior written consent. In the event Alector does not request assignment of any such sublicense, or any of such Sublicensees does not consent to such assignment, or any such sublicenses do not solely relate to Licensed Products, then the rights of GSK’s Sublicensees with respect to Licensed Products under such sublicenses shall terminate concurrently with termination of GSK’s rights under this Agreement with respect to Licensed Products.

12.6.8 Marks and Domains. Effective upon the effective date of termination, GSK hereby assigns and shall cause to be assigned to Alector all worldwide rights in and to (i) any Product Trademarks and Product Related Materials specific to one or more Licensed Products that GSK or any of its Affiliates used in connection with Licensed Product(s), and (ii) all Internet domain names incorporating the applicable Product Trademark(s) or any variation or part of such Product Trademark(s) as its URL address or any part of such address. It is understood that such assignment

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

shall not include the name of GSK or any of its Affiliates, nor the corporate logo, service mark, or trademark for GSK or for any of its Affiliates as a corporate entity.

12.6.9 Return of Materials. Within [***] ([***]) [***] after the end of the Agreement Wind-Down Period or, to the extent there is not an Agreement Wind-Down Period, after termination of the Agreement, each Party shall destroy, and cause its Affiliates to destroy, all tangible items solely comprising, bearing or containing any Confidential Information of the other Party that are in such first Party’s or its Affiliates’ possession or control, and provide written certification of such destruction, or prepare such tangible items of Confidential Information for shipment to the other Party, as the other Party may direct, at the first Party’s expense, provided that such Party may retain one copy of such Confidential Information of the other Party for its legal archives. Each Party hereby agrees that, with respect to tangible items and materials that contain Confidential Information of the other Party and other information, such first Party and its Affiliates shall not use or disclose the Confidential Information of the other Party contained in such items and materials following the effective date of termination. Notwithstanding the foregoing, Alector shall be permitted to retain, use and disclose tangible items and materials containing Confidential Information of GSK or its Affiliate that are necessary or useful to practice any GSK Intellectual Property that is licensed to Alector pursuant to Section 12.6.5.

12.6.10 Post-Termination Shared Product Liability Costs. In the event a Party or any of its Affiliates incurs any Shared Product Liability Costs described in Section 11.3 after the Term and after the final reconciliation of Pre-Tax Profit or Loss under Section 7.5 in accordance with Reconciliation Procedures and the Financial Exhibit, which Shared Product Liability Costs are attributable to sales or other activities under this Agreement for a Cost Profit Sharing Product for the United States prior to expiration or termination of the Term, each Party shall be responsible for [***] of such Shared Product Liability Costs (but only to the extent attributable to sales or other activities under this Agreement for a Cost Profit Sharing Product for the United States prior to expiration or termination of the Term). Each Party will promptly pay the other Party its share of any such Shared Product Liability Costs after receipt of detailed supporting documentation evidencing such Shared Product Liability Costs.

12.6.11 Transition; Manufacturing; Inventory. GSK agrees, and agrees on behalf of its Affiliates, to reasonably cooperate with Alector and its designee(s) to facilitate a smooth, orderly and prompt transition of the program and activities with respect to Licensed Antibodies and Licensed Products, including any ongoing Development, Manufacturing and Commercialization of Licensed Antibodies or Licensed Products to Alector or its designee(s). If GSK or its Affiliate Manufactured any Licensed Antibody or Licensed Product, or component of either of the foregoing or other material used for the Manufacture of Licensed Antibody or Licensed Product, at the time of termination, then GSK (or its Affiliate) shall continue to provide for manufacturing of such Licensed Antibody, Licensed Product, component and material for Alector, [***] from the date of notice of such termination until such time as Alector is able, using Commercially Reasonable Efforts to do so, to secure an acceptable alternative commercial

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

manufacturing source from which sufficient quantities of such Licensed Antibody, Licensed Product, component and material may be procured and legally sold throughout the United States and OUS Territory, but in any event no longer than [***] [***] (or in the case of termination by GSK under Section 12.2 above for Alector’s breach, [***] [***]) after the effective date of termination. If a Manufacturing Subcontractor Manufactures a Licensed Antibody or Licensed Product, or component of either of the foregoing or other material used for the Manufacture of Licensed Antibody or Licensed Product, on GSK’s or its Affiliate’s behalf at the time of termination, upon request of Alector GSK shall use Commercially Reasonable Efforts to transfer the applicable Manufacturing Subcontract to Alector on or promptly after the effective date of termination or Wind-Down Period, as applicable, and until such transfer shall cooperate fully to make the benefits of such Manufacturing Subcontract available to Alector or its designee(s). GSK shall as soon as reasonably practicable after the effective date of termination or Wind-Down Period, as applicable, transfer to Alector, or its designee, all applicable cell banks used for the Manufacture of Reverted Products (subject to any Third Party agreements and Alector’s payments there under for any transfer or use of such cell banks), Licensed Antibodies and Licensed Products, or component of either of the foregoing and other material (including reference standards) used for the Manufacture of Licensed Antibody or Licensed Product.

To the extent the Manufacture of Licensed Antibody or Licensed Product requires the use of GSK Manufacturing Know-How, Alector shall not transfer such GSK Manufacturing Know-How to a CMO (other than an Approved CMO) without the prior written approval of GSK, such approval not to be unreasonably withheld, delayed or conditioned.

12.6.12 On-Going Clinical Study. In the event that any Clinical Study with respect to Licensed Products has been Initiated and is on-going as of the effective date of any termination of this Agreement (each, an “On-Going Clinical Study”), GSK shall continue to fund GSK’s share of Development Costs (or, with respect to an On-Going Clinical Study the costs of which are not shared as Development Costs, continue to fund all costs) with respect to such On-Going Clinical Study through completion, provided that to the extent such On-Going Clinical Study is being conducted under the GDP, GSK’s funding obligation for such On-Going Clinical Study would not exceed GSK’s share of Development Costs for such On-Going Clinical Study budgeted in the Development Budget existing as of such termination of this Agreement. In addition, if there are any On-Going Clinical Studies being conducted by or under authority of GSK or its Affiliate at the time of notice of termination, GSK agrees, as Alector may request, to (A) promptly transition to Alector or its designee some or all of such On-Going Clinical Studies and the activities related to or supporting such trials, (B) continue to conduct such On-Going Clinical Studies for a period requested by Alector up to a maximum of [***] ([***]) [***] after the effective date of such termination, or (C) terminate such On-Going Clinical Studies in a manner consistent with applicable Laws; provided, however, that in the event that [***] reasonably determines that an On-Going Clinical Study being run by GSK or its Affiliate would pose an unacceptable safety risk for subjects participating in such On-Going Clinical Study, then GSK shall not be obligated to continue such Clinical Study and GSK shall provide Alector with a full explanation of the safety

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

issue concern and, if requested by Alector, reasonable documentation thereof and such additional information as may be necessary to permit Alector to fully understand and assess the safety issue raised by [***].

12.6.13 Commercialization Wind-Down. On a country-by-country basis, GSK agrees, and agrees on behalf of its Affiliates, to reasonably cooperate with Alector and its designee(s) to facilitate a smooth, orderly and prompt transition of the Commercialization of Licensed Product already commercially launched in a country as of the effective date of termination (“Launched Products”) to Alector or its designee(s). If requested by Alector, to the extent permitted by applicable Law and Regulatory Approvals, GSK and its Affiliates and Sublicensees shall continue to distribute and sell, in each case on an exclusive basis, Launched Products in such country, in accordance with the terms and conditions of this Agreement, for a period requested by Alector not to exceed [***] [***] from the effective date of such termination (the “Agreement Wind-Down Period”), provided that Alector may terminate such activities during the Agreement Wind-Down Period upon [***] [***] notice to GSK, and in any case, GSK shall not be obligated to continue promoting the Licensed Product after the effective date of such termination. If Alector requests that GSK and its Affiliates and Sublicensees distribute and sell the Launched Products in a country during the Agreement Wind-Down Period, GSK and its Affiliates and Sublicensees shall have the exclusive right to sell and distribute Licensed Product during the Agreement Wind-Down Period solely to perform such distribution and sale with respect to Launched Products in such country. For the avoidance of doubt, the Parties’ obligations under Sections 3.5 and 3.6 shall terminate. Any Licensed Products sold or disposed of in a country and during the period that GSK or its Affiliates or Sublicensees are continuing to sell Licensed Products in accordance with this Section 12.6.13 during the Agreement Wind-Down Period shall be subject to the applicable payments under this Agreement. After the Agreement Wind-Down Period, GSK and its Affiliates and Sublicensees shall no longer have a right to sell Licensed Products in the applicable countries hereunder, provided that GSK, subject to the following sentence, shall have the right to sell off its remaining inventory of Licensed Product. Prior to or following expiration of the Agreement Wind-Down Period, Alector shall have the right to purchase, and GSK shall sell to the extent requested by Alector, all inventory of the Licensed Antibodies and Licensed Products, and component of either of the foregoing and other material used for the Manufacture of Licensed Antibody or Licensed Product, then owned by and in the possession of GSK or its Affiliates (or owned by GSK or its Affiliate and it the possession of a CMO) at a price equal to [***], taking into account the portion, if any, of such Supply Costs for such inventory previously shared by Alector under this Agreement. GSK shall grant, effective on the date of such purchase, a royalty-free right and license to use any trademarks, names, and logos of GSK appearing on such inventory of the applicable Licensed Products for a period of [***] ([***]) [***] solely to permit the orderly sale of such inventory, subject to Alector meeting reasonable quality control standards imposed by GSK on the use of such trademarks, names, and logos, which will be consistent with the standards used by GSK prior to such termination. To the extent that applicable Law or Regulatory Approvals prevent the foregoing, the Parties agree to

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

reasonably cooperate to establish and implement an alternative mechanisms to facilitate a smooth, orderly and prompt transition of the Commercialization of Launched Products.

ARTICLE XIII
DECISION-MAKING; DISPUTE RESOLUTION

13.1 Referral to Executive Officers.

If the JSC does not resolve or approve any matter properly referred to it or otherwise within the scope of its authority within [***] ([***]) [***] after the JSC begins considering such matter, either Party may refer the matter to the Parties’ Executive Officers for attempted resolution. If, after discussing the matter in good faith and attempting to find a mutually satisfactory resolution to the issue, the Executive Officers fail to come to unanimous agreement within [***] ([***]) [***] after the date on which the matter is referred to the Executive Officers (unless a longer period is agreed to by the Parties), then, (i) with respect to disputes or decisions regarding matters described in Section 13.3.1 (other than Section 13.3.1(d)), the provisions set forth in Section 13.3 shall apply, (ii) with respect to disputes or decisions regarding matters described in Section 13.3.1(d), neither Party shall have final decision-making authority and the Parties shall continue to undertake activities consistent with the terms of this Agreement and, if applicable, the then-current applicable plan or budget and (iii) with respect to all other disputes or decisions, neither Party shall have final decision-making authority and unless and until such matter is resolved in accordance with Section 13.4, and the Parties shall continue to undertake activities consistent with the terms of this Agreement and the then-current applicable plan or budget. For the avoidance of doubt, any decision that is specified in this Agreement to be made by either Party, or by agreement of both Parties, (i.e., rather than by or through the JSC, JDC, JCC or a Working Group) shall not be subject to resolution pursuant Section 13.3 or Section 13.4, but may be referred to the Executive Officers in accordance with this Section 13.1.

13.2 Decisions to Terminate or Suspend a Study Based on Safety Concerns.

13.2.1 Right of Sponsor. The Party sponsoring or controlling any Clinical Study of a Licensed Antibody or Licensed Product (the “Sponsor”) may terminate or suspend such Clinical Study, without the approval or consent of the JDC, JSC or other Party, if (i) a Regulatory Authority or safety data review board for such Clinical Study has required such termination or suspension or (ii) if the Sponsor believes in good faith that such termination or suspension is warranted because of safety or tolerability risks to the study subjects. In either case, the Sponsor shall promptly notify the other Party (the “Non-Sponsor”) of such termination or suspension, and shall use reasonable efforts to notify and consult with the Non-Sponsor prior to taking such action.

13.2.2 Right of Non-Sponsor. If the Non-Sponsor of any Clinical Study of a Licensed Antibody or Licensed Product believes in good faith that termination or suspension of such Clinical Study is warranted because of safety or tolerability risks to the study subjects, then the Non-Sponsor shall so notify the Sponsor and the Parties shall discuss the Non-Sponsor’s concerns

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

in good faith to determine whether to terminate, suspend, modify or continue such Clinical Study. If the Parties are unable to reach agreement with respect to whether to terminate, suspend, modify or continue such Clinical Study, the matter shall be resolved by the JSC.

13.3 Resolution of Certain Disputes.

13.3.1 Application to Certain Disputes. The provisions of this Section 13.3 shall apply with respect to any matter within the Joint Committees’ authority that falls within the scope of Sections 13.3.1(a), 13.3.1(b), 13.3.1(c) or 13.3.1(d) below that has not been resolved within the [***] ([***]) [***] period following referral to Executive Officers described in Section 13.1.

(a) Expert Dispute. The following matters shall be resolved by an Expert pursuant to Section 13.3.2 (each, an “Expert Dispute”): [***].

(b) Alector Final Decision. Subject to Section 2.8.3, Alector shall be entitled to make the final decision with respect to the following matters to the extent within the authority of the JSC (except to the extent such matter is provided in Section 13.3.1(a) to be an Expert Dispute or such matter is listed in Section 13.3.1(d)): [***].

(c) GSK Final Decision. Subject to Section 2.8.3, GSK shall be entitled to make the final decision with respect to the following matters to the extent within the authority of the JSC (except to the extent such matter is provided in Section 13.3.1(a) to be an Expert Dispute or such matter is listed in Section 13.3.1(d)): [***].

(d) Neither Party with Final Decision. Notwithstanding the foregoing or anything to the contrary in this Agreement, neither Party may make the final decision with respect to the following matters (and such matters shall not be resolved pursuant to Section 13.3.2 or Section 13.4): [***].

13.3.2 [***]

13.4 Arbitration.

13.4.1 With the exception of those matters subject to determination as provided in Sections 2.8.2, or 13.3, any dispute, claim or controversy arising from or related in any way to this Agreement or the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this Agreement by fraud or otherwise, and further including any such controversy or claim involving the parent company, subsidiaries, or affiliates under common control of any Party (“Dispute”), shall first be referred to the Executive Officers in accordance with Section 13.1, and if it has not been resolved within the time specified in Section 13.1, will be submitted for final, binding resolution through arbitration administered by the International Chamber of Commerce pursuant to the ICC Arbitration Rules, except where those rules conflict with these provisions, in which case these provisions control. The seat of the arbitration will be

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

New York, NY, without prejudice to the arbitrators’ authority to hold any meetings or hearings in any place that is convenient to them and to the parties and in accordance with the ICC Arbitration Rules.

13.4.2 To the extent a Dispute does not involve claims exceeding USD [***], then the arbitration shall be conducted by a single arbitrator. If the Parties are unable to agree on an arbitrator within [***] ([***]) [***] of the filing of the Answer to the Request for Arbitration or the Answer to the Notice of Counterclaims (as may be applicable), then the arbitrator shall be appointed by the International Court of Arbitration pursuant to the ICC Arbitration Rules.

13.4.3 When a Dispute involves claims that exceed USD [***], then the arbitration shall be conducted by a three-member tribunal. Each party shall be entitled to appoint a neutral and impartial co-arbitrator in accordance with the ICC Arbitration Rules. The third arbitrator, who will act as president of the arbitral tribunal, shall be appointed by agreement of the co-arbitrators, in consultation with the parties, except that if such appointment does not occur within [***] ([***]) [***] of the confirmation of the co-arbitrators’ appointments, then the appointment shall be made by the International Court of Arbitration pursuant to the ICC Arbitration Rules.

13.4.4 The Parties agree that they shall share equally the costs of the arbitration, including but not limited to the arbitrator’s or tribunal’s fees and costs, any administrative costs incurred during the arbitration and the fees and costs of any experts appointed by the arbitrator tribunal. Each Party shall bear its own costs and attorneys’ and witnesses’ fees and associated costs and expenses.

13.4.5 Settlement negotiations, including any statements made therein, shall not be admissible during the arbitration under any circumstances. Affidavits prepared for purposes of the an arbitration hearing also shall not be admissible. As to all other matters, the arbitrator or tribunal shall have sole discretion regarding the admissibility of any evidence in accordance with the ICC Arbitration Rules.

13.4.6 Except as necessary for enforcement of the final award, or as required by law, the existence of the Dispute, any settlement negotiations, the arbitration proceedings, any submissions (including exhibits, testimony, proposed rulings, and briefs), and all decisions by the arbitrator or tribunal shall be deemed to be Confidential Information of both Parties. The arbitrator or tribunal shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

13.4.7 All arbitration proceedings shall be conducted in the English language.

13.4.8 Each Party shall have the right to be represented by counsel in all aspects of any arbitration proceeding.

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

13.4.9 In any event, the Parties shall endeavor in good faith to complete any arbitration under this Section 13.4 within [***] [***] following the initiation of such arbitration.

13.4.10 Any award of the arbitrator or tribunal may be entered in any court of competent jurisdiction for a judicial recognition of the decision and applicable orders of enforcement, and each Party may apply to any court of competent jurisdiction for appropriate temporary injunctive relief to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration, in each case pending resolution of any arbitration proceeding. Without limiting the foregoing, the Parties consent to the jurisdiction of the Federal District Court for the district in which the arbitration is seated for the enforcement of these provisions and the entry of judgment on any award rendered hereunder.

13.4.11 EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL BY JURY OF ANY ISSUE WITHIN THE SCOPE OF THE AGREEMENT TO ARBITRATE AS SET FORTH IN SECTION 13.4.1.

ARTICLE XIV
MISCELLANEOUS

14.1 Assignment; Successors.

Neither Party shall assign this Agreement or any of its rights or duties hereunder without the prior written consent of the other Party; provided, however, that no such consent shall be required with respect to any such assignment, (a) to an Affiliate, (b) solely in respect of Opt Out Products or Licensed Products in the OUS Territory, to a Third Party in connection with a royalty factoring transaction or (c) to a Third Party that acquires all or substantially all of the business or assets of such Party (whether by merger, reorganization, acquisition, sale or otherwise). The assigning Party shall provide the other Party prompt written notice of any such assignment. No assignment of this Agreement shall be valid and effective unless and until the assignee agrees in writing to be bound by the terms and conditions of this Agreement. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the Parties. Any assignment of this Agreement not in accordance with this Section 14.1 shall be null and void.

14.2 Alector Change of Control.

In the event of the occurrence of an Alector Change of Control during the Term, the following provisions of this Section 14.2 shall apply.

14.2.1 Certain Terms Regarding Intellectual Property and Competing Products. All Alector Intellectual Property Controlled by Alector immediately prior to such Alector Change of Control shall continue to be Alector Intellectual Property for purposes of this Agreement. Patents and Know-How that were owned or controlled by the entity acquiring Alector or the Acquirer’s Affiliates prior to such Alector Change of Control (collectively, the “Acquirer”) shall not be

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

included within the Alector Intellectual Property. Additionally: [***].

14.2.2 Protective Procedures. The Parties shall adopt reasonable operating procedures to be established by the JSC to prevent competitively sensitive Confidential Information of one Party from being disclosed to or used by the other Party.

14.2.3 Alector Representatives. Alector’s rights with respect to Alector Representatives’ participation in GSK’s strategic planning for and observation of implementation of Commercialization of Cost Profit Sharing Products in the OUS Territory shall terminate.

14.2.4 [***]

14.2.5 Definition. As used herein, “Alector Change of Control” means (a) completion of a merger, reorganization, amalgamation, arrangement, share exchange, consolidation, tender or exchange offer, private purchase, business combination, recapitalization or other transaction involving Alector as a result of which either (1) the stockholders of Alector immediately preceding such transaction hold less than [***] of the outstanding shares, or less than [***] of the outstanding voting power, respectively, of the ultimate company or entity resulting from such transaction immediately after consummation thereof (including a company or entity which as a result of such transaction owns the then outstanding securities of Alector or all or substantially all of Alector’s assets, including Alector’s assets related to the Licensed Antibodies and Licensed Products, either directly or through one or more subsidiaries), or (2) any single Third Party person or group (within the meaning of the U.S. Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect, referred to as a “Group”) holds [***] or more of the outstanding shares or voting power of the ultimate company or entity resulting from such transaction immediately after the consummation thereof (including a company or entity which as a result of such transaction owns the then outstanding securities of Alector or all or substantially all of Alector’s assets either directly or through one or more subsidiaries); (b) the direct or indirect acquisition (including by means of a tender offer or an exchange offer) by any Third Party person or Group of beneficial ownership (within the meaning of the U.S. Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect), or the right to acquire beneficial ownership, or formation of any Third Party Group which beneficially owns or has the right to acquire beneficial ownership, of [***] or more of either the outstanding voting power or the then outstanding shares of Alector, in each case on a fully diluted basis; (c) individuals who, as of the date hereof, constitute the Board of Directors of such company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of such company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by such company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors of such company; (d) the adoption of a plan

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

relating to the liquidation or dissolution of Alector, other than in connection with a corporate reorganization (without limitation of clause (a), above); (e) the sale or disposition to a Third Party of all or substantially all the assets of Alector (determined on a consolidated basis), including Alector’s assets related to the Licensed Antibodies and Licensed Products; or (f) the sale or disposition to a Third Party of assets or businesses that constitute [***] or more of the total revenue or assets of Alector (determined on a consolidated basis), including Alector’s assets or business related to the Licensed Antibodies and Licensed Products.

14.3 Choice of Law.

This Agreement and any Dispute shall be governed by and interpreted under, and any court action in accordance with Section 14.9 shall apply, the laws of the State of New York excluding: (i) its conflicts of laws principles; (ii) the United Nations Conventions on Contracts for the International Sale of Goods; (iii) the 1974 Convention on the Limitation Period in the International Sale of Goods (the “1974 Convention”); and (iv) the Protocol amending the 1974 Convention, done at Vienna April 11, 1980.

14.4 Notices.

Any notice or report required or permitted to be given or made under this Agreement by one of the Parties to the other shall be in writing and shall be deemed to have been delivered upon personal delivery or (i) in the case of notices provided between Parties in the continental United States, four days after deposit in the mail or the Business Day next following deposit with a reputable overnight courier and (ii) in the case of notices provided by electronic transmission (which notice shall be followed immediately by an additional notice pursuant to clause (i) above if the notice is of a default hereunder), upon confirmation of receipt by the recipient, address to the Parties at their respective addresses as follows (or at such other addresses as may have been furnished in writing by one of the Parties to the other as provided in this Section 14.4):

If to Alector:	Alector, Inc. 131 Oyster Point Blvd, Ste 600 South San Francisco, CA 94080 Attention: General Counsel
With a copy to: (which shall not constitute notice)	Wilson Sonsini Goodrich & Rosati 650 Page Mill Road Palo Alto, California 94304 Attention: Kenneth A. Clark and Matt Wiltermuth

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

If to GSK:	GlaxoSmithKline 259 E Grand Ave Fifth Floor, Suite 1 San Francisco, CA 94080 Attn: SVP & Head R&D Business Development

With a copy to: (which shall not constitute notice)	GlaxoSmithKline 980 Great West Road Brentford, Middlesex TW8 9GS United Kingdom Attn: VP & Head of Legal Business Development & Corporate

14.5 Severability.

If, under applicable Law, any provision of this Agreement is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (such invalid or unenforceable provision, a “Severed Clause”), it is mutually agreed that this Agreement shall endure except for the Severed Clause. The Parties shall consult one another and use their reasonable efforts to agree upon a valid and enforceable provision that is a reasonable substitute for the Severed Clause in view of the intent of this Agreement. In the event a Party seeks to avoid a provision of this Agreement by asserting that such provision is invalid or otherwise unenforceable (or, in the case of Sections 3.5 or 3.6, illegal), Alector (in the event that GSK is the asserting Party) shall have the right to [***], and GSK (in the event that Alector is the asserting Party) shall have the right to [***].

14.6 Integration.

This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter of this Agreement and supersedes all previous agreements, whether written or oral. Notwithstanding the authority granted to the JSC, JDC, JCC and any Working Groups under this Agreement, this Agreement may be amended only in writing signed by authorized representatives of each of Alector and GSK. In the event of a conflict between the GDP or the U.S. Commercialization Plan, on the one hand, and this Agreement, on the other hand, the terms of this Agreement shall govern.

14.7 Waiver and Non-Exclusion of Remedies.

Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. Except as expressly set forth herein, the rights

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

and remedies provided herein are cumulative and do not exclude any other right or remedy provided by applicable Law or otherwise available.

14.8 Independent Contractors; No Agency.

Neither Party shall have any responsibility for the hiring, firing or compensation of the other Party’s employees or for any employee benefits. No employee or representative of a Party, including the Alector Sales Representatives, shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party’s written approval. Each Party is acting on its own behalf and has obtained its own legal, tax, and investment advice regarding the execution of this Agreement and the rights and obligations arising herein. The Parties shall not maintain joint bank accounts and shall not commingle funds. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, the Parties’ legal relationship under this Agreement shall be that of independent contractor.

14.9 Submission to Jurisdiction.

Each Party (i) submits to the jurisdiction of the state and federal courts sitting in New York, with respect to actions or proceedings arising out of or relating to this Agreement in which a Party brings an action in aid of arbitration, and (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and (iii) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court, other than an action or proceeding seeking injunctive relief or brought to enforce an arbitration ruling issued pursuant to Section 13.4. Each Party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. Each Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 14.4. Nothing in this Section 14.9, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law.

14.10 Execution in Counterparts; Facsimile Signatures.

This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument even if both Parties have not executed the same counterpart. Signatures provided by facsimile transmission shall be deemed to be original signatures.

14.11 No Consequential or Punitive Damages.

14.11.1 EXCEPT FOR (A) FRAUD OR WILLFUL MISCONDUCT, (B) A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE IX, OR SECTIONS 3.5 OR 3.6, TO THE EXTENT PERMITTED BY LAW, NEITHER PARTY HERETO NOR ANY OF

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ITS AFFILIATES WILL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE OR MULTIPLE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.

14.11.2 NOTHING IN THIS SECTION 14.11 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY WITH RESPECT TO THIRD PARTY CLAIMS.

14.12 Performance by Affiliates.

To the extent that this Agreement imposes obligations on Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations. Either Party may use one or more of its Affiliates to perform its obligations and duties hereunder, provided that such Party so notifies the other Party in writing and, further provided that such Party shall remain liable hereunder for the prompt payment and performance of all of its obligations hereunder.

14.13 Force Majeure.

If and to the extent that either Party is prevented, delayed or materially hindered by a Force Majeure Event from performing any of its obligations under this Agreement and promptly so notifies the other Party, specifying the matters constituting the Force Majeure Event, then the Party so affected shall be relieved of liability to the other for failure to perform or for delay in performing such obligations (as the case may be), but shall nevertheless use Commercially Reasonable Efforts to resume full performance thereof. The affected Party shall undertake Commercially Reasonable Efforts necessary to cure or to mitigate the effects of such Force Majeure Event.

14.14 Further Assurance.

Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement, in each case as requested by the other Party.

14.15 Construction.

The Section headings used herein are for reference and convenience only, and will not enter into the interpretation of this Agreement. References to Sections include subsections, which are part of the related Section. Except as otherwise explicitly specified to the contrary, (i) references to a Section, Article, Exhibit or Exhibit means a Section or Article of, or Exhibit to this Agreement and all subsections thereof, unless another agreement is specified; (ii) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rules or

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

regulations then in effect, in each case, including the then-current amendments thereto; (iii) words in the singular or plural form include the plural and singular form, respectively; (iv) unless the context requires a different interpretation, the word “or” has the inclusive meaning that is typically associated with the phrase “and/or”; (v) terms “including,” “include(s),” “such as,” and “for example” as used in this Agreement mean including the generality of any description preceding such term and will be deemed to be followed by “without limitation”; (vi) whenever this Agreement refers to a number of days, such number will refer to calendar days unless Business Days are specified; (vii) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement; (viii) all words used in this Agreement will be construed to be of such gender or number as the circumstances require; (ix) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Exhibits), and (x) neither Party or its Affiliates shall be deemed to be acting “on behalf of” the other Party hereunder, except to the extent expressly otherwise provided.

14.16 HSR Filings and Closing.

After the Execution Date, both Parties shall promptly, and in no less than [***] ([***]) [***], file the appropriate Notification and Report Forms for the consummation of this Agreement and the transactions contemplated hereby required under the Hart Scott Rodino Antitrust Improvements Act, as amended, and the rules and regulations promulgated thereunder (“HSR Act”). The Parties shall seek to obtain the expiration or early termination of the applicable waiting period under the HSR Act, and shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the United States’ Federal Trade Commission (“FTC”) and Department of Justice (“DOJ”) and shall comply promptly with any such inquiry or request; provided, however, neither Party shall be required to consent to the divestiture or other disposition of any of its assets or the assets of its Affiliates or to consent to any other structural or conduct remedy, and each Party and its Affiliates shall have no obligation to contest, administratively or in court, any ruling, order or other action of the FTC or DOJ or any Third Party with respect to the transactions contemplated by this Agreement. Each Party shall be responsible for paying its own costs and expenses (including legal and consultants’ fees) incurred in connection with obtaining clearance of the transactions contemplated hereby from the FTC and the DOJ, and the Parties shall share the filing fees incurred in connection with the filings required pursuant to the HSR Act with GSK paying [***] ([***]) thereof and Alector paying [***] ([***]) thereof. Each of the Parties hereto will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required filings or submissions and will cooperate in responding to any inquiry from the FTC or DOJ and to any requests for additional information at the earliest practicable date, including promptly informing the other Party of such inquiry, consulting in advance before making any presentations or submissions to the FTC or DOJ, and supplying each other with copies of all material correspondence, filings or communications between either party and either the FTC or DOJ with respect to this Agreement. Such information can be shared on an outside counsel basis or subject to other restrictions to the extent deemed necessary or advisable by counsel for the disclosing Party. To the extent practicable and as permitted by the FTC or DOJ, each Party hereto shall permit representatives of the other Party to participate in material substantive meetings (whether by

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

telephone or in person) with the FTC or DOJ. Neither Party shall commit to or agree with the FTC or DOJ to withdraw its filing and refile under the HSR Act without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary in this Agreement, this Agreement is binding upon the Parties as of the Execution Date to the extent permitted by the HSR Act, but the provisions of ARTICLE II through ARTICLE VIII (other than Sections 3.5, 3.6, 3.7, and 8.1), ARTICLE XII and Sections 13.1, 13.2, and 13.3, shall not take effect until the Effective Date. Notwithstanding any other provisions of this Agreement to the contrary, if the HSR Clearance Date has not occurred on or before the date that is [***] ([***]) [***] after the Parties make their respective HSR filings, then either Party may terminate this Agreement at any time thereafter. “HSR Clearance Date” means the date upon which the applicable waiting period under the HSR Act shall have expired or been terminated early.

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*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed by its authorized representative as of the Execution Date.

ALECTOR, INC.

By: /s/ Arnon Rosenthal____________________

Title: Arnon Rosenthal

GLAXO WELLCOME UK LIMITED

By: /s/ John Sadler____________________

Title: John Sadler

[Signature Page to Collaboration and License Agreement]

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.